                                       Filed Pursuant to Rule 424(b)(5)
                                       Registration Nos. 333-28811, 333-28811-01




PROSPECTUS
                      PROFFITT'S CREDIT CARD MASTER TRUST
      $180,000,000 CLASS A 6.50% ASSET BACKED CERTIFICATES, SERIES 1997-2 $ 20,000,000 CLASS B 6.69% ASSET BACKED CERTIFICATES, SERIES 1997-2

PROFFITT'S CREDIT CORPORATION                                 PROFFITT'S, INC.
TRANSFEROR                                                    SERVICER

                             ---------------------

    Each Class A 6.50% Asset Backed Certificate (collectively, the "Class A Certificates") and each Class B 6.69% Asset Backed Certificate (the "Class B Certificates" and together with the Class A Certificates, the "Offered Certificates") will represent an undivided interest in the Proffitt's Credit Card Master Trust (the "Trust") created pursuant to a master pooling and servicing agreement (the "Pooling and Servicing Agreement") by and among Proffitt's Credit Corporation, as transferor (in such capacity, the "Transferor" or "PCC"), Proffitt's, Inc., as servicer (the "Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), to be dated as of the Closing Date. Beneficial interests in the Offered Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof (the "Offering"). The Offered Certificates will be subject to optional early repurchase in the discretion of the Transferor upon satisfaction of certain conditions described herein. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Optional Repurchase; Final Payment of Principal; Termination." In addition, a Collateral Indebtedness Interest (as defined herein) having an initial principal amount of $21,000,000 will be issued to a third party purchaser in a separate private offering concurrently with the Offering and Class D Certificates (as defined herein) having an initial principal amount of $14,300,000 will be retained by the Transferor as part of Series 1997-2. The Collateral Indebtedness Interest and the Class D Certificates will be subordinated to the Offered Certificates as described herein and are not offered hereby. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of revolving consumer credit card accounts (the "Accounts") originated by Proffitt's, Inc. and its affiliates, all monies due or to become due in payment of the Receivables, and certain other property, as more fully described herein. The Trust is concurrently offering and selling in a private offering separate from this Offering one other Series of certificates, the Series 1997-1 Variable Funding Certificates, which will be issued as of the Closing Date. From time to time additional Series may be offered and sold in private or public offerings (the certificates of which will not be registered under the Registration Statement of which this Prospectus is a part). Each such future Series will evidence undivided interests in certain assets of the Trust and may have terms significantly different from the Offered Certificates. Each outstanding Series of certificates will rank pari passu with all other outstanding Series of certificates. The issuance of such other Series may affect the amount or timing of payments on the Offered Certificates. See "Risk Factors -- Issuance of Additional Series; Master Trust Considerations" and "Maturity Assumptions." The Transferor will own
                                               (Continued on the following page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE OFFERED CERTIFICATES. THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP.
                             ---------------------

THE OFFERED CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN, OR RECOURSE OBLIGATIONS OF, PROFFITT'S, INC., PROFFITT'S CREDIT CORPORATION OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED
    OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

===========================================================================================================================
                                                   PRICE TO                UNDERWRITING                PROCEEDS TO
                                                   PUBLIC(1)                 DISCOUNT                TRANSFEROR(1)(2)
---------------------------------------------------------------------------------------------------------------------------
Per Class A Certificate..................           99.887%                    0.30%                     99.587%
---------------------------------------------------------------------------------------------------------------------------
Per Class B Certificate..................           99.992%                    0.35%                     99.642%
---------------------------------------------------------------------------------------------------------------------------
Total....................................        $199,795,000                $610,000                  $199,185,000
===========================================================================================================================

(1) Plus accrued interest, if any, from August 21, 1997.
(2) Before deduction of expenses estimated to be $500,000.
                             ---------------------

    The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form on or about August 21, 1997, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System, against payment therefor in immediately available funds.

                    UNDERWRITERS OF THE CLASS A CERTIFICATES

NATIONSBANC CAPITAL MARKETS, INC.

                          BANCAMERICA SECURITIES, INC.
                                                               J.P. MORGAN & CO.

                    UNDERWRITER OF THE CLASS B CERTIFICATES

                       NATIONSBANC CAPITAL MARKETS, INC.
                             ---------------------

                                August 14, 1997

(Continued from cover)

the remaining undivided interest in the Trust not represented by the Offered Certificates, the Collateral Indebtedness Interest or the Class D Certificates or by other outstanding Series issued by the Trust. Such remaining interest will be represented by the Exchangeable Transferor Certificate. McRae's, Inc., a wholly-owned subsidiary of the Servicer, will act as the initial subservicer (the "Subservicer") for the Receivables.

     Interest will accrue on the Class A Certificates at a rate of 6.50% per annum. Interest will accrue on the Class B Certificates at a rate of 6.69% per annum. Interest with respect to the Offered Certificates will be distributed on the 15th day of each month (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"), commencing with the September 1997 Distribution Date. Principal on the Class A Certificates is scheduled to be paid in full on the August 2002 Distribution Date, but may be paid earlier or later under certain circumstances described herein. Principal on the Class B Certificates is scheduled to be paid in full on the September 2002 Distribution Date, but may be paid earlier or later under certain circumstances described herein. Principal on the Class B Certificates will not be paid until the Class A Certificates have been paid in full. See "Maturity Assumptions."

     The Class B Certificates will be subordinated to the Class A Certificates as described herein. The Collateral Indebtedness Interest and the Class D Certificates will be subordinated to the Class A Certificates and the Class B Certificates, as described herein. The Offered Certificates, the Collateral Indebtedness Interest and the Class D Certificates will also be entitled to the benefits of the funds, if any, on deposit in a Cash Collateral Account, as described herein. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Cash Collateral Account."

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

     THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THERE ARE RESTRICTIONS ON THE OFFER AND SALE OF SECURITIES IN THE UNITED KINGDOM. ALL APPLICABLE PROVISIONS OF THE FINANCIAL SERVICES ACT 1986 AND OTHER APPLICABLE LAWS AND REGULATIONS WITH RESPECT TO ANYTHING DONE BY ANY PERSON IN RELATION TO SECURITIES IN FORM OR OTHERWISE INVOLVING THE UNITED KINGDOM MUST BE COMPLIED WITH. SEE "UNDERWRITING."
                             ---------------------

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates (as defined herein) are issued (which will occur only in limited circumstances), monthly and annual servicer reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and the sole registered holder of the related Certificates, pursuant to the Pooling and Servicing Agreement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Owners of the beneficial interest in book-entry Certificates (the "Certificate Owners") will only receive such reports in accordance with the DTC Rules and the rules and policies of the DTC Participants. The Trustee and the Servicer will also make such reports available to the Certificateholders and Certificate Owners upon request. PCC is not required and does not intend to send any of its financial reports to Certificateholders or to the Certificate Owners. The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust, including the Monthly Servicer Reports, as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Reports to Certificateholders," "-- Evidence as to Compliance," "-- Book-Entry Registration" and "-- Definitive Certificates."

                             AVAILABLE INFORMATION

     The Transferor has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Offered Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such periodic reports, proxy statements and other information filed with the Commission by the Servicer with respect to the Trust can also be reviewed through the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") System which is publicly available through the Commission's Web Site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person, including any beneficial owner of the Offered Certificates, to whom a copy of this Prospectus is delivered, on the written or verbal request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents). Written requests for such copies should be directed to the Servicer, 3455 Highway 80 West, P.O. Box 20080, Jackson, Mississippi, 39289-0080. Telephone requests for such copies should be directed to (601) 968-4251.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed in this Prospectus may constitute forward-looking statements. Such forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of Proffitt's, Inc. (together with its subsidiaries, the "Company"), the Trust, the Accounts and the Receivables to be materially different from future results or performance expressed or implied by such statements. Cautionary statements regarding the risks associated with such forward-looking statements, include, without limitation, those statements included under "Risk Factors," "Composition of the Trust Portfolio -- Geographic Distribution" and elsewhere herein or incorporated by reference herein. Among others, factors that could adversely affect actual results and performance include local and regional economic conditions in the areas served by the Company, the level of consumer spending for apparel and other consumer goods, levels of consumer debt and bankruptcies, changes in interest rates, changes in buying, charging and payment behavior among the Company's customers, the effects of weather conditions on seasonal sales in the Company's market areas, competition among department and specialty stores, changes in merchandise mixes, site selection and related traffic and demographic patterns, best practices and merchandising, inventory management and turnover levels, realization of planned synergies and cost savings, and the Company's ability to integrate recent and potential future acquisitions. See "Risk Factors -- Forward-Looking Statements."

     All written or verbal forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms which are used herein are defined elsewhere in this Prospectus. Unless the context otherwise requires, certain capitalized terms, when used herein, only relate to the Offered Certificates. As used herein, unless the context otherwise requires, the "Company" means Proffitt's, Inc. and its subsidiaries, and the terms "Proffitt's," "McRae's," "Parisian" and "Herberger's" refer to the Company's respective department store chains that are the initial sellers of Receivables to the Transferor (the "Department Stores"), and the existing and predecessor entities that conduct or conducted business under such names. References in this Prospectus to the Company's fiscal year means the fiscal year ended on the Saturday nearest January 31 of the following calendar year (e.g., "fiscal 1996" means the fiscal year ended February 1, 1997). Otherwise all references to years mean calendar years ending December 31. All references herein to the Trust, the Pooling and Servicing Agreement, the Receivables Purchase Agreements and the terms and conditions thereof, including the formation of the Trust, refer to the Trust after the execution and delivery of the Pooling and Servicing Agreement and the Receivables Purchase Agreements, unless otherwise specified or the context otherwise requires. See "Index of Key Terms" at the conclusion of the Prospectus.

Type of Securities.........  $180,000,000 aggregate principal amount of Class A
                             6.50% Asset Backed Certificates, Series 1997-2 (the "Class A Certificates") and $20,000,000 aggregate principal amount of Class B 6.69% Asset Backed Certificates, Series 1997-2 (the "Class B Certificates," and together with the Class A Certificates, the "Offered Certificates").

Overview of the
Transaction................  The Trust is being formed and the Offering conducted primarily to replace an existing short-term, variable rate funding source of the Company with a longer term, fixed rate funding source. The assets of the Trust are held by the Trustee for the benefit of the Series 1997-2 Certificateholders and the holders of certificates of any other Series issued by Trust. The Trust will hold the Receivables and will issue the Offered Certificates and other similar securities. Each Offered Certificate will represent the right to receive a portion of the collections on the Receivables. Such portion of the collections will be used to pay interest and principal due on such Offered Certificate on the applicable payment date. The Class A Certificates will also have the benefits of excess collections of finance charges, amounts in the Cash Collateral Account, if any, and the subordination of the Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates. The Class B Certificates will also have the benefits of excess collections of finance charges not needed to cover shortfalls in respect of the Class A Certificates, amounts in the Cash Collateral Account, if any, not needed to cover shortfalls in respect of the Class A Certificates and the subordination of the Collateral Indebtedness Interest and the Class D Certificates.

Trust......................  The Proffitt's Credit Card Master Trust (the
                             "Trust") will be a master trust formed pursuant to a master pooling and servicing agreement, to be dated as of the Closing Date (the "Pooling and Servicing Agreement"), by and among Proffitt's Credit Corporation, as transferor (in such capacity, the "Transferor" or "PCC"), Proffitt's, Inc., as servicer (in such capacity, the "Servicer"), and Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee"). The Trust will offer privately and issue separately from this Offering one other Series of certificates, the Series 1997-1 Variable Funding Certificates ("Series 1997-1 Variable Funding Certificates"). The Trust also may issue additional series (each, a "Series") from time to time, each pursuant to a series supplement to the Pooling and Servicing Agreement (each, a

                             "Series Supplement" or "Supplement"). Each such Series may have terms significantly different from the Offered Certificates and will evidence an undivided interest in the Trust.

                             The Offered Certificates are part of Series 1997-2 of the Trust ("Series 1997-2"). Series 1997-2 is part of "Group One" which will share Shared Excess Finance Charge Collections and Shared Principal Collections with other Series in Group One, including the Series 1997-1 Variable Funding Certificates. The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement as supplemented by the Series 1997-2 Supplement (the "Series 1997-2 Supplement") (hereinafter, the term "Pooling and Servicing Agreement," unless the context requires otherwise, refers to the Pooling and Servicing Agreement as supplemented by the Series 1997-2 Supplement). An interest referred to as the "Collateral Indebtedness Interest" and deemed to be a class of investor certificates and a class of investor certificates referred to as the "Class D Certificates" will also be issued as part of Series 1997-2 (the Offered Certificates, the Collateral Indebtedness Interest and the Class D Certificates are collectively referred to as the "Series 1997-2 Certificates" or the "Certificates"). The Class D Certificates will be held by the Transferor and will not be transferable without the delivery of a tax opinion to the effect that such transfer would not adversely affect the tax characterization of the Trust. The Transferor may, at its option during the Revolving Period, and subject to the satisfaction of certain conditions set forth in the Series 1997-2 Supplement, cause the issuance of additional Class D Certificates. There can be no assurance as to whether the Transferor will elect to issue any such additional Class D Certificates.

                             Each certificate of a Series will represent the right to receive (i) payments of interest at the specified rate or rates per annum (each, a "Certificate Rate") and (ii) payments of principal during or at the end of the Accumulation Period, Rapid Amortization Period or other type of amortization period.

                             As used in this Prospectus, the term
                             "Certificateholders" refers to registered holders of the Offered Certificates, the term "Class A Certificateholders" refers to registered holders of the Class A Certificates, the term "Class B Certificateholders" refers to registered holders of the Class B Certificates, the term "Collateral Indebtedness Holder" refers to the holder of the Collateral Indebtedness Interest and the term "Class D Certificateholders" refers to holders of the Class D Certificates.

                             The assets of the Trust will be allocated among the certificateholders of each Series and the holder of the Exchangeable Transferor Certificate. The interest of Series 1997-2 in the Trust means, on any date of determination, the sum of the Class A Investor Amount, the Class B Investor Amount, the Collateral Indebtedness Amount and the Class D Investor Amount (the "Investor Amount"). The aggregate initial principal amount of the Series 1997-2 Certificates is $235,300,000 (the "Initial Investor Amount"). See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- General."

Sellers....................  Proffitt's, McRae's, Parisian and Herberger's, as
                             the initial Sellers, will be the originators of the Receivables, together with any other affiliates of the Company that may be hereafter designated, subject to the Rating

                             Agency Condition, to originate, acquire and sell receivables to the Transferor (herein, such initial and future sellers are referred to as the "Sellers" or as "Eligible Originators").

Transferor.................  PCC will be the originator of the Trust and the
                             Transferor of the Receivables and is a wholly-owned (directly and indirectly), limited purpose subsidiary of Proffitt's, Inc.

Servicer...................  Proffitt's, Inc., as Servicer, and McRae's, Inc.,
                             as Subservicer, will service the Receivables for the Trust pursuant to the Pooling and Servicing Agreement. The Servicer will receive a monthly servicing fee from the Trust, from which it will pay the Subservicer's fees.

Trust Assets...............  The property of the Trust will include receivables
                             (the "Receivables") arising under certain consumer revolving credit card accounts (the "Accounts") originated or acquired by the Sellers, including any additional accounts following their designation as such (the "Additional Accounts") and any Automatic Additional Accounts following their creation, and selected by the Transferor from the portfolio of consumer revolving credit card accounts owned or acquired by the Sellers, all monies due or to become due in payment of the Receivables, all Recoveries, collections, all other proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, all monies held in certain accounts of the Trust (including investment earnings on such amounts, unless otherwise specified in the Pooling and Servicing Agreement or the related Series Supplement), and the benefit of funds, if any, held in the Cash Collateral Account. The Transferor will initially designate Automatic Additional Accounts; however, the Transferor may discontinue the inclusion of Automatic Additional Accounts at any time, in its sole discretion. Initially, the Trust will not include accounts or receivables of the Younkers Department Stores ("Younkers"), but these may be added at a later date, subject to the maintenance of the outstanding ratings on rated securities issued by the Trust.

Interest and Principal.....  Each of the Offered Certificates represents an undivided interest in the Trust, and each Offered Certificate represents the right to payments of interest at the specified Certificate Rate. All payments in respect of the Offered Certificates will be made in U.S. Dollars. Each Class A Certificate represents the right to receive payments of (i) interest at the rate of 6.50% per annum (the "Class A Certificate Rate"), accruing from August 21, 1997 (the "Closing Date") and (ii) principal scheduled to be paid in full on the August 2002 Distribution Date (the "Class A Expected Payment Date"), but which may be paid later or earlier, including, under certain limited circumstances, during the rapid amortization period, which commences at the close of business on the day on which a Pay Out Event with respect to Series 1997-2 is deemed to have occurred, and ends on the first to occur of (a) the payment in full of the Class A Investor Amount, the Class B Investor Amount, the Collateral Indebtedness Amount and the Class D Investor Amount, respectively, or (b) the Stated Series Termination Date (the "Rapid Amortization Period.")

                             Each Class B Certificate represents the right to receive payments of (i) interest at the rate of 6.69% per annum (the "Class B Certificate Rate"), accruing from the Closing Date and (ii) principal scheduled to be paid in full on the September 2002 Distribution Date (the "Class B Expected Payment Date"), but which may be paid later or earlier, including, under certain limited circumstances, during the Rapid Amortization Period.

                             The aggregate undivided interest in the Trust represented by the Class A Certificates (the "Class A Investor Amount") initially will equal $180,000,000 (the "Class A Initial Investor Amount") and will decline as principal is paid to the Class A Certificateholders or as Class A Investor Charge Offs occur.

                             The aggregate undivided interest in the Trust represented by the Class B Certificates (the "Class B Investor Amount") initially will equal $20,000,000 (the "Class B Initial Investor Amount") and will decline as principal is paid to the Class B Certificateholders or as collections of Principal Receivables allocable to the Class B Certificates are reallocated for the benefit of the Class A Certificates, as Class A Allocable Amounts are allocated to the Class B Certificates, or as Class B Investor Charge Offs occur.

                             The final distribution of principal and interest on the Offered Certificates will be made no later than the December 2005 Distribution Date (the "Stated Series Termination Date"). After the Stated Series Termination Date, the Trust will have no further obligation to pay principal or interest on the Offered Certificates.

                             The Offered Certificates will include the right to receive varying percentages of the collections of Finance Charge Receivables and Principal Receivables received during each monthly period (each, a "Monthly Period") determined in accordance with the Pooling and Servicing Agreement. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Investor Percentages and Transferor Percentage."

                             Interest payments will be funded from (i) the portion of Finance Charge Receivables and Net Recoveries, if any, collected during the preceding month allocable to the Investor Amount, (ii) any Shared Excess Finance Charge Collections allocable to the Investor Amount, (iii) drawings from the Reserve Account and the Cash Collateral Account plus Reallocated Principal Collections and (iv) interest, if any, earned (net of investment expenses and losses) on the Excess Funding Account allocable to the Investor Amount (collectively, "Available Finance Charge Collections"). The term "Net Recoveries" means, with respect to any Monthly Period, the excess, if any, of all amounts (including insurance proceeds, if any) received by the Servicer during such Monthly Period with respect to Receivables in Defaulted Accounts ("Recoveries") over the aggregate amount of Principal Receivables in Defaulted Accounts charged off during such Monthly Period. Principal payments with respect to the Certificates will be funded from Available Principal Collections.

Denominations..............  Beneficial interests in the Offered Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.

Registration of Offered
  Certificates.............  The Offered Certificates initially will be represented by global Series 1997-2 Certificates registered in the name of Cede, as the nominee of DTC (in the United States) or the Cedel Bank societe anonyme ("Cedel") or Euroclear (in Europe). Except as specified herein, Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected by DTC through the relevant Depositaries of Cedel or Euroclear. No purchaser of an Offered Certificate will be entitled to receive a definitive certificate except under certain limited circumstances described herein. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" and
                             "-- Definitive Certificates".

Record Date................  The close of business on the last business day of the month preceding any Distribution Date shall be the "Record Date."

Receivables................  The Receivables will consist of amounts charged by holders of credit cards issued by the Sellers to purchase or obtain merchandise (such amount, less the Discount Option Receivables, the "Principal Receivables"). The Receivables will also include "Finance Charge Receivables," which consist of the sum of (i) the related periodic finance charges and any amounts charged to the Accounts in respect of late fees, over limit fees, returned check fees or other fees and charges (collectively, "Finance Charges") and (ii) Discount Option Receivables. The Transferor is initially exercising its Discount Option to establish the Discount Percentage at 2%. An amount equal to the product of the Discount Percentage and the amount of the Receivables arising in the Accounts on and after the date such Discount Option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. The aggregate amount of Receivables in the Accounts as of July 31, 1997 was $270,650,780, comprised of $267,350,232 of
                             Principal Receivables (without reduction for
                             Discount Option Receivables), $3,300,548 of Finance Charge Receivables (without including Discount Option Receivables) and $5,347,005 of Discount Option Receivables. The Finance Charge Receivables (exclusive of the effect of Discount Option Receivables) will not affect the Investor Amount or the Transferor Amount. The aggregate undivided interest in the Principal Receivables in the Trust evidenced by the Offered Certificates, the Collateral Indebtedness Interest and the Class D Certificates will never exceed the Adjusted Investor Amount regardless of the total amount of Principal Receivables in the Trust at any time. The entire portfolio of the credit card accounts originated by the initial Sellers is referred to herein as the "Trust Portfolio."

                             Late charges and returned check charges are imposed under applicable state law. Annual fees currently are not imposed on the credit card accounts.

                             Under the Pooling and Servicing Agreement, the Servicer may estimate the amount of collections with respect to the Accounts to be allocated between Principal Receivables and Finance Charge Receivables. For each Monthly Period, the amount of collections allocated to Finance

                             Charge Receivables for all Accounts shall be equal to the amount of Finance Charges actually assessed on all Accounts in the immediately preceding Monthly Period. If the Servicer is able to determine the actual amount of collections proceeds which are collections of Finance Charge Receivables and collections of Principal Receivables, the Servicer may at its option allocate collections in accordance with such actual amounts.

Receivables Purchase
  Agreements...............  Pursuant to the Receivables Purchase Agreements, as
                             heretofore amended (the "Receivables Purchase Agreements"), between PCC and each of the initial Sellers, all Receivables existing under the Accounts at the dates specified therein, and all Receivables created thereafter until termination of the Trust or the beginning of the Rapid Amortization Period for all outstanding Series were sold to PCC. In addition, from time to time, Receivables in the related Additional Accounts and Automatic Additional Accounts may be sold to PCC by the Sellers. PCC, as Transferor, will in turn transfer such Receivables to the Trust pursuant to the Pooling and Servicing Agreement. The Transferor has also assigned to the Trust its rights under the Receivables Purchase Agreements. See "Description of the Receivables Purchase Agreements."

Servicing Fee..............  Proffitt's is the Servicer of the Receivables, and
                             McRae's, Inc. will act as Subservicer. The Servicer will receive a monthly fee as servicing compensation from the Trust in an amount equal to one-twelfth ( 1/12th) of the product of 2% per annum and the Adjusted Investor Amount (the "Investor Monthly Servicing Fee"), from which it will pay the Subservicer for its servicing activities. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses."

Interest Payments..........  Interest on the Class A Certificates will be distributed on each Distribution Date in an amount equal to the product of one-twelfth ( 1/12th) of the Class A Certificate Rate and the principal amount of the Class A Certificates as of the preceding Record Date; provided, however, that in the case of the first Distribution Date, the amount of interest payable on the Class A Certificates will be $780,000.

                             Interest on the Class B Certificates will be distributed on each Distribution Date in an amount equal to the product of one-twelfth ( 1/12th) of the Class B Certificate Rate and the principal amount of the Class B Certificates as of the preceding Record Date; provided, however, that in the case of the first Distribution Date, the amount of interest payable on the Class B Certificate will be $89,200.

                             Interest on the Offered Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A Certificates or the Class B Certificates for any Distribution Date due but not paid on such Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, plus 2% per annum.

Revolving Period and
  Accumulation Period......  The revolving period with respect to the Offered
                             Certificates (the "Revolving Period") is scheduled to end (although such period may end sooner upon the occurrence of a Pay Out Event) and the accumulation period with respect to the Offered Certificates (the "Accumulation Period") is scheduled to commence at the close of business on the last day of the July 2001 Monthly Period. Subject to the conditions set forth under "Description of the Series 1997-2 Certificates and Pooling and Servicing Agreement -- Postponement of Accumulation Period" herein, the day on which the Revolving Period is scheduled to end and the Accumulation Period commences may be delayed to no later than the close of business on the last day of the June 2002 Monthly Period. Unless a Pay Out Event has occurred, (i) the "Class A Accumulation Period" will commence at the close of business on the last day of the Revolving Period and end on the earliest of (a) the commencement of the Rapid Amortization Period, (b) the payment in full to the Class A Certificateholders of the Class A Investor Amount or (c) the Stated Series Termination Date, and (ii) the "Class B Accumulation Period" will commence on the Distribution Date on which the Class A Investor Amount is paid in full or, if the Class A Investor Amount is paid in full on the Class A Expected Payment Date, at the close of business on the Class A Expected Payment Date, and end on the earliest of (a) the commencement of the Rapid Amortization Period, (b) the payment in full to the Class B Certificateholders of the Class B Investor Amount or (c) the Stated Series Termination Date.

Principal Payments.........  No principal will be payable to the Class A
                             Certificateholders until the Class A Expected Payment Date or, upon the occurrence of a Pay Out Event, the first Distribution Date with respect to the Rapid Amortization Period. No principal will be payable to the Class B Certificateholders until the Class B Expected Payment Date or, upon the occurrence of a Pay Out Event, until the Class A Investor Amount is paid in full (the "Class B Principal Commencement Date"). No principal will be payable to the Class B Certificateholders until the Class A Certificates have been paid in full. For the period beginning on the Closing Date and ending with the commencement of the Accumulation Period or the Rapid Amortization Period, collections of Principal Receivables otherwise allocable to the Certificateholders (other than any portion of such collections applied as Reallocated Principal Collections) will, subject to certain limitations, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of certificateholders of other Series, if so specified in the Series Supplement for such other Series, be deposited in the Excess Funding Account, be paid to the Transferor as holder of the Exchangeable Transferor Certificate, or, in certain limited circumstances, be paid to the Collateral Indebtedness Holder or the Class D Certificateholders. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Pay Out Events" for a discussion of the events which might lead to the termination of the Revolving Period prior to the scheduled commencement of the Accumulation Period.

Paired Series..............  Series 1997-2 may be paired with one or more other
                             Series (each a "Paired Series"). If a Paired Series is issued with respect to Series 1997-2, following the issuance of such Paired Series, as the Adjusted Investor Amount decreases, the investor interest of the Paired Series will increase by an equal amount. This will have the effect of increasing the investor interest of the Paired Series by an amount that would have otherwise increased the Transferor Interest. If a pay out event occurs with respect to any such Paired Series prior to the payment in full of the Certificates, the percentages used to determine the share of collections of Principal Receivables allocable to the Certificates may be reduced, which may delay the final payment of principal to the Certificateholders. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Paired Series," "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Investor Percentages and Transferor Percentage" and "Maturity Assumptions."

Subordination of the Class
  B Certificates, the
  Collateral Indebtedness
  Interest and the Class D
  Certificates.............  The Class B Certificates, the Collateral
                             Indebtedness Interest and the Class D Certificates will be subordinated as described herein to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Indebtedness Interest and the Class D Certificates will be subordinated as described herein to the extent necessary to fund certain payments with respect to the Class B Certificates. If the amount held in the Cash Collateral Account is zero and the Collateral Indebtedness Amount and the Class D Investor Amount are reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust, including losses that would otherwise be borne by the Class A Certificateholders. In addition, if the Class B Investor Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. To the extent the Class B Investor Amount or the Class A Investor Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders and the Class A Certificateholders, respectively, with respect to subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Amount or the Class A Investor Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders and the Class A Certificateholders, respectively, will be reduced. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Investor Percentages and Transferor Percentage" and
                             "-- Subordination of the Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates."

Exchangeable Transferor
  Certificate..............  PCC (or one or more of its affiliates) will hold the undivided interest in the assets of the Trust not represented by the Series 1997-2 Certificates or certificates of any other Series (the "Transferor Interest"). The amount of such interest (the "Transferor Amount") will equal the aggregate amount of Principal Receivables plus the amount held in the Excess Funding Account minus the aggregate adjusted investor amount for all Series and minus the investor amount of any interest in the Trust issued to an Enhancement Provider (without duplication). The Transferor Amount will fluctuate as the aggregate amount of Principal Receivables changes, as the amount in the Excess Funding Account changes, as Receivables from Additional Accounts and Automatic Additional Accounts and Receivables from Removed Accounts are added to and removed from the Trust and as other Series are issued and as outstanding Series amortize. Such interest will be evidenced by one or more certificates (individually and collectively, the "Exchangeable Transferor Certificate"). The Transferor, from time to time, may create other Series of certificates. However, at all times the Exchangeable Transferor Certificate must represent an interest in the Trust at least equal to the Minimum Transferor Amount. The ability of the Transferor to reduce the Minimum Transferor Amount is subject to certain additional conditions, including the delivery of an opinion of counsel that such reduction will not have a material adverse effect on the federal income tax characterization of any outstanding Series and written confirmation from each Rating Agency that such reduction will not result in such Rating Agency reducing or withdrawing its rating on any rated certificates then outstanding under any Series. See "The Accounts."

Amounts Available as
  Enhancement..............  On each Distribution Date, the amount of enhancement available to the Certificateholders will equal the lesser of (i) the sum of the Collateral Indebtedness Amount, the Class D Investor Amount and the amount, if any, held in the Cash Collateral Account (collectively, the "Available Enhancement Amount") and (ii) the Required Enhancement Amount. The "Required Enhancement Amount" means, with respect to any Distribution Date, subject to certain limitations more fully described herein, the product of the Adjusted Investor Amount and 15%, but not less than $7,059,000; provided, however, that if a Pay Out Event occurs, then the Required Enhancement Amount shall equal the Required Enhancement Amount on the Distribution Date immediately preceding the occurrence of such Pay Out Event. If on any Distribution Date, the Available Enhancement Amount (after giving effect to any issuance of additional Class D Certificates on such Distribution Date, which issuance will be at the sole option of the Transferor and subject to the satisfaction of certain conditions) is less than the Required Enhancement Amount, certain Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2, to the extent available, will be used to increase the Available Enhancement Amount to the extent of such shortfall. If on any Distribution Date the Available Enhancement Amount exceeds the Required Enhancement Amount, such excess may be applied to reduce the Available Cash Collateral Amount or the Collateral Indebtedness Amount in accordance with the Loan Agreement and, accordingly, if so applied, would not be available to the Certificateholders. The Required Enhancement Amount may be reduced upon receipt of notice from the Rating Agencies rating the Offered Certificates that a reduction of the Required Enhancement Amount will not result in the reduction of the ratings of the Offered Certificates.

Cash Collateral Account....  A Cash Collateral Account (the "Cash Collateral
                             Account") will be held in the name of the Trustee for the benefit of the Certificateholders, the Collateral Indebtedness Holder and the Class D Certificateholders. The balance of the Cash Collateral Account (the "Available Cash Collateral Amount") initially will be zero and will increase thereafter, subject to the availability of Excess Spread and Shared Excess Finance Charge collections allocable to Series 1997-2, and to the extent amounts are required to be deposited therein pursuant to the Loan Agreement. Withdrawals may be made from the Cash Collateral Account to fund such amounts as described under "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Cash Collateral Account."

Collections................  During any Monthly Period in the Revolving Period,
                             the Servicer will deposit all collections of Finance Charge Receivables allocable to the Series 1997-2 Certificates in an account established for such purpose (the "Collection Account"), on a daily basis, subject to certain exceptions. During any Monthly Period in the Revolving Period, the Servicer will generally pay to the holder of the Exchangeable Transferor Certificate collections in respect of Principal Receivables, less any amounts applied to reduce the Collateral Indebtedness Amount, any applied Reallocated Principal Collections and amounts required to be deposited in the Excess Funding Account. During the Accumulation Period or the Rapid Amortization Period, the Servicer will deposit all collections of Principal Receivables allocable to the Series 1997-2 Certificates in the Collection Account on a daily basis, subject to certain exceptions. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Applications of Collections."

Optional Repurchase........  The Class A Certificates and the Class B
                             Certificates will be subject to optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the sum of the Class A Adjusted Investor Amount, the Class B Adjusted Investor Amount, the Collateral Indebtedness Amount and the amount of the Class D Investor Amount held by parties other than the Transferor or any of its affiliates is less than or equal to 10% of the sum of the Class A Investor Amount on the Closing Date, the Class B Investor Amount on the Closing Date, the Collateral Indebtedness Amount on the Closing Date and the highest amount of the Class D Investor Amount held by parties other than the Transferor or any of its affiliates since the Closing Date. The repurchase price of the Offered Certificates will be equal to the Adjusted Investor Amount thereof plus accrued and unpaid interest thereon. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Optional Repurchase; Final Payment of Principal; Termination."

ERISA Considerations.......  If the Trust's assets were deemed to be "plan assets" of an investor that is a Benefit Plan, it is uncertain whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code") would apply to all transactions involving the Trust's assets. Accordingly, if the Offered Certificates are acquired by Benefit Plan investors, such acquisition could result in excise taxes and other liabilities under ERISA and the Code. Plan fiduciaries must carefully determine whether the acquisition and holding of the Offered Certificates and the operation of the Trust would result in such excise taxes and other liabilities to their Benefit Plan. See "ERISA Considerations."

Class A Certificate
Rating.....................  It is a condition to the issuance of the Class A
                             Certificates that they be rated in the highest rating category by at least two nationally recognized Rating Agencies. The rating of the Class A Certificates is based primarily on the value of the Receivables as determined by the applicable Rating Agency and the terms of the Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates. See "-- Subordination of the Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates" and "Risk Factors -- Limited Nature of Certificate Rating."

Class B Certificate
Rating.....................  It is a condition to the issuance of the Class B
                             Certificates that they be rated in one of the three highest rating categories by at least two nationally recognized Rating Agencies. The rating of the Class B Certificates is based primarily on the value of the Receivables as determined by the applicable Rating Agency and the terms of the Collateral Indebtedness Interest and the Class D Certificates. See "-- Subordination of the Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates" and "Risk
                             Factors -- Limited Nature of Certificate Rating."

Risk Factors...............  See "Risk Factors" beginning on page 12 of this
                             Prospectus for a discussion of certain factors that should be considered by prospective purchasers of the Offered Certificates.

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no market for the Offered Certificates, and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Offered Certificates. There is no assurance that any such market will develop or, if it does develop, that it will provide liquidity of investment or continue.

LIMITED CREDIT ENHANCEMENT

     Credit enhancement will be provided by subordination of the Collateral Indebtedness Interest and the Class D Certificates and additionally, in the case of the Class A Certificates, by subordination of the Class B Certificates. Amounts, if any, deposited in the Cash Collateral Account will also provide limited credit enhancement. Certificateholders will have no recourse with respect to credit losses on Receivables against the Sellers, the Transferor, the Servicer, the Subservicer, the Trustee or any of their affiliates. Consequently, if the available credit enhancement is reduced to zero, the Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust. Certificateholders must rely solely upon payments on the Receivables for the payment of principal of, and interest on, the Offered Certificates. Should the Offered Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of the Sellers, the Transferor, the Servicer, the Subservicer, the Trustee or any affiliate thereof to satisfy any payment obligations with respect to the Certificates.

TRANSFER OF RECEIVABLES

     The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables and the Sellers have represented in the Receivables Purchase Agreements that the transfer of the Receivables to the Transferor is a valid sale of the Receivables. The Sellers and the Transferor have taken and will take all actions as are required under applicable law to perfect the Transferor's and the Trust's interest in the Receivables. The Transferor has represented and warranted that if the transfer of the Receivables by the Transferor to the Trust is the grant to the Trust of a security interest in the Receivables, such security interest constitutes a first priority perfected security interest therein and, to the extent provided under the applicable Uniform Commercial Code (the "UCC"), in the proceeds thereof (except for liens for local taxes and government charges not due and payable or being contested in good faith by the Transferor). The Sellers have similarly represented and warranted that the Transferor's interest in the Receivables constitutes a first priority perfected ownership interest in the Receivables and the proceeds thereof (except for liens for local taxes and governmental charges not due and payable or being contested in good faith by the applicable Seller). Nevertheless, a tax or government lien on property of a Seller or the Transferor arising before any Receivable comes into existence may have priority over the Transferor's or the Trust's interest in such Receivable. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables."

COMMINGLING OF COLLECTIONS

     While Proffitt's, Inc. and McRae's, Inc. are the Servicer and Subservicer, respectively, collections held by or on behalf of the Servicer may, during periods when certain conditions specified in the Pooling and Servicing Agreement are satisfied, be commingled and used for the Servicer's own benefit prior to each Distribution Date and, in the event of the insolvency or receivership of any of the Sellers, the Servicer, the Subservicer or the Transferor or, in certain circumstances, the lapse of certain time periods as provided under the UCC, the Trust may not have a perfected interest in such collections. During periods when the Company fails to maintain the rating or meet other criteria required by the applicable Rating Agency, the Servicer will be required to deposit a portion of the collections directly into the Collection Account no later than the second business day after the date of processing of such collections.

BANKRUPTCY RISKS

     Each of the Sellers warrants in the applicable Receivables Purchase Agreement that the sale of Receivables to be sold by them to the Transferor is a valid sale of such Receivables to the Transferor, and the Transferor warrants in the Pooling and Servicing Agreement that the transfer of the Receivables by it to the Trust is either a valid transfer of the Receivables or the grant of a security interest in the Receivables to the Trust. Each of the Sellers and the Transferor has agreed to take such actions as are required to perfect the sale of Receivables to the Transferor and to perfect the Trust's interest in the Receivables. Each of the Sellers intends that each transfer of Receivables by them to the Transferor constitutes a "true sale" of such Receivables to the Transferor. If such transfer constitutes a "true sale", such Receivables and the proceeds thereof would not be part of the Seller's bankruptcy estate under
Section 541 of the U.S. Bankruptcy Code (Title 11, United States Code), as amended (the "Bankruptcy Code"). If any Seller should become a debtor subject to a Bankruptcy Code proceeding subsequent to such transfer, the Receivables and related proceeds should not be available to creditors of such Seller.

     Notwithstanding the foregoing, if a Seller were to become a debtor in a bankruptcy case and a creditor or a trustee-in-bankruptcy of such debtor or such debtor itself, as debtor-in-possession, were to take the position that the sale of Receivables by such Seller to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Transferor and consequently to the Trust and delays in payments on the Offered Certificates could occur. If the court were to rule in favor of such recharacterization then reductions in the amount of such payments could occur and Certificateholders could experience losses in their investment in the Offered Certificates. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy or Insolvency."

     The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to reduce the risk that a bankruptcy case with respect to the Company or any Seller will result in consolidation of the assets and liabilities of the Company or any Seller with those of the Transferor. The Transferor has also been organized in a manner intended to reduce the risk that it will become subject to a bankruptcy case. If, notwithstanding the foregoing,
(i) a court concluded that the assets and liabilities of the Transferor should be consolidated with the assets and liabilities of the Company or any Seller;
(ii) the Transferor became a debtor in a bankruptcy proceeding, or (iii) a creditor or a trustee-in-bankruptcy of such debtor itself, as debtor-in-possession, were to litigate the consolidation issue, then delays in distributions in respect of the Offered Certificates and possible reductions in the amounts of such distributions could occur. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy or Insolvency."

     If the Company or an individual Seller or the Transferor were to become a debtor in a bankruptcy case or certain other events relating to the insolvency of the Company or an individual Seller or the Transferor were to occur, causing a Pay Out Event pursuant to the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust. If any such events occur with respect to the Transferor, the Trustee would sell the Receivables (unless holders of more than 50% of the principal amount of outstanding certificates of each class under each Series instruct otherwise), thereby causing a termination of the Trust and a loss to the Certificateholders if the net proceeds from such sale were insufficient to pay the Certificateholders in full. If no Servicer Default other than such insolvency event exists, the debtor-in-possession may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy or Insolvency."

     Payments made by each of the Sellers pursuant to the Receivables Purchase Agreements in respect of repurchases of Ineligible Receivables or in respect of Adjustments may be recoverable by such Sellers, as applicable, as debtor-in-possession or by a trustee-in-bankruptcy of an individual Seller, as applicable, from the Transferor or the Certificateholders as a preferential transfer, if such payments were made within one year prior to the commencement of a bankruptcy case in respect of the Seller, as applicable.

     Under federal law, under certain circumstances, a tax, government or other nonconsensual lien arising prior to the creation of a Receivable could have priority over the Trust's interest in such Receivable. Under the Receivables Purchase Agreements, each of the Sellers will warrant to the Transferor, and under the Pooling and Servicing Agreement, the Transferor will warrant to the Trust, that such party has conveyed the

Receivables free and clear of any lien of any third party, except for liens for local taxes and governmental charges not due and payable or being contested in good faith by the applicable Seller or the Transferor, as applicable. Each of the Transferor and each of the Sellers will also covenant not to sell, pledge, assign, transfer or grant any lien on any Receivable included in the Trust other than to the Trust.

EFFECT OF CONSUMER AND DEBTOR PROTECTION LAWS ON COLLECTIBILITY OF RECEIVABLES

     The Accounts and the Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making and collection of consumer credit. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect the Receivables or any of the Department Stores' ability to maintain or improve historic levels of finance charges and other fees.

     During recent years, consumer awareness has increased with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving credit loan providers which could result in public pressure on federal and state legislators to impose limitations on finance charges or other fees. If federal or state laws imposing a ceiling on finance charge rates were enacted and were applicable to the Sellers, each of the Department Stores could be required to lower the finance charges that it assesses on the Receivables to a level which might result in a Pay Out Event, thus causing commencement of the Rapid Amortization Period and other adverse consequences to Certificateholders.

     Pursuant to the Pooling and Servicing Agreement, the Transferor agrees to accept retransfer from the Trust, and pursuant to the Receivables Purchase Agreements, each of the Sellers agrees to repurchase from the Transferor, each Receivable that did not comply with all requirements of law at the time it was transferred to the Trust where the related Account becomes a Defaulted Account or the proceeds of the Receivable are impaired. Pursuant to such agreements, the Transferor makes to the Trust, and each of the Sellers makes to the Transferor, certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation and warranty is breached, and such breach continues beyond the applicable cure period, is that the Transferor will be obligated to accept the retransfer of such Receivables and, as applicable, each of the Sellers will be obligated to repurchase such Receivables from the Transferor. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Representations and Warranties," and "Certain Legal Aspects of the Receivables -- Consumer and Debtor Protection Laws, Proposed Legislation and Recent Litigation."

     Application of federal and state bankruptcy and debtor relief laws could affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being charged off as uncollectible. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing
Agreement -- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

EFFECT OF PAYMENT RATE ON CERTIFICATES

     The Receivables may be paid at any time and there is no assurance that there will be additional Receivables or that any particular pattern of the Department Stores' credit card account repayments will occur. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event and the commencement of the Rapid Amortization Period, and a significant decrease in the Department Stores' credit card account monthly payment rates could result in the Offered Certificates being paid later than the Class A Expected Payment Date or the Class B Expected Payment Date, as applicable, or could slow the return of principal during the Rapid Amortization Period. See "Maturity Assumptions" and "-- Ability to Change Terms of the Receivables" for a discussion of the Company's ability to change the terms, including interest rate and fees, on the Accounts.

EFFECT OF CONVENIENCE USE ON CERTIFICATES

     Certain of the Department Stores do not impose finance charges on purchases made by their respective credit card accounts if the obligor pays a specified percentage of his or her entire amount due within a specified period. Also, each of the Department Stores from time to time offers deferred billing on certain purchases. No interest is charged on such a deferred Receivable for up to 90 days. An increase in the "convenience use" of the Sellers' credit card accounts or in the level of deferred billing Receivables could have adverse effects upon the Certificateholders. See "Credit Card Program -- Billing and Payments."

ABILITY TO CHANGE TERMS OF THE RECEIVABLES

     The Sellers may, after consultation with and approval by the Company's senior merchandising and finance executives, change the annual percentage rate of interest and other Finance Charges which will be applicable from time to time to the Accounts of the Department Stores, alter the minimum monthly payments required on the Accounts and change any other terms with respect to the Accounts. A decrease in the annual percentage rate and/or in the other Finance Charges would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event and the commencement of the Rapid Amortization Period. Each of the Sellers has agreed that, except as otherwise required by law or as is deemed advisable by each of the Sellers, respectively, for their respective Department Store credit card program based upon a good faith assessment by them, in their sole discretion, of the various factors affecting the use of their respective credit card accounts, they will not reduce the annual percentage rate used to assess the Finance Charges on the Receivables or other fees on the Accounts if, as a result of such reduction, their reasonable expectation of the Portfolio Yield after giving effect to such reduction would be less than the weighted average base rates of all outstanding Series. In addition, each of the Sellers has agreed that, unless required by law, they will not reduce such annual percentage rate if their reasonable expectation of the Portfolio Yield after giving effect to such reduction would be less than the highest certificate rate for any outstanding Series. Each of the Sellers may from time to time elect to change the terms applicable to certain segments of their respective Department Store credit card accounts, based upon its determination of credit risk or other considerations. In servicing the Accounts, the Servicer is required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions on any Seller's ability to change the terms of the Accounts or the respective Seller's credit card guidelines (the "Credit Card Guidelines"), including policies on credit approval. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by each of the Sellers to take actions which would change Account terms. See "Credit Card Program" and "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Pay Out Events."

DEPENDENCE ON THE COMPANY'S DEPARTMENT STORES; COMPETITION

     Because the credit card Accounts currently included in the Trust can be used for purchases of merchandise and services only from the respective Department Stores that issued such Accounts, the Trust is completely dependent upon sales made by the Sellers. The retailing business is highly competitive, and the Department Stores compete with other stores operating in the geographic areas in which they operate as well as numerous other types of retail outlets. Each of the Department Stores has several major competitors in each of its markets. The Company's Department Stores also compete with national and regional department stores, specialty apparel stores and discount store chains, some of which are larger than the Company and may be able to devote greater financial and other resources to marketing and other competitive activities. The Company also competes with local stores that carry similar or alternative categories of merchandise. The Company generally competes on the basis of pricing, quality, merchandise selection, customer service and amenities and store design. The Company's success also depends in part on its ability to anticipate and respond to changing merchandise trends and customer preferences in a timely manner. Accordingly, any failure by the Company to anticipate and respond to changing merchandise trends and customer preferences could materially adversely affect sales of the Company's private brands and product lines, which in turn could materially adversely affect the Company's business, financial condition or results of operations. There can be no assurance that the Company's stores will continue to compete successfully with such other stores or that any such competition will not have a material impact on the Company's financial condition or results of operations. In addition, the Pooling and Servicing Agreement does not prohibit the respective stores from disposing of all or any portion of its business or assets. See "Credit Card Program."

     There can be no assurance that the Department Stores will continue to generate Receivables at the same rate as in prior years. In the event the Department Stores do not generate an adequate level of Receivables, a Payout Event will occur. The occurrence of a Pay Out Event will result in the commencement of the Rapid Amortization Period. During the Rapid Amortization Period, collections of Principal Receivables allocated to the Investor Amount will be applied to reduce the Class A Investor Amount and after such amount has been reduced to zero, to reduce the Class B Investor Amount. The Class A Investor Amount and the Class B Investor Amount may be reduced to zero prior to, or on or after the respective Class A Expected Payment Date and Class B Expected Payment Date. The reduction of the Class A Investor Amount and the Class B Investor Amount prior to the Class A Expected Payment Date or the Class B Expected Payment Date, as the case may be, means that a holder will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of such reduction. There can be no assurance that the holder will be able to reinvest the proceeds at a similar rate of return and at a similar risk level. An early repayment could benefit a holder who acquired a Class A Certificate or Class B Certificate at a discount and harm a holder who acquired a Class A Certificate or Class B Certificate at a premium.

COMPETITION FROM OTHER CREDIT AND PAYMENT SOURCES

     The Department Stores accept other credit cards in addition to their respective proprietary credit cards, including American Express(R), MasterCard(R), VISA(R) and the Discover Card(R). Therefore, not all sales on credit by the Department Stores will generate Receivables. The credit card market is highly competitive and has experienced increased advertising, target marketing and pricing competition as traditional and new credit card issuers have sought to enter the market or expand. The use of incentive programs, (e.g. awards for card usage) may also affect the volumes charged on various credit cards. There can be no assurance that customer purchases using Department Store credit card accounts in the future will continue to represent their current percentage of each Department Store's sales, compared to sales made on other credit cards, debit cards, and by cash or check. See "Credit Card
Program -- Portfolio Information."

SOCIAL, LEGAL AND ECONOMIC FACTORS

     Changes in credit use and payment patterns by credit card account holders may also result from a variety of social, legal and economic factors. Economic factors, nationally and in the regions served by the Sellers including inflation, prevailing interest rates and unemployment levels, may also be reflected in increased defaults by the Department Stores' credit card holders and in the generation of new Receivables. Changes in tax laws, laws regulating permissible Finance Charges and the Bankruptcy Code could also affect the use and terms of, and collections on, credit cards. The Transferor is unable to determine and has no basis to predict whether, or to what extent, social, legal or economic factors will affect future credit card account use or repayment patterns. An increase in defaults may result in Class B Investor Charge Offs or Class A Investor Charge Offs, which will directly reduce the Class B Investor Amount and the Class A Investor Amount, respectively. In addition, slower repayments of principal and interest by cardholders due to a higher annual percentage rate applicable to the Accounts could result in the Offered Certificates not being paid in full by the Class A Expected Payment Date and the Class B Expected Payment Date, respectively. A reduction in the annual percentage rate applicable to the Accounts may result in a decline in the Portfolio Yield, which could result in a Pay Out Event. See "Maturity Assumptions" and "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Pay Out Events."

LIMITED NATURE OF CERTIFICATE RATING

     It is a condition to issuance of the Class A Certificates that they be rated in the highest rating category by at least two Rating Agencies. It is a condition to issuance of the Class B Certificates that they be rated in one of the three highest rating categories by at least two Rating Agencies. The ratings address the likelihood of full payment of principal and interest of the Offered Certificates, in the case of principal, by the Stated Series Termination Date, and in the case of interest, on the applicable interest payment dates. These ratings will be based primarily on the value of the Receivables, the credit support provided by the subordination of the Collateral Indebtedness Interest and the Class D Certificates and, in the case of the Class A Certificates, by the subordination of the Class B Certificates. These ratings do not address the possibility of a Pay Out Event or the likelihood that the Class A Certificates will be paid on the Class A Expected Payment Date or that the Class B Certificates will be paid on the Class B Expected Payment Date. These ratings are not recommendations to purchase, hold or sell the Offered Certificates, as such ratings do not comment as to the market price of the Offered Certificates or their suitability for a particular investor. There is no assurance that either rating will remain for any given period of time or that either rating will not be lowered or withdrawn by the applicable Rating Agency, if, in its judgment, circumstances so warrant.

     There can be no assurance as to whether any nationally recognized statistical rating agency not requested to rate the Offered Certificates will nonetheless issue a rating with respect to either class of the Offered Certificates, and if so, what such rating may be. A rating assigned to either Class A Certificates or Class B Certificates by such a rating agency that has not been requested by the Transferor to do so may be lower than the ratings assigned by the Rating Agencies pursuant to the Transferor's request.

BOOK-ENTRY REGISTRATION

     The Offered Certificates will initially be represented by certificates registered in the name of Cede and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued, Certificate Owners will therefore not be recognized by the Trustee as Certificateholders, as that term is used in the Pooling and Servicing Agreement. Until such time, Certificate Owners will accordingly only be able to receive payments to, and exercise the rights of, Certificateholders indirectly through DTC and its participating organizations ("Participants"), and will receive reports and other information provided for under the Pooling and Servicing Agreement only in accordance with the rules, regulations and procedures creating and affecting DTC. However, the Trustee will deliver such reports and other information to the Certificate Owners upon request. The Monthly Servicer Report will be filed with the Commission on a Current Report on Form 8-K and will be available to Certificate Owners as provided under "Available Information." In addition, the ability of Certificate Owners to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Reports to Certificateholders," "-- Book-Entry Registration" and " -- Definitive Certificates."

ABSENCE OF CONTROL ON CERTAIN VOTING MATTERS

     Subject to certain exceptions, the holders of certificates of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Series Supplement (as defined below). However, under certain circumstances, the consent or approval of a specified percentage of the aggregate unpaid principal amount of the certificates of all outstanding Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement under certain circumstances and directing a reassignment of the entire portfolio of Receivables. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Servicer Default," " -- Amendments,"
" -- Representations and Warranties" and " -- Definitive Certificates."

ISSUANCE OF ADDITIONAL SERIES; MASTER TRUST CONSIDERATIONS

     In addition to the Series 1997-2 Certificates, as a master trust, the Trust may issue additional Series of certificates from time to time. While the principal terms of any such Series will be specified in the Series Supplement to the Pooling and Servicing Agreement creating such Series, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series (including, without limitation, the Offered Certificates). Such principal terms may include methods for determining applicable investor percentages and allocating collections, provisions creating security or enhancement, different classes of certificates (including subordinated classes of certificates), provisions subordinating such Series to another Series, and/or including Series as part of a Paired Series or a Group, and any other amendment or supplement to the Pooling and

Servicing Agreement which is made applicable only to such Series. In addition, the provisions of any Supplement may give the holders of the certificates issued pursuant thereto consent, approval or other rights that could result in such holders having power to cause the Transferor, the Servicer or the Trustee to take or refrain from taking certain actions, including, without limitation, actions with respect to the exercise of certain rights and remedies under the Pooling and Servicing Agreement, without regard to the position or interest of the holders of Offered Certificates or certificates of any other Series. Similar rights may also be given to the provider of any enhancement for any Series. For example, holders of 50% of the aggregate investor amount of all outstanding Series may elect to terminate all the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of a Servicer Default, or in the event of a voluntary or involuntary bankruptcy of the Transferor. Also, if the Transferor were to become a debtor in a bankruptcy case or certain other events relating to the insolvency of the Transferor were to occur, holders of 50% of the investor amount of each class of each series would have the right to preclude the Trustee from instructing the Servicer to liquidate the Receivables. It is a condition precedent to issuance of any additional Series that each Rating Agency that has rated certificates of any outstanding Series, at the request of the Transferor, deliver written confirmation that such new issuance will not result in any such Rating Agency reducing or withdrawing its rating of certificates of any outstanding Series. There can be no assurance, however, that the principal terms of any other Series, including any Series issued from time to time hereafter, might not have an adverse effect on the timing and amount of payments received by a Certificateholder or the value of Offered Certificates, even if there is no change in the rating of any outstanding Series. Such adverse effect could result from, among other factors, a change in allocations of collections of Receivables among the various Series and the classes thereof. Such a change may occur, for example, if a Rapid Amortization Period were to occur with respect to a Paired Series. See "-- Limited Nature of Certificate Rating" and "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement," including "-- Paired Series."

EFFECT OF DISCOUNT OPTION

     Pursuant to the Pooling and Servicing Agreement, the Transferor has elected to exercise its discount option (the "Discount Option") by initially designating 2% of the amount of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. The Transferor may, without notice or consent of the Series 1997-2 Certificateholders, from time to time, increase, reduce or eliminate such percentage. A designation of Principal Receivables to be treated as Finance Charge Receivables will increase the percentage of collections on the Receivables that are treated as collections of Finance Charge Receivables, which will increase the Portfolio Yield to a level higher than it would be in the absence of such designation. As a result, such designation should decrease the likelihood of the occurrence of a Pay Out Event based upon a reduction of the average Portfolio Yield for any three-month period to a rate below the average Base Rate for such period. However, such designation will also reduce the aggregate amount of Principal Receivables, which may increase the likelihood that the Transferor will be required to add Principal Receivables to the Trust in accordance with the Pooling and Servicing Agreement and which could, if additional Principal Receivables were not available at such time, cause the occurrence of a Pay Out Event. A decline in, or the elimination of, the percentage of Receivables subject to the discount option would reduce the Portfolio Yield and may increase the possibility of a Pay Out Event arising, if the average Portfolio Yield for any three-month period is less than the amounts necessary to pay interest on the Certificates and the Investor Monthly Servicing Fee for such period. The ability of the Transferor to adjust the Discount Percentage to change the amount of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables is limited in certain circumstances. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and, in limited circumstances, holders of certificates that are not rated, of any such increase, reduction or elimination, and such increase, decrease or elimination will become effective on the date specified therein unless the Transferor reasonably believes that such increase, reduction or elimination will at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series, including Series 1997-2; provided that if such designation would cause the Discount Percentage to be less than 1% or more than 3%, the Rating Agency Condition must be satisfied and in limited circumstances, holders of outstanding certificates that are not rated must consent to such action. Any such adjustment will be publicly disclosed by the Servicer in a Current Report on Form 8-K filed with the Commission under the Exchange Act. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Discount Option Receivables."

EFFECT OF LIMITED SUBORDINATION ON CLASS B CERTIFICATES

     The Class B Certificates are subordinated in right of payment of principal to payments of principal and interest on the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein. In addition, the Class B Investor Amount is subject to reduction if the amounts required to be paid in respect of the Class A Certificates for any Monthly Period are not funded from collections allocable to the Class A Certificates or the Class B Certificates. If the Class B Investor Amount suffers such a reduction, the portion of collections of Finance Charge Receivables allocable to the Class B Certificates in future Monthly Periods will be reduced and principal and interest payments on the Class B Certificates may be delayed or reduced. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement."

     Further, in the event of a sale of the Receivables due to a Pay Out Event, the portion of the net proceeds of such sale allocable to pay principal of the Offered Certificates will first be used to pay principal amounts due to the Class A Certificateholders and any remainder will be used to pay amounts due to the Class B Certificateholders, thereby causing a loss to Class B Certificateholders if such remainder is insufficient to pay the Class B Certificateholders in full. If the Collateral Indebtedness Amount is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Principal Payments" and " -- Pay Out Events."

GEOGRAPHIC CONCENTRATIONS

     The Company operates 175 stores in 24 states. Unlike certain of the Company's competitors that operate nationally, each Department Store has a regional focus. Proffitt's has 19 stores in six states. Parisian has 40 stores in seven states. McRae's has 29 stores in four states. Herberger's has 37 stores in 10 states. Receivables in the Trust Portfolio that originated from stores located in Alabama, Mississippi, Tennessee and Georgia represent 38.42%, 18.25%, 12.69% and 8.99%, respectively, of the total receivables outstanding in the Trust Portfolio as of July 11, 1997. Such geographic concentration will subject the receivables in the Trust Portfolio to the economic, legal and other conditions present in such states. Economic trends and other factors in any of these states, particularly Alabama, Mississippi, Tennessee and Georgia, could adversely affect collections of Receivables, the generation of new Receivables and payment rates. See "Credit Card Program -- Geographic Distribution."

     Herberger's only recently began offering proprietary credit cards, and as it expands its program, and if other selling department stores are added to the Sellers, the percentages of Accounts and Receivables attributable to other states could increase, thereby potentially reducing or shifting existing concentration levels. See "-- Social, Legal and Economic Factors" and "Credit Card Program."

GENERAL ECONOMIC CONDITIONS; SEASONALITY

     The Company's future performance is subject to prevailing economic conditions and to all operating risks normally incident to the retail industry. The Company experiences seasonal fluctuations in sales and net income, with disproportionately large amounts typically realized during the fiscal fourth quarter of each year. Sales are generally weakest during the fiscal second quarter.

INTEGRATION OF ACQUIRED COMPANIES

     As part of its business strategy, the Company has successfully consummated several acquisitions and will regularly evaluate future acquisition opportunities, including acquisitions of other regional department store chains and individual stores or locations. The Company's operations and earnings have been, and will continue to be affected by its ability to continue to successfully integrate the operations, including proprietary credit cards, of any acquired businesses or store locations. While the Company has in the past been successful at effectively integrating the operations of acquired businesses and managing the related portfolios of proprietary credit cards, there can be no assurance that the Company will be able to continue to do so. In addition, the successful integration of operations, including credit card operations will be subject to numerous contingencies, some of which are beyond the Company's control. The failure to successfully integrate any such operations with those of the Company could have a material adverse effect on the Company's financial position, results of operations and cash flows and the performance of its credit card portfolios. See "Credit Card Program -- Department Stores."

FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements concerning the Company's, the Sellers' and the Trust's existing and contemplated operations, economic performance and financial condition. These statements are based upon a number of assumptions and estimates which are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, the Sellers or the Trust, including, among others, the level of consumer spending for apparel and other consumer goods carried by the Company, economic conditions, including local and regional economic conditions in the areas served by the Company, competition among department and specialty stores and other retail outlets, levels of consumer debt and bankruptcies, changes in interest rates and inflation, changes in buying, charging and payment behavior by customers, the effects of weather conditions on seasonal sales in the Company's markets, competition among department and specialty stores, and the Company's ability to integrate recent and potential acquisitions. See "Cautionary Notice Regarding Forward-Looking Statements."

                              CREDIT CARD PROGRAM

GENERAL

     PCC, headquartered in Las Vegas, Nevada, was incorporated as a Nevada corporation in January 1997. PCC's activities are limited to purchasing credit card receivables from each of the Sellers, financing those purchases and other activities directly related to such purchases and financings.

DEPARTMENT STORES

     Proffitt's. The Company operates 19 Proffitt's department stores, 12 of which are in Tennessee, with the remainder in Georgia, North Carolina, Virginia, Kentucky and West Virginia. Proffitt's stores average approximately 95,000 gross square feet and approximately $149 in net sales per square foot of selling space. Proffitt's stores offer moderate to better brand name fashion apparel, shoes, accessories, cosmetics and decorative home furnishings. Major brands found in a typical Proffitt's store include Liz Claiborne, Calvin Klein, Jones New York, Polo/Ralph Lauren, Tommy Hilfiger, Nautica, Marisa Christina, Enzo, Nine West, Timberland, Levi's, Clinique, Lancome and Estee Lauder. Proffitt's stores are principally anchor stores in leading regional or community malls. Proffitt's is headquartered in Birmingham, Alabama.

     McRae's. McRae's, which was acquired on March 31, 1994, operates 29 department stores located in Mississippi, Alabama, Florida and Louisiana, 26 of which are located in Mississippi and Alabama. McRae's stores average approximately 101,000 gross square feet and approximately $183 in net sales per square foot of selling space. The merchandise selection of the McRae's stores is very similar to that of the Proffitt's stores with modifications for regional tastes. McRae's is headquartered in Jackson, Mississippi.

     Parisian. Parisian, which was acquired on October 11, 1996, operates 40 specialty department stores located in nine states, with 33 of its stores located in the Southeast (Alabama, Florida, Georgia, South Carolina and Tennessee), with the remainder located in the Midwest (Indiana, Ohio and Michigan). Parisian stores average approximately 107,000 gross square feet and approximately $228 in net sales per square foot of selling space. Parisian's stores are generally anchor stores in enclosed regional and premium malls.

     Parisian carries moderate to better apparel, cosmetics, shoes, accessories and gifts customarily found in other quality department stores, but does not carry home furnishings, housewares or furniture. In addition to popular brands found in the Company's other department stores, Parisian carries premium lines such as Brighton, Robert Talbott, Armani, Coach and MAC cosmetics. Parisian seeks to create a special shopping experience in its stores through carefully selected fashion merchandise assortments, attractive store design, exciting visual presentations and promotional events, and personal amenities that enhance customer convenience and comfort.

     Parisian is headquartered in Birmingham, Alabama. Parisian stores overlap with McRae's and Proffitt's stores in certain markets. In several instances, these stores serve as anchor stores in the same mall. The Company believes that the product offerings and image of the Parisian chain are distinct and allow for the successful coexistence of these stores.

     Herberger's. Herberger's, which was acquired on February 1, 1997, operates 37 department stores located in ten states throughout the Midwest and Great Plains states, including Minnesota, Wisconsin, Montana, Nebraska, North Dakota, South Dakota, Iowa, Illinois, Colorado and Wyoming. Herberger's stores average approximately 64,000 gross square feet and approximately $143 in net sales per square foot of selling space. Most Herberger's stores are located in rural population centers where Herberger's is generally the leading brand name department store. Such markets typically encompass a retail trade area ranging in size from approximately 50,000 to 300,000 people, although certain stores are in larger markets where Herberger's believes it successfully fulfills the customer's desire for a "neighborhood" department store.

     Brands typically found in a Herberger's store include Liz Claiborne, Susan Bristol, Chaps by Ralph Lauren, Calvin Klein, Woolrich, Timberland, Nike and Estee Lauder. Prior to its acquisition by the Company, the size and location of the Herberger's chain made it difficult to establish relationships with certain popular and premium vendors as an independent company. As one of the Company's chains, Herberger's has recently received commitments to introduce key brands such as Tommy Hilfiger, Nautica, and Lancome in certain of its locations during 1997. The Herberger's chain is headquartered in St. Cloud, Minnesota.

     Prior to its merger with the Company, Herberger's did not have an existing proprietary credit card program. Instead, Herberger's had participated in a co-branded VISA program with a third-party financial institution which has been terminated. Beginning May 15, 1997, the Company introduced a proprietary credit card at the Herberger's stores. Based on experience in its other chains, the Company believes that the introduction of the proprietary credit card will increase sales, improve customer loyalty and generate additional finance charge income.

     Younkers. Younkers, which was acquired on February 3, 1996, is a leading fashion department store that operates 50 stores located in Iowa, Wisconsin, Michigan, Nebraska, Illinois, Minnesota and South Dakota. Younkers stores average approximately 97,000 gross square feet and approximately $149 in net sales per square foot of selling space. Younkers' stores are generally located in mid-sized to smaller cities where Younkers is one of the primary department stores and competition is more limited than in major metropolitan areas.

     Younkers stores are full-line department stores which offer a merchandise selection similar to Proffitt's with modifications for regional taste. In certain states, Younkers also sells furniture and operates restaurants. Younkers is headquartered in Des Moines, Iowa. Initially, the Company does not expect to sell any Younkers proprietary credit card receivables to the Trust.

     Prior to adding any Younkers credit card accounts, including all receivables in such accounts whether then existing or thereafter created, to the Trust, the conditions, including satisfaction of the Rating Agency Condition, described under "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Addition of Accounts" must be satisfied. In addition, Younkers may be designated as an Eligible Originator upon the satisfaction of the Rating Agency Condition. Thereafter, additional Younkers credit card accounts may be added to the Trust as Automatic Additional Accounts upon satisfaction of the conditions described under "Description of the Series 1997-2 Certificates and the Pooling and Servicing

Agreement -- Addition of Accounts." The Monthly Servicer Report filed publicly on behalf of the Trust on a Current Report on Form 8-K will disclose that Younkers receivables have been added to the Trust.

PROPRIETARY CREDIT CARDS

     The Company issues proprietary credit cards for each of the Proffitt's, McRae's, Younkers, Herberger's and Parisian Department Stores (however, the Younkers credit card accounts and receivables initially will not be included in the Trust). All proprietary credit card programs are administered from the Company's central credit card services center located in Jackson, Mississippi (the "Credit Services Center"). Approximately 47.5% of the Company's net sales in calendar year 1996 were charged to the Company's proprietary credit cards. Frequent use of the Company's proprietary credit cards by customers is an important element in the Company's marketing and growth strategies, and generates significant finance charge income which augments the income received from the sale of merchandise. The Company believes that proprietary credit card holders shop more frequently with the Department Stores, purchase more merchandise, and are generally more loyal to the Department Stores than are customers who use other payment methods. The Department Stores also make frequent use of the names and addresses of their respective proprietary credit card holders in direct marketing efforts.

     Generally, each of the Department Stores seeks to expand the number and use of its proprietary credit cards by, among other things, providing incentives to sales associates to open "instant credit" accounts, which can generally be opened by sales associates within approximately three minutes using automated voice response units and other systems operated by the Credit Services Center that provide rapid credit checks. Also, customers who open accounts are entitled to certain discounts on initial and subsequent purchases. Recently, the Company has introduced a "Younkers Gold Card" to preferred customers of Younkers stores which enables such cardholders to receive "points" for each purchase charged to the Gold Card. Points can be redeemed for discounts on subsequent purchases at Younkers' stores. Historically, cardholders redeeming points have tended to make other purchases in addition to the merchandise purchased through redemption of points. Based on its experience with the Younkers Gold Card, the Company plans to introduce the gold card concept in its other Department Stores in Fall 1997.

     The Company has an aggregate of approximately four million credit card accounts outstanding, of which approximately two million accounts have been active within the last six months. The Company employs state-of-the-art systems to monitor and administer its credit cards through the Vision 21 system. All credit card servicing, credit granting, administration and collection functions have been consolidated and are conducted centrally by the Company's Credit Services Center. The Company believes that it takes appropriate steps to control losses on its credit card program. For instance, the Company conducts behavior scoring on all active card holders semi-annually and utilizes the results to adjust credit limits and/or terminate certain accounts.

LEGAL COMPLIANCE

     The Receivables are currently governed by federal law and the laws of the state where the Obligor resides if the Company has a store in that state. From time to time, state attorneys general or state financial regulators examine the practices of credit providers. The primary areas of inquiry include compliance with state consumer-credit laws, compliance with regulations regarding fraudulent charges and collections of accounts, and compliance with federal bankruptcy provisions. The Company knows of no such examinations or proceedings currently pending with respect to its credit card operations. Individuals may also bring actions against credit providers in connection with such matters. State laws governing the maximum finance charges and late charges that may be assessed directly affect the profitability of the Company's credit card portfolio. However, the proposed credit card bank will permit the Company to standardize the charges and fees that it may assess regardless of the law of the state in which the Obligor resides. See "-- Proposed Credit Card Bank."

     The Company believes that the most important aspect of state laws are the provisions governing interest rates and other charges. Summaries of such provisions in the laws of Alabama, Mississippi, Tennessee, Georgia and Florida, the states where 5% or more of the Company's Accounts were concentrated as of July 11,

1997, are set forth below. In Alabama, a finance charge of up to an annual percentage rate of 21% may be charged on balances of up to $750 and a rate of 18% may be charged on balances over $750. A late charge of the greater of $10 or five percent of the amount of scheduled payments in default (but not to exceed $100) may be assessed. In Mississippi, a finance charge of up to an annual percentage rate of 21% may be charged and a late fee of $10 may be assessed. In Tennessee, a finance charge of up to an annual percentage rate of 21% may be charged. Tennessee has not enacted any statute which governs the imposition of a late charge, but courts in Tennessee recognize that a reasonable late charge may be imposed. In Georgia, a finance charge of up to an annual percentage rate of 21% may be charged and a late charge of $10 may be assessed. In Florida, a finance charge of up to an annual percentage rate of 21% may be charged and a late fee of $10 may be assessed. See "Credit Card Programs -- Geographic Distribution of the Trust Portfolio;" and "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Consumer and Debtor Protection Laws, Recent and Proposed Legislation."

PROPOSED CREDIT CARD BANK

     The origination of Receivables at the Department Stores subjects the Company to regulatory compliance in each of the 24 states in which it currently operates at least one store. State regulations, among other things, impose interest ceilings and may restrict the application of certain other Finance Charges such as late fees. Accordingly, the Company is considering forming a special purpose credit card bank to issue proprietary credit cards on behalf of the Company's department stores. The Company believes that the formation of a national bank as a wholly-owned subsidiary for purposes of issuing proprietary credit cards would enhance its profitability by: (i) allowing for greater standardization of terms across all divisions, (ii) providing for the exportation of interest rates and late fee income across the franchise states, and (iii) allowing for future flexibility and potential income generation through various other programs (e.g., co-branded MasterCard and VISA credit cards). The Company is also considering the introduction of proprietary credit cards that may be used at all of its Department Stores, as well as co-branded MasterCards and VISA cards. The Pooling and Servicing Agreement permits a credit card bank to be substituted for the Transferor, the Servicer and the Subservicer, the Accounts of the Department Stores to be transferred to such a bank and amendments to the Pooling and Servicing Agreement, and the amendment and/or termination of the Receivables Purchase Agreements to reflect a credit card bank, without the consent of the Certificateholders, provided the Trustee is provided with acceptable opinions of counsel and provided further that such transaction is not determined by the applicable Rating Agencies to adversely affect their ratings of the Offered Certificates. The Company understands that the current practice of bank regulatory agencies may require charge offs of Receivables approximately 30 days earlier than the Company's current policy, which may result in accelerated charge offs. See "-- Delinquency, Collections and Losses."

PORTFOLIO INFORMATION

     All information below regarding the credit card accounts relates to the aggregate portfolio of proprietary credit cards generated by Proffitt's, Parisian, McRae's and Herberger's (collectively, the "Trust Portfolio"). As of the Cut-Off Date, the balance of receivables in accounts which are not eligible for inclusion in the Trust totaled approximately $20,000. Therefore, the assets of the Trust as of the Closing Date will generally consist of virtually all of the receivables in the accounts of the Sellers at the Cut-Off Date, plus receivables in new accounts originated by the Sellers from the Cut-Off Date through the Closing Date. Thereafter, the Trust will also include all Receivables in Additional Accounts and Automatic Additional Accounts, less Receivables in Removed Accounts. As a result, the Trust Portfolio as described in the following tables reflects the attributes and performance of the Seller's accounts prior to the formation of the Trust. The Herberger's proprietary credit card program was initiated in May 1997 through a mailing to one million persons, most of whom were believed to be Herberger's customers. Although the Herberger's credit card program is administered pursuant to the Company's Credit Card Guidelines applicable to the other Sellers' credit card accounts, except for information dated after May 31, 1997 the following tables do not reflect any experience with Herberger's Accounts, and no assurance can be given that such experience will be similar to the historical experience of the other Sellers. Amounts and percentages in the following tables may not add to the totals because of rounding. See "The Accounts."

     Receivables outstanding on credit card accounts in the Trust Portfolio for the periods presented have been as set forth below. There can be no assurance that the receivables outstanding in the future will be similar to the historical experience set forth below.

                            RECEIVABLES OUTSTANDING
                                TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                      AS OF MAY 31,                 AS OF DECEMBER 31,
                                   --------------------    ------------------------------------
                                     1997        1996         1996          1995         1994
                                   --------    --------    ----------    ----------    --------
Receivables Outstanding(1)(2)....  $278,038    $279,876    $  331,635    $  323,050    $308,271
Number of Accounts(2)............   926,438     956,221     1,065,399     1,063,322     859,629

---------------

(1) Receivables typically decrease from December to May due to subsequent payments of holiday purchases.
(2) Includes only Accounts with outstanding balances for Parisian and only Accounts with outstanding debit balances for the other Sellers.

     The Trust Portfolio credit card account balances are currently created by purchases of merchandise and services (including, without limitation, travel agency services, dining room charges and alterations) from the Department Stores. If any of the Department Stores in the future conducts any of their retail business through one or more subsidiaries, the Trust Portfolio credit card account balances will also be created by purchases of merchandise and services (including without limitation travel agency services, dining room charges and alterations) from such subsidiaries. Accordingly, the Trust depends on the Department Stores and their ability to generate credit sales. In addition, since the Department Stores accept other credit cards, including American Express, MasterCard, VISA and the Discover Card, the Trust will also depend upon the decisions of customers to use their Department Store proprietary credit cards rather than other payment methods.

     Each of the Department Stores offers its credit card holders a variety of incentives to use their Department Store credit card accounts. These incentives, which change from time to time and may be changed at any time in the future, have included discounts on first day purchases under the Instant Credit program described below, and discount coupons for new cardholders, for cardholders with no recent activity in their accounts, and for cardholders whose monthly purchases exceed a certain level.

     There can be no assurance that the Department Stores' credit card sales in the future will be similar to the historical experience set forth below.

                 PRIVATE LABEL CREDIT CARD SALES AT THE SELLERS
                             (DOLLARS IN THOUSANDS)

                                      FOR THE FIVE MONTHS            FOR THE 12 MONTHS
                                         ENDED MAY 31,               ENDED DECEMBER 31,
                                      --------------------    --------------------------------
                                        1997        1996        1996      1995(1)     1994(1)
                                      --------    --------    --------    --------    --------
Private Label Credit Card Sales.....  $315,836    $316,710    $854,010    $844,558    $810,961

---------------

(1) Not including Proffitt's.

                       SELLERS' SALES BY FORM OF PAYMENT

                                                      FOR THE FIVE
                                                      MONTHS ENDED       FOR THE 12 MONTHS ENDED
                                                         MAY 31,              DECEMBER 31,
                                                     ---------------   ---------------------------
                                                     1997    1996(1)   1996(1)   1995(2)   1994(2)
                                                     -----   -------   -------   -------   -------
Department Stores' Credit Card Accounts............  45.70%   47.72%    47.46%    50.17%    51.37%
Other Credit Cards.................................  25.44    23.41     23.92     21.96     19.56
Cash, Check or Other...............................  28.86    28.87     28.62     27.87     29.07

---------------

(1) Not including Proffitt's for January 1996.
(2) Not including Proffitt's.

CREDIT ORIGINATION AND UNDERWRITING

     All of the Department Stores' credit granting, administration and collection functions are managed centrally through the Credit Services Center. The Credit Services Center has taken over these functions from the individual Department Stores following each acquisition by the Company. All of Parisian's credit card accounts were converted June 15, 1997 to the Company's systems and are now managed by the Credit Services Center.

     Each Company credit card account is governed by a written agreement containing the terms and conditions of the account. Pursuant to such agreements, the Company reserves the right to change or terminate any terms, conditions, services or features of the account (including, among others, increasing or decreasing finance charges, other charges or minimum payments).

     Credit card accounts of the Department Stores are created through three principal programs:

  New Account Programs

          1. IN-STORE "INSTANT CREDIT APPLICATION". Each of the Department Stores offers instant credit to customers at the time of purchase in Department Store locations. Excluding accounts obtained through new store promotions described below and the recent introduction of Herberger's proprietary credit card, approximately 80% of the Company's new accounts were generated through in-store instant credit applications. Sales associates are encouraged through various incentives and promotional events to open instant credit accounts. To open an instant credit account, the customer completes the instant credit application at the point of sale. In order to qualify for an instant credit account, in addition to completing the application, the customer must have a valid picture identification. On receipt of the necessary information, the sales associate relays the information to the Credit Services Center over the telephone. This information is queued directly into the Vision 21 Application Processing System. Once all the information is obtained, a full credit report is obtained, and a credit bureau derived risk score generated. If all Company policy rules are passed, an account number is immediately assigned by the system. The credit limit is based on the risk score and other factors commonly used by creditors.

          2. MAIL-IN CREDIT CARD APPLICATION. Like the instant credit application, mail-in credit applications are also available in the various Department Stores. Upon completion by the customer, these applications can be submitted either at the service desk in one of the Department Stores or mailed to the Credit Services Center. When received, the application is reviewed for completeness. The application is queued directly into the Vision 21 Application Processing System and a full credit report is obtained, and a credit bureau derived risk score is generated. If all Company policy rules are passed and the risk score is above the cut-off, then an account number is immediately assigned by the system.

          3. PROMOTIONAL (PRE-APPROVED) APPLICATIONS. Promotional (pre-approved) applications are used as part of the credit solicitation effort for new store openings. To obtain potential new account holders, the Company provides the credit bureaus with minimum criteria for potential account holders in the area to be served by a new store. The lists generated by the credit bureaus are compared by computer against the Company's existing account holders to eliminate duplications. All qualifying names are sent a marketing package which includes information about the relevant Department Store and its credit card program, plus the new location to be opened, along with an application to be signed. If the application is returned, signed and unaltered, a credit limit is established based on an automatic limit setting risk score matrix. If the application is returned with a change in name or address indicated, the application is reviewed in a similar manner to a long form application.

     In addition, each of the Department Stores has other credit card plans for major purchases, and china, silver and crystal products. The credit-granting procedures are the same as for the Company's other credit program. The Company also has commercial accounts with a relatively small number of businesses and organizations. In the aggregate, outstanding balances under major purchase, and china, silver and crystal programs represented less than approximately 3% of the Company's total credit card receivables as of the end of its fiscal 1996.

     Post-Approval Account Monitoring. No automatic adjustment to an account holder's credit limit is made during the initial six-months from account activation. Ongoing monitoring of a customer's credit limit is done through the use of the credit bureau-generated risk scores in connection with the Company's periodic portfolio reviews. Portfolio reviews are executed semi-annually or quarterly based on need as determined by the Credit Services Center. Accounts are selected and passed to the credit bureau based on the activity in the past 12-months. The credit bureau assigns a risk score to each account record, which is maintained in the Company's master file for each account. The risk score is a measure of the customer's current creditworthiness as derived by payment and delinquency patterns with the entire credit granting community. Based on the score, number of months with a balance and the current delinquency status of the account, the credit limit may be raised or lowered.

     Automatic Over Limit Authorization. When customers attempt to incur charges that exceed their designated credit limit ("over limit charges"), the Vision 21 system will automatically review the account during the authorization process and determine an acceptable dollar amount of over limit charges for the customer. The amount of the over limit charge authorization is determined by the number of times the account has been billed, the current delinquency status of the account and the account risk score. A credit authorizer may override the Vision 21 automatic analysis and take the following actions based on certain pre-defined criteria: increase the credit limit, approve the sale without increasing the credit limit (customer will be over their credit limit) or reject the sale. Generally, such credit authorizer would utilize the following tools to assist in making decisions that promote sales but reduce credit risks to the
Company: (i) portfolio risk score; (ii) length of time the account has been active; (iii) delinquency/payment history; and/or (iv) a new credit report with an updated risk score. No over limit fees are charged.

     Deactivation/Cancellation of Accounts. Credit card accounts can be deactivated at the request of the accountholder. An account is automatically deactivated if it has no balance, and remains unused, for 36 consecutive months. A deactivated account is removed from the applicable Department Store mailing list and cannot be used by the accountholder. If an account is deactivated solely due to non-use, it can generally be reactivated if accountholders present their credit cards along with evidence of identity and current address. When an account is reactivated, its credit limit is set at $500 until a new credit bureau risk score is obtained. If accountholders cannot produce their credit card or if the deactivation occurred for a reason other than non-use, then the accountholder must reapply for credit through one of the normal credit origination programs described above.

BILLING AND PAYMENTS

     Generally, the Company uses approximately eight billing cycles within a month. Each cycle is assigned, on a random basis, an approximately equal number of accounts. Accounts having all billing cycles will be included in the Trust.

     The average daily outstanding balance is determined by taking the beginning balance of the account each day, adding any new purchases or miscellaneous debits and subtracting any new payments, miscellaneous credits and unpaid finance charges (where required by law). The daily balances for each day of the billing cycle are added together and divided by the total number of days in the billing cycle to arrive at the average daily outstanding balance. The Department Stores do not charge fees when customers exceed their credit limits.

     Account holders are given a grace period of approximately 25 to 30 days, depending on the respective Department Store, after each billing cycle closes. Generally, the respective Department Store assesses interest charges on an account based upon the average daily balance outstanding on the account during a monthly billing cycle. However, no finance charge is imposed if there is no balance at the beginning of the billing cycle and the entire balance of the account is paid during the grace period. If a payment is not received by the payment due date, a finance charge is imposed on all purchases from the date of purchase to the date of repayment, except for residents of Minnesota and Montana, where purchases and credits (other than payments) are not reflected in the average daily balance until the beginning of the next billing cycle. Except for residents of Nebraska and North Carolina, where no minimum finance charge is imposed, a $.50 minimum finance charge is imposed for any billing cycle in which a finance charge of less than $0.50 would otherwise be imposed. Interest charges vary by state, with the annual percentage rate ranging from 18% to 21%.

     Subject to applicable laws, account holders are generally charged $25.00 if a check is dishonored after the second presentment. Late charges are assessed in accordance with state law. If permitted by state law, a late charge of $5.00 to $10.00 is assessed for each month a payment is more than 30 days or more past due. The late fee is not assessed for any month in which an appropriate minimum payment is made. None of the Department Stores imposes annual fees or transaction-related service fees.

     The Proffitt's and McRae's standard credit card programs were recently changed to reduce the minimum monthly payment account holders must make from the greater of 10.0% of the account balance or $10.00 to the greater of 7.5% of the account balance or $10.00. Herberger's credit cards have the same minimum payments. Under the Parisian credit card accounts, customers have a no-interest payment option or an interest-bearing payment option. Currently, under the Parisian no-interest payment option, the required minimum payment is one-sixth
( 1/6th) of the highest account balance over the prior six months. Also, under the current Parisian interest-bearing payment option, the minimum payment is one-twelfth ( 1/12th) of the highest balance over the prior 12 months. Parisian is considering a change to these minimum payment provisions to the following terms: (i) the greater of 25% of the ending balance or $25 for the no-interest payment option, and (ii) the greater of 7.5% of the ending balance or $10 for the interest-bearing option. Payments by account holders are applied first to interest and other charges or fees, and then to purchases in the order made. Each such minimum payment specified in this paragraph is referred to herein as a "qualified minimum payment."

     Under the Proffitt's, McRae's and Herberger's china, silver and crystal plans, account holders can purchase such merchandise on an installment basis with no finance charges for a period of 24 months. The monthly payment under such plan is equal to one twenty-fourth ( 1/24th) of the highest balance in existence since the account last had a zero balance. Under the McRae's, Proffitt's and Herberger's major purchase plans, the account holder has the option to pay one-third of the highest balance for three consecutive months without incurring finance charges. Under the Parisian Plus Account for certain large purchases, cardholders have the option to make monthly payments each month equal to one-twelfth ( 1/12th) of the highest balance of the last 12 months and incur no finance charge, or equal to one twenty-fourth ( 1/24th) of the highest balance over the last 24 months and incur finance charges at normal rates for Parisian credit cards.

     From time to time, each of the Department Stores offers deferred billing promotions to their respective credit card account holders. These promotions typically allow the account holder to delay the billing of the account for up to 90 days for specific purchases. During the deferred billing periods, the purchases either do not appear on the customer's statement or appear but are not added to the outstanding balances. No finance charges accrue on such purchases until they have been billed, at which point they are treated like ordinary purchases (that is, a grace period is available until the payment due date, unless the card holder has a balance when the deferred purchase is billed, in which case finance charges accrue from the date the purchase is billed). All purchases are, however, immediately recorded on the Company's credit authorization system, which reduces the customer's available credit limit accordingly. Approximately 2% of the Company's credit sales for fiscal year 1996 were done on a deferred billing basis, with an average deferred period of 90 days.

Receivables, including Receivables in deferred billing accounts, will be included in the Trust from the date such Receivables are created.

DELINQUENCY, COLLECTIONS AND LOSSES

     The Company measures delinquency by the number of days an account is past due, and accounts move into the collection queue based on contractual delinquency. When an account becomes one payment past due, a reminder is printed on the bottom of the next account statement. When an account becomes two payments past due, a suspension message is printed on the statement notifying the customer that they will be unable to use their credit card account until payment is made. The account enters the collection system at this point and is scheduled for collection department action 10 days later (i.e., the 40th day past due). When an account ages to 40 days past due, a reminder letter is mailed to the customer. Accounts between 40 and 119 days past due are worked randomly by collectors over the telephone using a predictive autodialer system. When the account is 60 days past due, (i) a stronger message appears on the customer's statement and (ii) a third party collection letter is sent to the customer notifying the customer that additional purchases are not permitted to be charged. As an account becomes 120 days past due the account is assigned to a late stage collector for stronger collection efforts, including (i) skip tracing (using credit bureau sources, address and neighbor information and cross-reference directory searches), (ii) customized customer demand notices,
(iii) specialized phone-based collection techniques, including predictive autodialing, and (iv) selective utilization of collection agencies and attorneys.

     Delinquent accounts are removed from the collection queue and returned to current status if three consecutive qualified minimum payments or, in the case of Proffitt's, McRae's and Herberger's, three payments aggregating 22.5% or more of the outstanding balance and in the case of Parisian, three payments aggregating 25% or more of the outstanding balance, are received. No delinquent account is permitted to be cured more than once every six months. In addition, in limited circumstances, the Company will re-age delinquent accounts prior to or without evidence of a payment. Such circumstances include bill adjustment problems, and untimely receipt of billing statements.

     Accounts are turned over to outside collection agencies at different times based on the outstanding balance and the number of months without proper payment. Generally, all accounts are assigned to a collection agency or attorney following the charge off of the account.

     The Company's current policy generally recognizes losses on the seventh month after the customer has failed to make a qualified minimum payment. The Company may recognize losses earlier if an account is determined to be uncollectible, if the customer is deceased or if the customer has filed bankruptcy. In certain instances, losses may not be recognized on accounts that satisfy the charge off criteria set forth above if the Credit Services Center believes that the account will be paid. The Company is contemplating forming a credit card bank. The Company understands that the current practice of the bank regulatory agencies may require charge offs of delinquent receivables approximately 30 days earlier than the Company's current guidelines. See "Credit Card Program -- Proposed Credit Card Bank."

     The Company's credit evaluation, servicing and charge off policies and collections practices may change at any time as dictated by the Company's business judgment and applicable law.

     The following table sets forth the loss experience with respect to the credit card accounts in the Trust Portfolio for each of the periods shown. There can be no assurance that future loss experience for the Receivables will be similar to the historical experience set forth below. See "Risk Factors."

                     LOSS EXPERIENCE OF THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                             FOR THE FIVE MONTHS            FOR THE 12 MONTHS
                                                                ENDED MAY 31,               ENDED DECEMBER 31,
                                                             --------------------    --------------------------------
                                                               1997        1996        1996        1995        1994
                                                             --------    --------    --------    --------    --------
Average Principal Receivables(1)...........................  $289,667    $283,805    $277,619    $266,101    $249,089
Total Principal Charge Offs(2).............................     4,991       4,046      10,856       8,732       7,190
Recoveries.................................................     1,080         954       2,166       2,060       1,885
Net Principal Charge Offs..................................     3,911       3,091       8,690       6,671       5,304
Net Principal Charge Offs Percentage(3)....................      3.24%       2.61%       3.13%       2.51%       2.13%

---------------

(1) Average Principal Receivables for a particular period is the average of the principal balances outstanding at the beginning and the end of each month during such period.
(2) Total Principal Charge Offs are charge offs before Recoveries and do not include fraud losses.
(3) The percentages for the five months ended May 31, 1997 and 1996 are annualized figures, which are not necessarily indicative of results that may be realized for the entire year.

     The following tables set forth the delinquency experience with respect to payments by cardholders that were 31 days or more past due for each of the periods shown for the Trust Portfolio. Because delinquencies are affected by a number of factors, including competitive and general economic conditions and consumer debt levels, there can be no assurance that the delinquency experience for the Receivables, including but not limited to, Receivables in Herberger's Accounts, in the future will be similar to the historical experience set forth below.

                            HISTORICAL DELINQUENCIES
                                TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                              AS OF MAY 31,                                    AS OF DECEMBER 31,
                        ---------------------------------------------------------   -----------------------------------------
                                   1997                          1996                          1996                  1995
                        ---------------------------   ---------------------------   ---------------------------   -----------
                                      PERCENTAGE OF                 PERCENTAGE OF                 PERCENTAGE OF
                        RECEIVABLES       TOTAL       RECEIVABLES       TOTAL       RECEIVABLES       TOTAL       RECEIVABLES
                            (3)        RECEIVABLES        (3)        RECEIVABLES        (3)        RECEIVABLES      (3)(5)
                        -----------   -------------   -----------   -------------   -----------   -------------   -----------
Current(1)............   $265,257         95.30%       $269,955         95.47%       $319,503         96.05%       $311,923
31 to 60 days
  delinquent..........      6,782          2.44           7,284          2.58           6,972          2.10           6,658
61 to 90 days
  delinquent..........      2,322          0.83           1,875          0.66           2,230          0.67           1,994
Over 91 days
  delinquent..........      3,981          1.43           3,659          1.29           3,940          1.18           3,726
                         --------        ------        --------        ------        --------        ------        --------
    Total
      Delinquent......     13,084          4.70          12,818          4.53          13,141          3.95          12,378
                         --------        ------        --------        ------        --------        ------        --------
    Total
      Receivables.....   $278,341        100.00%       $282,773        100.00%       $332,644        100.00%       $324,301
                         ========        ======        ========        ======        ========        ======        ========

                                    AS OF DECEMBER 31,
                        -------------------------------------------
                            1995                   1994
                        -------------   ---------------------------
                        PERCENTAGE OF                 PERCENTAGE OF
                            TOTAL       RECEIVABLES       TOTAL
                         RECEIVABLES     (2)(3)(4)     RECEIVABLES
                        -------------   -----------   -------------
Current(1)............      96.18%       $229,059         95.73%
31 to 60 days
  delinquent..........       2.05           6,475          2.71
61 to 90 days
  delinquent..........       0.61           1,437          0.60
Over 91 days
  delinquent..........       1.15           2,311          0.97
                           ------        --------        ------
    Total
      Delinquent......       3.82          10,223          4.27
                           ------        --------        ------
    Total
      Receivables.....     100.00%       $239,282        100.00%
                           ======        ========        ======

---------------

(1) Includes both current accounts and accounts that are less than 31 days past due.
(2) 1994 data as of January 31, 1995.
(3) For Parisian, the number of Accounts and Receivables outstanding are compiled from data as of each billing cycle date during the period specified. All other Accounts and Receivables are as of the end of the specified date.
(4) Excludes Proffitt's data.
(5) Proffitt's delinquencies are excluded from January 1995 through July 1995.

     The Company's net principal charge offs and delinquencies at any time reflect, among other factors, the overall credit quality of the cardholders, the seasoning of the accounts, the success of the Company's collection efforts and general economic conditions. As shown above, net principal charge offs as a percentage of average principal receivables outstanding for the 12 months ended December 31 were 2.13% for 1994, 2.51% for 1995, and 3.13% for 1996. In addition, net principal charge offs as a percentage of average principal receivables outstanding were 2.61% for the five months ended May 31, 1996, and 3.24% for the five months ended May 31, 1997. Delinquent receivables as a percentage of total receivables outstanding were 4.27% as of January 31, 1995, 3.82% at December 31, 1995, and 3.95% at December 31, 1996. In addition, delinquent receivables as a percentage of total receivables outstanding were 4.53% at May 31, 1996 and 4.70% at May 31,

1997. The Company believes that these trends are comparable with those exhibited by its competitors and other providers of consumer revolving credit.

     Newly originated accounts generally exhibit higher delinquencies and losses than seasoned accounts beginning approximately six months from issuance and reach a steady state within approximately two to three years. The Company believes that this tendency has not had a material impact on the Trust Portfolio given the moderate growth historically exhibited by the Trust Portfolio. In addition, the Company believes that the trends exhibited in the Trust Portfolio (of moderately increasing losses and delinquencies) are consistent with general economic conditions in the United States, particularly the nationwide rise in consumer loan delinquencies and the rise in personal bankruptcy filings. The Company's focus is on maintaining the profitability of its accounts and selling merchandise within the context of acceptable risk characteristics. The Company believes that its underwriting procedures and risk management policies will keep the loss and delinquency experience approximately the same as historical ranges. See "-- Credit Origination and Underwriting" and "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Addition of Accounts."

                       COMPOSITION OF THE TRUST PORTFOLIO

GENERAL

     The information describing the Trust Portfolio reflects its composition as of the dates shown. There can be no assurance that the composition and performance of the Trust Portfolio in the future will be similar to the historical experience reflected below. Amounts and percentages in the following tables may not add to the totals because of rounding.

                            COMPOSITION OF ACCOUNTS
                                     BY AGE
                              AS OF JULY 11, 1997
                             (DOLLARS IN THOUSANDS)

                                                                   PERCENTAGE OF TOTAL                 PERCENTAGE OF TOTAL
                                                                        NUMBER OF        RECEIVABLES       RECEIVABLES
                                           NUMBER OF ACCOUNTS(1)        ACCOUNTS         OUTSTANDING       OUTSTANDING
                                           ---------------------   -------------------   -----------   -------------------
Under 6 months...........................          335,988                15.04%          $ 24,134             8.63%
6 months to 1 year.......................          166,738                 7.47             16,575             5.93
1-2 years................................          241,412                10.81             22,637             8.10
2-3 years................................          312,871                14.01             32,377            11.58
3 years and older........................        1,176,396                52.67            183,872            65.76
                                                 ---------               ------           --------           ------
        Total............................        2,233,405               100.00%          $279,595           100.00%
                                                 =========               ======           ========           ======

---------------

(1) Includes all active Accounts.

                       COMPOSITION OF THE TRUST PORTFOLIO
                               BY ACCOUNT BALANCE
                              AS OF JULY 11, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                      PERCENTAGE OF TOTAL
                                                     NUMBER OF    PERCENTAGE OF TOTAL   RECEIVABLES       RECEIVABLES
ACCOUNT BALANCE RANGE                               ACCOUNTS(1)   NUMBER OF ACCOUNTS    OUTSTANDING       OUTSTANDING
---------------------                               -----------   -------------------   -----------   -------------------
No Balance(2).....................................   1,208,710            54.12%         $     --             0.00%
$0.01 to $500.00..................................     817,575            36.61           135,755            48.55
$500.01 to $1,000.00..............................     118,846             5.32            81,376            29.11
$1,000.01 to $2,000.00............................      34,263             1.53            45,351            16.22
$2,000.01 to $3,000.00............................       4,915             0.22            11,644             4.16
$3,000.01 to $4,000.00............................       1,192             0.05             4,071             1.46
$4,000.01 to 5,000.00.............................         347             0.02             1,542             0.55
$5,000.00+........................................         266             0.01             2,000             0.72
Credit balance(3).................................      47,291             2.12            (2,144)           (0.77)
                                                     ---------           ------          --------           ------
        Total.....................................   2,233,405           100.00%         $279,595           100.00%
                                                     =========           ======          ========           ======

---------------

(1) Includes all active Accounts.
(2) Accounts currently having no outstanding balance are included, because Receivables may be generated in such Accounts in the future.
(3) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts currently having an outstanding credit balance are included, as Receivables may be generated in such Accounts in the future.

                       COMPOSITION OF THE TRUST PORTFOLIO
                                BY CREDIT LIMIT
                              AS OF JULY 11, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                            PERCENTAGE OF
                                                          NUMBER OF    PERCENTAGE OF TOTAL    AGGREGATE       AGGREGATE
CREDIT LIMIT                                             ACCOUNTS(1)   NUMBER OF ACCOUNTS    CREDIT LIMIT   CREDIT LIMIT
------------                                             -----------   -------------------   ------------   -------------
Zero...................................................      69,121             3.09%                 --          0.00%
$0.01 - $600.00........................................     580,762            26.00             253,753          7.14
$600.01 - $1,000.00....................................     432,154            19.35             384,988         10.83
$1,000.01 - 2,000.00...................................     725,444            32.48           1,086,939         30.59
$2,000.01 - 3,000.00...................................     113,370             5.08             293,982          8.27
$3,000.01 - 4,000.00...................................      14,935             0.67              53,141          1.50
$4,000.01 - 5,000.00(2)................................     295,097            13.21           1,460,742         41.11
$5,000.01 or more......................................       2,522             0.11              19,761          0.56
                                                          ---------           ------          ----------       -------
        Total..........................................   2,233,405           100.00%         $3,553,306        100.00%
                                                          =========           ======          ==========       =======

---------------

(1) Includes all active Accounts.
(2) The concentration of Accounts in the $4,000.01 - $5,000.00 credit limit range is due to the fact that this is the highest credit limit assigned without special exceptions.

                       COMPOSITION OF THE TRUST PORTFOLIO
                               BY PAYMENT STATUS
                              AS OF JULY 11, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                           PERCENTAGE OF TOTAL
                                       NUMBER OF    PERCENTAGE OF TOTAL    RECEIVABLES         RECEIVABLES
PAYMENT STATUS                        ACCOUNTS(1)   NUMBER OF ACCOUNTS    OUTSTANDING(1)       OUTSTANDING
--------------                        -----------   -------------------   --------------   -------------------
Current(2)..........................    951,092             97.31%           $272,644             96.77%
31 to 60 days delinquent............     11,450              1.17               3,611              1.28
61 to 90 days delinquent............      5,128              0.52               1,813              0.64
Over 91 days delinquent.............      9,734              1.00               3,670              1.30
                                        -------           -------            --------           -------
          Total.....................    977,404            100.00%           $281,739            100.00%
                                        =======           =======            ========           =======

---------------

(1) Includes only Accounts with outstanding balances for Parisian and only Accounts with outstanding debit balances for the other Sellers.
(2) Includes all Accounts that are current or less than 31 days past due.

GEOGRAPHIC DISTRIBUTION

     Except for the states listed below, no state accounted for more than 5% of the number of active aggregate store credit card accounts in the Trust Portfolio or 5% of the Receivables outstanding in the Trust Portfolio as of July 11, 1997.

                 GEOGRAPHIC DISTRIBUTION OF THE TRUST PORTFOLIO
                              AS OF JULY 11, 1997
                             (DOLLARS IN THOUSANDS)

                                                      PERCENTAGE OF TOTAL                 PERCENTAGE OF TOTAL
                                          NUMBER OF        NUMBER OF        RECEIVABLES       RECEIVABLES
STATE                                     ACCOUNTS         ACCOUNTS         OUTSTANDING       OUTSTANDING
-----                                     ---------   -------------------   -----------   -------------------
Alabama.................................    634,507          28.41%          $107,419            38.42%
Mississippi.............................    263,296          11.79             51,019            18.25
Tennessee...............................    271,971          12.18             35,484            12.69
Georgia.................................    212,353           9.51             25,127             8.99
Florida.................................    150,053           6.72             13,246             4.74
Other...................................    701,225          31.40             47,301            16.92
                                          ---------        -------           --------          -------
          Total.........................  2,233,405         100.00%          $279,595           100.00%
                                          =========        =======           ========          =======

     The foregoing States (each of which accounted for more than 5% of the credit card accounts in the Trust Portfolio) are all located in the Federal Reserve Bank of Atlanta's ("FRB-Atlanta") Sixth District (the "District"). These States have benefited, in varying ways and degrees from the general growth of the Southeast. In particular, according to FRB-Atlanta's First Quarter 1997 Regional Update, the majority of District retailers reported that recent sales exceeded year-ago levels, with a significant number reporting strong increases and almost two-thirds saying that holiday sales met or exceeded their expectations. Apparel sales had the strongest showing across the region. In contrast, textile manufacturing employment in the region has been declining. Recent estimates from FRB-Atlanta indicate that Second Quarter 1997 consumer spending in the District will exceed last year slightly.

     Average annual pay has been increasing in the U.S. Bureau of Labor Statistics' Southeast Region (which includes the above States, plus Kentucky, North Carolina and South Carolina) and in 1995, the latest year available, such annual pay increased 3.6% compared to 3.4% for the nation. Average annual pay was highest in Georgia, followed closely by Tennessee, Florida and Alabama, although Mississippi had the lowest average annual pay in this region and was fourth lowest nationally.

     Alabama's population grew an estimated 5.6% from 1990 to 1996 to approximately 4.3 million persons, in comparison to the U.S. growth rate of approximately 6.4% for the same period. The unemployment rate in

Alabama dropped over this period and was estimated by the U.S. Bureau of Labor Statistics at 5.4% (not seasonally adjusted) during June 1997, versus 5.2% for the nation. Median household income was estimated at $27,195 in 1995, 84.3% of the national average. The Company believes that it is among the 10 largest employers in Alabama. Historically, Alabama's economy and employment levels have been adversely affected by cyclical downturns, especially in the mining, metal manufacturing and fabrication, forest products and textile industries, although growth in service businesses and other economic diversification in recent years may reduce such economic risks. Cut-backs in the space program and changes in other federal spending in Alabama have also had adverse effects in the past.

     In Mississippi, the population has grown an estimated 5.4% since 1990 to approximately 2.7 million in 1996. The unemployment rate generally declined during this period and was estimated at 6.1% (not seasonally adjusted) during June 1997, which was above the national average. Median household income was estimated at $25,400 in 1995, 78.7% of the national average. The casino business and related tourism has been a major component of recent economic growth, and FRB-Atlanta reports that Mississippi is the third largest gambling market in the U.S., trailing only Nevada and New Jersey. The gambling industry has low average wages, and the level of tourism may vary, in part, upon the business cycle. The casino business and related tourism have benefited from the absence of legalized gambling in nearby states, and could be adversely affected by changes in such states' laws. Changes in government employment and spending, including U.S. Navy procurement of ships from Mississippi's largest private employer, as well as cyclical economic downturns in forest products, agriculture and manufacturing (including textiles) have historically and may in the future adversely effect the Mississippi economy.

     Tennessee's population grew an estimated 8.8% from 1990 to 1996 to approximately 5.3 million persons. The unemployment rate generally declined over this period and was estimated by the U.S. Bureau of Labor Statistics at 5.8% (not seasonally adjusted) during June 1997, versus 5.2% for the nation. Median household income was estimated at $28,639 in 1995, 88.8% of the national average. According to FRB-Atlanta, retail growth rates in Tennessee outpaced the nation in 1996, despite slowing as the year progressed. The Tennessee economy has been affected adversely in the past by cyclical and other downturns in tourism and the entertainment industry, auto and truck manufacturing (currently, Tennessee's largest durables sector) and chemicals, as well as real estate overbuilding in certain metropolitan areas. Reductions in government spending, employment and investment, including the Tennessee Valley Authority and the Oak Ridge nuclear facilities, could also have adverse effects.

     Georgia's population grew an estimated 13.0% from 1990 to 1996 to approximately 7.3 million persons. The unemployment rate has been relatively low historically compared to the national average, and was estimated by the U.S. Bureau of Labor Statistics at 4.9% (not seasonally adjusted) during June 1997, which was below the national average. Job growth has slowed during 1997 to slightly below the national average, and the Atlanta metropolitan area accounts for approximately three-quarters of all job growth in Georgia. Median household income for Georgia was estimated at $31,467 in 1995, 97.5% of the national average. Tourism, including Atlanta's national convention business, is an important part of Georgia's economy, and while projected to continue at strong rates in 1997, likely will suffer from comparisons with 1996 when Atlanta hosted the Olympics. Tourism may also be vulnerable to adverse changes in the economic cycle. According to FRB-Atlanta, retail growth rates in Georgia were generally similar to national rates. Approximately 25% of Georgia's non-farm employment is in service industries, and in 1996, Georgia was the only state in the District that showed job growth in the manufacturing sector compared to 1995. Although Georgia has a diversified economy, much of Georgia's population and businesses are concentrated in the Atlanta metropolitan area, which has been adversely affected in the past by cyclical downturns and overbuilding of real estate.

     Florida is the most populous state of those represented in the above table, and its population grew an estimated 10.6% from 1990 to 1996 to approximately
14.4 million persons. The unemployment rate has declined generally over this period, and was estimated by the U.S. Bureau of Labor Statistics at 5.2% (not seasonally adjusted) during June 1997, which was the same as the national average. According to FRB-Atlanta, since the beginning of the economic recovery in the early 1990s, Florida's economy has consistently outperformed the nation. Growth is attributable to strong tourism (domestic and international), trade with Latin America and the Association of Southeast Asian Nations (ASEAN), corporate relocations related to

Florida's relatively low business costs and continued net migration and immigration of people into Florida. While median household income for Florida was estimated at $29,924 in 1995, 92.7% of the national average, consumer spending is supported by relatively high levels of investments and savings among Florida residents that have been bolstered by gains in the stock and bond markets in recent years. FRB-Atlanta predicts that retail sales have outpaced, and are expected to continue to outpace, the nation. The Florida economy has been adversely affected in the past by hurricanes and storm damage, overbuilding of real estate, adverse changes in foreign economies, especially in Latin America, and by cyclical and seasonal changes in tourism and migration.

                                  THE ACCOUNTS

     At the Closing Date, the Accounts will consist of all eligible credit card accounts of the Department Stores as of the close of business on the Cut-Off Date and those accounts added thereafter prior to the Closing Date. Additional eligible accounts originated in the normal operation of the credit card business of the Sellers generally will be added on a daily basis as Automatic Additional Accounts. In addition, subject to the provisions of the Pooling and Servicing Agreement, certain eligible accounts relating to acquired businesses may in the future be added as Additional Accounts.

     The Accounts include all of Proffitt's, Parisian's, McRae's and Herberger's credit card accounts existing as of the Cut-Off Date which are Eligible Accounts and the Receivables will include all amounts payable by accountholders under such Accounts which are Eligible Receivables. As a result some of the Accounts will be recently solicited, unseasoned accounts (e.g. Receivables generated by Herberger's). See "Credit Card Program" and "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Representations and Warranties."

     An "Eligible Account" means, as of the date of its selection, each Account
(a) which is in existence and owned by any Eligible Originator or the Transferor, and payable in United States Dollars, (b) the Obligor of which has provided, as its most recent billing address, an address which is located in the United States or its territories or possessions, (c) which relates to credit cards that have not been reported lost or stolen or designated by the Servicer to be counterfeit or fraudulent, (d) in which the Receivables have not been charged off in accordance with the Credit Card Guidelines, (e) which was originated or acquired by or on behalf of an Eligible Originator, (f) which has not been identified in the Transferor or Servicer's computer files as having been cancelled or charged off due to the Obligor's bankruptcy or death, (g) which does not have Receivables which are then subject to any sale, assignment or pledge to any party other than the Transferor or the Trust pursuant to the Receivables Purchase Agreements and the Pooling and Servicing Agreement and (h) with respect to which the Transferor or any corporate affiliate of the Transferor is not the Obligor.

     An "Eligible Receivable" means each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance with all applicable requirements of law pursuant to a credit card account agreement which complies with all requirements of applicable law, in either case the failure to comply with which would have a material adverse effect upon certificateholders, (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by an Eligible Originator or by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by such Eligible Originator of the credit card account agreement pursuant to which such Receivable was created, have been duly obtained or given and are in full force and effect as of such date of creation, (d) as to which, upon the transfer of such Receivable to the Trust by the Transferor, the Trust will have good and marketable title thereto free and clear of all liens (other than as permitted under the Pooling and Servicing Agreement, including certain tax liens for taxes not then due or which the Transferor is contesting in good faith), (e) which will at all times be the legal, valid and binding payment obligation of the obligor thereof (the "Obligor"), enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general ("Debtor Relief Laws") and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), (f) which constitutes either an "account," a "general intangible" or "chattel paper" under and as defined in Article 9 of the UCC as then in effect in the jurisdictions where UCC filings are required to perfect and maintain the security interest of the Trustee (the "Relevant UCC State"), (g) which, at the time of transfer to the Trust, has not been waived or modified except in accordance with the Credit Card Guidelines (or as permitted in the Pooling and Servicing Agreement), (h) which, at the time of transfer to the Trust, is not (to the knowledge of the Transferor or the Servicer) subject to any claim of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, which requires that such Receivable be charged off in accordance with the Credit Card Guidelines, other than defenses arising out of applicable Debtor Relief Laws and equity related defenses, (i) as to which, at the time of transfer to the Trust, each of the Transferor and the Eligible Originator has satisfied all obligations required to be satisfied by such time, (j) as to which the Eligible Originator and/or the Transferor has done nothing, as of the time of its transfer to the Trust, to impair the rights of the Trust or holders of Certificates of any Series outstanding therein and (k) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC State), effective until the termination of the Trust.

     The Receivables arising from the Accounts as of the Cut-Off Date reflect balances which include unpaid principal, finance charges, and credit insurance if applicable.

     Pursuant to the Pooling and Servicing Agreement, the Transferor has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions discussed under "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Addition of Accounts," to designate from time to time additional qualifying Company credit card accounts to be included as Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. New accounts generated by the Sellers (including any additional entities hereafter included as Sellers) generally will be included automatically as Accounts on an ongoing basis, subject to the right of the Transferor in its sole discretion, to cease such automatic additions. Further, pursuant to the Pooling and Servicing Agreement, the Transferor has the right, subject to certain limitations and conditions discussed under "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Removal of Accounts," to designate certain Accounts to be removed from the Trust and to require the Trustee to retransfer all Receivables in such removed Accounts to the Transferor. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Transfer of Receivables."

     The Receivables arising from the Accounts as of the Cut-Off Date totaled $270,650,780, of which $267,350,232 (98.8% of the Receivables) were Principal Receivables (without reduction for Discount Option Receivables), $3,300,548 (1.2% of the Receivables) were Finance Charge Receivables (without inclusion of Discount Option Receivables) and $5,347,005 (2.0% of the Receivables) were Discount Option Receivables. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Investor Percentages and Transferor Percentage."

                                   THE TRUST

     The Trust will be formed in accordance with the laws of the State of New York pursuant to the Pooling and Servicing Agreement. Norwest Bank Minnesota, National Association is the Trustee of the Trust. The Pooling and Servicing Agreement sets forth the rights and obligations of the Trustee with respect to the Trust. Each of the Servicer, the Transferor and holders of certificates of all outstanding Series have the right to instruct the Trustee with respect to certain matters, subject to the satisfaction of certain conditions, including providing the Trustee with indemnities. The Trust will be formed for the transactions relating to the issuance of the Series 1997-1 Variable Funding Certificates, the transactions described herein, and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation will have had no assets or obligations. The Trust will not engage in any business activity, other than as described herein, but rather will only acquire and hold the Receivables, issue (or cause to be issued) the Series 1997-2 Certificates, the Exchangeable Transferor Certificate, and certificates representing additional Series, and make payments on the Certificates and conduct activities incidental thereto. Accordingly, the Trust is not expected to have any need for additional capital resources. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement."

                                      PCC

     PCC was incorporated in Nevada in January 1997, and is wholly-owned, directly and indirectly, by Proffitt's, Inc. PCC was organized for the limited purposes of purchasing accounts receivable such as the Receivables from the Company, forming trusts such as the Trust and transferring such accounts receivable to such trusts. Prior to the formation of the Trust, PCC's sole activity was to act as transferor of certain accounts receivable in connection with a receivables purchase facility. The principal executive offices of PCC are located at Bank of America Plaza, Suite 1100, 300 South Fourth Street, Las Vegas, Nevada 89101. Its telephone number is (702) 598-3738.

                                  THE COMPANY

     The Company is a leading regional department store chain operating 175 stores in 24 states, primarily in the Southeast and Midwest. Most of the stores are located in premier regional malls in the respective trade areas served. The Company's stores offer a wide selection of fashion apparel, accessories, cosmetics and decorative home furnishings, featuring assortments of premier brands, private brands and specialty merchandise. Each of the Company's chains operates with its own merchandising, marketing and store operations team in order to tailor regional assortments to the local customer. At the same time, the Company coordinates merchandising among the chains and consolidates administrative and support functions to realize scale economies, to promote a competitive cost structure and to increase margins.

     Under the leadership of an experienced senior management team, the Company has executed a disciplined acquisition strategy and strategic approach to new store openings, growing from 11 stores and net sales of $94.8 million in fiscal 1989 to 175 stores and pro forma net sales of $2.3 billion in fiscal 1996.

     The Company was incorporated under the laws of the State of Tennessee in 1919. The principal executive offices of the Company are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211, and its telephone number is (205) 940-4000.

                                USE OF PROCEEDS

     The Trustee on behalf of the Trust will issue the Series 1997-2 Certificates to or upon the order of the Transferor. The entire net proceeds received from the sale of the Offered Certificates and the Collateral Indebtedness Interest, which are expected to be $220,185,000 before deduction of expenses, will be paid to the Transferor. The Transferor will use such proceeds to repay substantially all outstanding amounts owed with respect to the Transferor's sales of receivables to a multi-seller, asset-backed commercial paper conduit for which an affiliate of NationsBanc Capital Markets, Inc. ("NCMI") serves as agent. Such conduit is supported by the receivables in the Trust Portfolio. The conduit facility is funded by commercial paper with a maturity of 30 days or less and with floating interest rates approximating the commercial paper composite rate, and such commercial paper facility will be terminated upon repayment on the Closing Date. Approximately $20,000,000 of the net proceeds from the sale of the Registrant's Series 1997-1 Variable Funding Certificates will also be used, as needed, to repay the balance outstanding under such existing commercial paper conduit facility. See "Underwriting."

                              MATURITY ASSUMPTIONS

     The Pooling and Servicing Agreement provides that the Class A Certificateholders will not receive payments of principal until the Class A Expected Payment Date, except in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Class B Certificateholders will not receive payments of principal until the Class B Expected Payment Date, except in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period; provided that in no event will the Class B Certificateholders receive payments or principal until the Class A Certificates have been paid in full. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Pay Out Events" and "Risk
Factors -- Effect of Payment Rate on Certificates."

     Assuming that the Rapid Amortization Period has not commenced, during the Accumulation Period, a portion of the collections in respect of the Receivables equal to the product of (i) the Investor Percentage with respect to collections of Principal Receivables and (ii) collections in respect of Principal Receivables received during such Monthly Period will be deposited in the Principal Account. Such amount to be deposited is limited to the applicable Controlled Accumulation Amount (equal to $15,000,000 and $20,000,000 with respect to the Class A Accumulation Period and Class B Accumulation Period, respectively), subject to adjustment during the Class A Accumulation Period based on the calculated Accumulation Period Length beginning with the first Distribution Date of the Accumulation Period and ending when the amount held in the Principal Account is sufficient to pay the Class A Investor Amount in full. In addition, any existing Deficit Controlled Accumulation Amount will be deposited into the Principal Account. Amounts held in the Principal Account will be paid to the Class A Certificateholders on the Class A Expected Payment Date and to the Class B Certificateholders on the Class B Expected Payment Date, respectively, or in each case, the first Distribution Date during the Rapid Amortization Period, if earlier. A decline in the rate of cardholder reborrowing together with a decline in the rate of establishing new Accounts during the Accumulation Period could extend the time of repayment of principal to the Certificateholders, resulting in a longer term exposure to loss and liquidity concerns by holders of the Offered Certificates.

     Should a Pay Out Event occur and the Rapid Amortization Period begin, Available Principal Collections distributable or to be deposited with respect to the Class A Investor Amount or the Class B Investor Amount will no longer be limited to the Controlled Accumulation Amount. Instead, Available Principal Collections will be distributed monthly in their entirety on each Distribution Date to the Certificateholders, beginning with the Distribution Date in the month following the commencement of the Rapid Amortization Period. The Class B Investor Amount will generally begin amortizing only after the Class A Investor Amount is paid in full, the Collateral Indebtedness Amount will generally begin amortizing only after the Class B Investor Amount is paid in full and the Class D Investor Amount will begin amortizing only after the Collateral Indebtedness Amount is paid in full. Allocations based upon an Investor Percentage with a fixed numerator during the Rapid Amortization Period may result in greater distributions of principal to Certificateholders than would be the case if an Investor Percentage with a floating numerator were used to determine the percentage of collections distributed in respect of the Investor Amount. The Offered Certificates are also subject to an optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the sum of the Class A Adjusted Investor Amount, the Class B Adjusted Investor Amount, the Collateral Indebtedness Amount and the amount of the Class D Investor Amount held by parties other than the Transferor or any of its affiliates is less than or equal to 10% of the sum of the Class A Investor Amount on the Closing Date, the Class B Investor Amount on the Closing Date, the Collateral Indebtedness Amount on the Closing Date and the highest amount of the Class D Investor Amount held by parties other than the Transferor or any of its affiliates since the Closing Date. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Optional Repurchase; Final Payment of Principal; Termination."

     The Transferor may, at or after the time the Accumulation Period commences for Series 1997-2, cause the Trust to issue another Series as a Paired Series with respect to Series 1997-2 to be used to finance the increase in the Transferor Interest caused by the accumulation of principal in the Principal Account with respect to Series 1997-2. No assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, since the terms of the Certificates may vary from the terms of such other Series, the pay out events with respect to such other Series may vary from the Pay Out Events with respect to Series 1997-2 and may include pay out events which are unrelated to the status of the Transferor or the Receivables, such as pay out events related to the continued availability and rating of certain providers of credit enhancement with respect to such Series. If a pay out event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Paired Series". If a pay out event occurs with respect to the Paired Series when Series 1997-2 is in the Accumulation Period, the percentage used for allocating collections of Principal Receivables for Series 1997-2 and for the Paired Series may be reset as specified herein. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Investor Percentages and Transferor Percentage."

     Principal payments on the Offered Certificates will begin prior to their respective expected payment dates in the event of a Pay Out Event. Pay Out Events may be caused, by among other things, a decrease in Portfolio Yield or an inability to generate sufficient new Receivables. A reduction in Portfolio Yield may result from reductions in collections of Finance Charge Receivables or an increase in charge offs. A reduction in collections of Finance Charge Receivables may occur as a result of increased delinquencies, or as a result of increased payments of principal being made by cardholders on a monthly basis. Such increased payments would result in lower finance charges being assessed. A decline in the rate of reborrowing or a decline in the rate of establishing new Accounts would also contribute to a reduction in the creation and collection of Finance Charge Receivables. The Offered Certificates will be paid after their respective expected payment dates if sufficient Principal Receivables are not collected during the Accumulation Period. A reduction in collections of Principal Receivables may occur due to a reduction in payment rates.

     Although it is anticipated that principal payments will be made to Class A Certificateholders and to the Class B Certificateholders on the Class A Expected Payment Date and on the Class B Expected Payment Date, respectively, no assurance can be given in that regard. The ability of the Trust to make such payments depends on the payment rates on the Receivables, the amount of outstanding Receivables from time to time, delinquencies, the rate of charge offs on the Receivables, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. The Transferor cannot predict, and no assurance can be given as to, any of the foregoing. Thus no assurance can be given as to the actual rate of payment of principal of the Offered Certificates. See "Risk Factors," "Credit Card Program" and "Composition of the Trust Portfolio."

     The following table sets forth the highest and lowest credit card accountholder monthly payment rates for the Trust Portfolio during any month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total opening monthly credit card account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts. There can be no assurance that monthly payment rates in the future will be similar to this historical experience. See "Risk Factors."

                     ACCOUNTHOLDER MONTHLY PAYMENT RATES(1)

                                TRUST PORTFOLIO

                                                      FOR THE FIVE
                                                         MONTHS           FOR THE 12 MONTHS
                                                     ENDED MAY 31,       ENDED DECEMBER 31,
                                                     --------------    -----------------------
                                                     1997     1996     1996     1995     1994
                                                     -----    -----    -----    -----    -----
Lowest Month.......................................  21.41%   20.54%   20.54%   21.87%   22.24%
Highest Month......................................  22.80    22.76    22.76    24.69    23.79
Monthly Average....................................  21.95    22.11    22.02    22.80    23.02

---------------

(1) The monthly payment rates are calculated as the amount of total payments received during the month, divided by total Receivables outstanding at the beginning of each month.

     The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions and the payment habits of individual accountholders. There can be no assurance that collections of Principal Receivables with respect to the Accounts, and thus the rate at which Certificateholders could expect to receive payments of principal on their Offered Certificates, will be similar to the historical experience set forth above. In addition, if a Pay Out Event occurs, the average life and maturity of the Offered Certificates could be significantly reduced.

     Because there may be a slow-down in the payment rate below the payment rate used to determine the Controlled Accumulation Amount or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the beginning of the Accumulation Period to the final Distribution Date with respect to the Offered Certificates will equal the expected number of months. The amount of outstanding Receivables and the rates of payments, delinquencies, write-offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Accordingly, there can be no assurance that future accountholder monthly payment rate experience will be similar to historical experience.

                        RECEIVABLES YIELD CONSIDERATIONS

     The yield for active credit card accounts in the Trust Portfolio for each of the periods shown is set forth in the following table. The historical yield figures in the table are calculated on an as-billed basis. Collections on Receivables included in the Trust will be on a cash-collection basis and may not reflect the historical yield experience in the table. Revenues from finance charges and fees will be affected by numerous factors, including the rates of the finance charges on Principal Receivables, the amount of other fees paid by accountholders, the percentage of accountholders who pay off their balances in full each month or who have the benefit of a deferred billing or interest free option and thus do not incur monthly periodic charges on purchases, and changes in delinquency rates. There can be no assurance that the portfolio yield in the future will be similar to the historical experience set forth below. See "Risk Factors."

                                PORTFOLIO YIELD
                                TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                      FOR THE FIVE MONTHS            FOR THE 12 MONTHS
                                         ENDED MAY 31,               ENDED DECEMBER 31,
                                      --------------------    --------------------------------
                                        1997        1996        1996        1995        1994
                                      --------    --------    --------    --------    --------
Average Receivables(1)..............  $293,534    $287,413    $281,184    $269,306    $252,982
Billed Finance Charges and Fees,
  Unadjusted........................  $ 18,932    $ 17,805    $ 42,191    $ 38,129    $ 36,250
Portfolio Yield, Unadjusted(2)(3)...     15.48%      14.87%      15.00%      14.16%      14.33%
Discount Option Receivable
  Collections (2% Discount
  Percentage).......................  $  6,174    $  6,084    $ 13,982    $ 13,948    $ 13,178
Portfolio Yield,
  Discount-Adjusted(2)(4)...........     20.53%      19.95%      19.98%      19.34%      19.54%

---------------

(1) Average Receivables for a particular period is the average of the total balances outstanding at the beginning and the end of each month during such period.
(2) The percentages for the five months ended May 31, 1997 and 1996 are annualized figures, which are not necessarily indicative of results that may be realized for the entire year.
(3) The term "unadjusted" represents the Portfolio Yield without the inclusion of Discount Option Receivable Collections.
(4) Represents the historical Portfolio Yield adjusted to reflect the inclusion of Discount Option Receivable Collections and a Discount Percentage of 2% for all periods indicated. If a Discount Percentage of 1% were used, the discount-adjusted Portfolio Yield would be 17.49%, 16.75% and 16.93% for the 12-month periods ended December 31, 1996, 1995, and 1994, respectively, and 18.00% and 17.41% for the five-month periods ended May 31, 1997 and 1996, respectively. See "Risk Factors -- Effect of Discount Option" for a description of the risk factors associated with the Discount Option.

                                  POOL FACTORS

     The "Class A Pool Factor," the "Class B Pool Factor," the "Collateral Pool Factor" and the "Class D Pool Factor" are each a seven-digit decimal, which the Servicer will compute monthly, expressing as of each

Record Date: the Class A Investor Amount as a proportion of the Class A Investor Amount as of the Closing Date, the Class B Investor Amount as a proportion of the Class B Investor Amount as of the Closing Date, the Collateral Indebtedness Amount as a proportion of the Collateral Indebtedness Amount as of the Closing Date or the Class D Investor Amount as a proportion of the Class D Investor Amount as of the Closing Date, respectively. On the Closing Date, the Class A Pool Factor, the Class B Pool Factor, the Collateral Pool Factor and the Class D Pool Factor (collectively, the "Pool Factors") will each be 1.0000000 and will remain unchanged during the Revolving Period, except in certain limited circumstances. Thereafter, on and after the beginning of the Rapid Amortization Period, the Class A Pool Factor will decline to reflect reductions in the Class A Investor Amount, and after the Class A Investor Amount has been reduced to zero, the Class B Pool Factor will decline to reflect reductions in the Class B Investor Amount. The Collateral Pool Factor will decline to reflect reductions in the Collateral Indebtedness Amount. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

     Pursuant to the Pooling and Servicing Agreement, monthly reports concerning the Investor Amount, the Adjusted Investor Amount, the Pool Factors and various other items of information will be made available to the Certificateholders. In addition, on or before January 31 of each year, beginning in 1998, information for tax reporting purposes will be made available to Certificateholders. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Reports to Certificateholders."

                 DESCRIPTION OF THE SERIES 1997-2 CERTIFICATES
                    AND THE POOLING AND SERVICING AGREEMENT

     The Series 1997-2 Certificates will be issued pursuant to the Pooling and Servicing Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following is a summary of the material provisions of the Pooling and Servicing Agreement and is qualified in its entirety by reference to the Pooling and Servicing Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

GENERAL

     The Series 1997-2 Certificates will represent undivided interests in the Trust, including an interest in all payments on the Receivables in the Trust based upon the applicable Investor Percentage. Each Offered Certificate represents the right to receive monthly payments of interest at one-twelfth
( 1/12th) of the applicable Certificate Rate and payments of principal at the respective maturity dates or during the Rapid Amortization Period funded from collections of Finance Charge Receivables, Net Recoveries and Principal Receivables, respectively, allocated to the Investor Amount. See "-- Investor Percentages and Transferor Percentage;" "-- Applications of Collections" and "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

     The Transferor will initially own the interest not represented by the Series 1997-2 Certificates or other Series of certificates. The Transferor Amount will be evidenced by the Exchangeable Transferor Certificate, which will represent an undivided interest in the Trust, including the right to a floating percentage (the "Transferor Percentage") of all payments on the Receivables in the Trust. The Transferor will be permitted to assign any or all of its interests in the Exchangeable Transferor Certificate to the Company or any of its affiliates. The Exchangeable Transferor Certificate may be subdivided and a portion thereof may be sold to third parties in the form of a separate Series. The ability of the Transferor to issue other Series and to subdivide the Exchangeable Transferor Certificate is subject to certain additional conditions, including delivery to the Trustee of (i) an opinion of counsel that the issuance of such new series will not have a material adverse effect on the federal income tax characterization of any outstanding Series and (ii) written confirmation from each Rating Agency rating each of the outstanding Series that the issuance of such new Series will not result in such Rating Agency reducing or withdrawing its rating on any certificates then outstanding. See "-- Investor Percentages and Transferor Percentage" and " -- Issuance of New Series."

     During the Revolving Period, the Investor Amount will remain constant except in certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary as new Principal Receivables are added to the Trust and others are paid or removed. The Transferor Amount will fluctuate, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. During the Accumulation Period, all or a portion of the collections of Principal Receivables allocable to the entire Investor Amount will be deposited in the Principal Account until the relevant Expected Payment Date or the commencement of the Rapid Amortization Period. During the Rapid Amortization Period, the Investor Amount will decline as payments of Principal Receivables allocated to the Investor Amount are collected and distributed monthly to the Certificateholders on the applicable payment dates. As a result, the Transferor Amount during the Accumulation Period or a Rapid Amortization Period may generally increase relative to the Investor Amount to reflect the reductions in the Investor Amount and will also change to reflect the variations in the amount of Principal Receivables in the Trust or the amount held in the Excess Funding Account. See "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

     The assets of the Trust will consist of the Receivables, all monies due or to become due in respect thereof (including all Finance Charge Receivables), all collections, Recoveries and other proceeds of the Receivables and proceeds of credit insurance policies, if any, relating to the Receivables, all rights to security, if any, for any Receivables, all proceeds and products of all of the foregoing, and all monies held in certain accounts of the Trust, including the Collection Account, the Excess Funding Account, the Reserve Account and the Cash Collateral Account. For purposes of this section, the term "Receivables" shall include all the property and rights listed in the preceding sentence. In addition, the Transferor will assign to the Trust the Transferor's rights relating to the Receivables under the Receivables Purchase Agreements, pursuant to which the Receivables transferred to the Trust by the Transferor have been and will be purchased by the Transferor from each of the Sellers. See "Description of the Receivables Purchase Agreements."

     The Offered Certificates will initially be represented by two or more certificates, each registered in the name of a nominee of DTC. The Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Offered Certificates. No Certificate Owner will be entitled to receive a certificate representing such person's interest in the Offered Certificates, except as described under "-- Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC's procedures. See "-- Book-Entry Registration" and
"-- Definitive Certificates."

     On the Closing Date, the Trustee will authenticate and deliver, upon the order of the Transferor, two or more certificates representing the Offered Certificates to DTC, and one or more certificates representing the Collateral Indebtedness Interest to the Collateral Indebtedness Holder and one or more certificates representing the Class D Certificates to the Transferor (or its designee) against payment of the net purchase price for the Series 1997-2 Certificates. On the Closing Date, the Servicer will deliver to the Trustee a certificate setting forth the aggregate amounts of the Principal Receivables and Finance Charge Receivables as of the close of business on the day preceding the Closing Date.

INTEREST PAYMENTS

     Interest will accrue on the Offered Certificates from the Closing Date. Beginning with the month following the month in which such accrual date occurs, interest at one-twelfth of the Certificate Rate will be paid on the Distribution Date in each month to the Certificateholders in whose names the Offered Certificates were registered at the close of business on the Record Date. Interest will be distributed on the September 1997 Distribution Date, and on each Distribution Date thereafter. Interest due on any Distribution Date will be calculated on the amount of the Investor Amount as of the preceding Record Date (plus any prior interest deficiency) or, in the case of the initial Distribution Date, on the amount of the Investor Amount on the

Closing Date. Interest will be prorated for the actual number of days in the first accrual period. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months, with each accrual period constituting a single month. Interest payments on any Distribution Date will be generally funded from Available Finance Charge Collections.

PRINCIPAL PAYMENTS

     During the Revolving Period, which begins on the Closing Date and ends on the close of business on the last day of the Monthly Period preceding the commencement of the Accumulation Period or, if earlier, the day the Rapid Amortization Period begins, principal payments will be made to the holder of the Exchangeable Transferor Certificate, allocated to other Series of certificates, applied as Reallocated Principal Collections, if required, or deposited in the Excess Funding Account rather than deposited to the Principal Account or paid to the Certificateholders. Under certain circumstances, the commencement of the Accumulation Period may be postponed by the Transferor. On or prior to the Distribution Date occurring 12 months prior to the Class A Expected Payment Date, the Transferor shall designate the number of Monthly Periods in the Accumulation Period and the commencement date of the Accumulation Period. In the absence of such a designation, the Accumulation Period will commence at the close of business on the last day of the July 2001 Monthly Period.

     During the Accumulation Period, a portion of Available Principal Collections will be deposited in the Principal Account on each Distribution Date. During the Rapid Amortization Period, which would begin upon the occurrence of a Pay Out Event, any amounts held in the Principal Account will be allocated first to the Class A Certificateholders, with the balance, if any, to the Class B Certificateholders to the extent of their respective Investor Amounts, and thereafter Available Principal Collections will be paid to the Certificateholders on each Distribution Date. The Class A Investor Amount will be equal to the Class A Initial Investor Amount minus the aggregate amount of principal payments paid to the Class A Certificateholders and minus the amount of Class A Investor Charge Offs which have not been reimbursed, plus the aggregate amount of reductions of the Series Adjustment Amounts allocable to the Class A Certificates. The Class A Adjusted Investor Amount is equal to the Class A Investor Amount minus the amount held in the Principal Account on behalf of the Class A Certificateholders. The first principal payment will be made to the Principal Account or to the Certificateholders, as the case may be, beginning on the first Distribution Date following the month in which either the Accumulation Period or the Rapid Amortization Period commences. If a Rapid Amortization Period does not commence, principal payments will be funded from the amounts on deposit in the Principal Account. The Class B Investor Amount will be equal to the Class B Initial Investor Amount minus the aggregate amount of principal payments paid to the Class B Certificateholders minus any Class B Subordinated Principal Collections applied for the benefit of the Class A Certificates minus the amount of the unreimbursed Class B Investor Charge Offs and reallocations of the Class B Investor Amount to the Class A Investor Amount to cover the Class A Allocable Amount and plus the aggregate amount of reductions of the Series Adjustment Amounts allocable to the Class B Certificates. The Class B Adjusted Investor Amount is equal to the Class B Investor Amount minus, prior to the payment in full of the Class A Investor Amount, the excess of the Principal Account Balance over the Class A Investor Amount, and after the payment in full of the Class A Investor Amount, the Principal Account Balance, if any (but not less than zero). On the Class A Expected Payment Date, amounts on deposit in the Principal Account will be distributed to holders of the Class A Certificates, and on the Class B Expected Payment Date, amounts on deposit in the Principal Account will be distributed to holders of the Class B Certificates; provided that the Rapid Amortization Period has not commenced. During the Collateral Amortization Period, certain collections of Principal Receivables will be distributed to the Collateral Indebtedness Holders. See "-- Investor Percentages and Transferor Percentage;" "-- Applications of Collections;" "-- Collateral Amortization Period" and "-- Pay Out Events".

POSTPONEMENT OF ACCUMULATION PERIOD

     The Accumulation Period is scheduled to commence at the close of business on the last day of the July 2001 Monthly Period. Upon written notice to the Trustee, the Transferor may elect to postpone the commencement of the Accumulation Period and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The Transferor may make such election only if the Accumulation

Period Length (determined as described below) is less than 12 months. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fund the Principal Account up to the Class A Initial Investor Amount no later than the Class A Expected Payment Date, based on (a) the monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding 12 months and (b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than 12 months, the Transferor may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the investor amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will never be less than one month nor greater than 12 months.

TRANSFER OF RECEIVABLES

     The Transferor has transferred to the Trust all its right, title and interest in and to all the Receivables in the Accounts as of July 31, 1997 (the "Cut-Off Date"), and in and to all Receivables thereafter created in the Accounts and thereafter acquired by the Transferor from the Sellers pursuant to the Receivables Purchase Agreements. In addition to the occasional designation of Additional Accounts (as discussed below), the Transferor has agreed that each new credit card account originated by the Sellers after the Cut-Off Date and purchased by the Transferor pursuant to the Receivables Purchase Agreements shall automatically be included as an Account (and the Receivables arising thereunder are automatically transferred to the Trust); provided that such new account satisfies certain eligibility requirements ("Automatic Additional Accounts"). The Transferor, at its option, may terminate or suspend the automatic inclusion of such Automatic Additional Accounts at any time. In the future, the property of the Trust may include credit card accounts Receivables generated by, or acquired by, other subsidiaries or divisions of the Company, including, without limitation, those resulting from acquisitions, subject to the satisfaction of certain conditions. See "Description of the Receivables Purchase Agreements."

     In connection with the transfer of the Receivables to the Trust, the Transferor will cause the Servicer to indicate or cause to be indicated in the computer files of the Transferor and each Seller that the Receivables have been sold and transferred to the Transferor and thereupon transferred by the Transferor to the Trust. In addition, the Transferor will provide or cause to be provided to the Trustee a computer file or a microfiche or written list containing a true and complete list showing each Account, identified by account number and by Receivable balance, as of the Cut-Off Date. The agreements relating to the Accounts and the Receivables maintained by or on behalf of the Transferor or the Servicer will not be segregated by or on behalf of the Transferor or the Servicer from other agreements relating to other credit card accounts and receivables and such agreements will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the books and records, including computer records, of the Receivables will be marked to evidence such transfer. The Transferor will file financing statements under the UCC with respect to the Receivables meeting the requirements of applicable state law. See "Certain Legal Aspects of the Receivables."

     Pursuant to the Pooling and Servicing Agreement, the Transferor may, and under certain circumstances and subject to certain limitations and conditions shall, designate from time to time Additional Accounts to be included as Accounts pursuant to the Receivables Purchase Agreements, and all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. All Receivables so acquired by the Transferor will be transferred by the Transferor to the Trust. The Transferor may also (under certain circumstances and subject to certain limitations and conditions) remove Accounts. See "-- Addition of Accounts" and "-- Removal of Accounts."

REPRESENTATIONS AND WARRANTIES

     The Transferor will make certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date it is duly incorporated, validly existing and in good standing and has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Receivables Purchase Agreements and (b) as of the Cut-Off Date (or as of the date of the addition of Additional Accounts) each Account was an Eligible Account and no selection procedures adverse to the Certificateholders have been employed by the Transferor in selecting the Accounts. If any of these representations and warranties proves to have been incorrect in any material respect when made, and (i) continues to be incorrect in any material respect for 60 days after written notice of such breach is received by the Transferor from the Trustee or by the Transferor and the Trustee from holders of Series 1997-2 Certificates representing not less than 50% of the Investor Amount, and (ii) as a result of which the interests of the holders of Series 1997-2 Certificates are materially and adversely affected and remain materially and adversely affected for such period, then the Trustee, or the holders of Series 1997-2 Certificates representing more than 50% of the Investor Amount, may declare that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See
"-- Pay Out Events."

     The Transferor will also make representations and warranties to the Trustee for the benefit of certificateholders of each Series relating to the Receivables to the effect, among other things, that (a) as of the Cut-Off Date or the creation date, as applicable, and in the case of Receivables in Additional Accounts, as of the related cut off date for any such Additional Accounts (the "Additional Account Cut-Off Date"), each of the Receivables then existing is an Eligible Receivable and (b) each Receivable transferred on such day has been transferred free and clear of any liens, other than certain liens permitted by the Pooling and Servicing Agreement, such as liens for taxes and governmental charges not then due or which the Transferor is contesting in good faith, the Transferor's interests in the Receivables as holder of the Exchangeable Transferor Certificate and the Transferor's right to receive certain interest and investment earnings under the Pooling and Servicing Agreement and various Series Supplements thereunder. In the event of a breach of any representation and warranty set forth in this paragraph, and where, as a result, any Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of liens, except those liens described in the prior sentence, then, unless such breach is cured within 90 days or such longer period specified by the Trustee upon request of the Servicer (not to exceed an additional 90 days) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer or the Transferor's or the Servicer's receipt of written notice of such breach from the Trustee, the Transferor shall accept retransfer of such Receivable (each an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, no such retransfer shall be required to be made with respect to such Ineligible Receivable if, on any day within such 90-day period, the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects as if such Ineligible Receivable has been transferred to the Trust on such day and the related Account is no longer a Defaulted Account and the Trust's rights with respect to such Receivable are no longer materially impaired and the proceeds of such Receivable are available to the Trust free and clear of all liens. Notwithstanding the above, in the event of a breach of the representation and warranty set forth in clause (b) of this paragraph and either (i) such lien (1) ranks prior to the lien created pursuant to the Pooling and Servicing Agreement,
(2) arises in favor of the United States of America or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of ERISA, or (3) has been consented to by the Transferor, or (ii) such lien is not of the types described in clause (i) above, but, as a result of such breach or event, such Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any lien except permitted as described above, the Transferor shall immediately repurchase and the Trustee shall convey, without recourse, all of the Trustee's right, title and interest in each such Ineligible Receivable. The Transferor shall accept retransfer of each such Ineligible Receivable and there shall be deducted from the aggregate amount of Principal Receivables used to calculate the Transferor Amount the aggregate amount of each such Ineligible Receivable. If the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would reduce the Transferor Amount below the Minimum Transferor Amount (after giving effect to the addition of any Principal Receivables to the Trust), the Transferor will be obligated to make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Minimum Transferor Amount exceeds the Transferor Amount or designate sufficient Additional Accounts. Such deposit will be considered a repayment in full of the Ineligible Receivable and will be allocated as a collection in respect of Principal Receivables. The obligation of the Transferor to accept retransfer of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

     The Transferor will also make representations and warranties to the Trustee for the benefit of certificateholders of all Series to the effect, among other things, that as of the Closing Date (a) the Pooling and Servicing Agreement constitutes a legal, valid and binding obligation of the Transferor and (b) the Pooling and Servicing Agreement constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created in the Accounts and acquired by the Transferor pursuant to the Receivables Purchase Agreements and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders) or the grant to the Trust of a first priority perfected security interest in such Receivables (except for certain liens permitted by the Pooling and Servicing Agreement such as tax liens not then due or which the Company or the Transferor is contesting in good faith) and the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be. In the event (x) any of the representations and warranties described in this paragraph is either not true and correct or (y) a material amount of Receivables are Ineligible Receivables, and in either case, such event has a material adverse effect on the interests of certificateholders of all Series, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate investor amounts of all Series (the "Aggregate Investor Amount"), by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificateholders), may direct the Transferor to accept transfer of all the Receivables within 90 days of such notice or within such longer period as may be specified in such notice (not to exceed an additional 90 days). The Transferor will be obligated to accept transfer of such Receivables on a Distribution Date occurring within such applicable period. Such retransfer will not be required to be made, however, if at any time during such applicable period the representations and warranties shall then be true and correct in all material respects or there is no longer a material amount of such Receivables which are not Eligible Receivables. The price for such retransfer will be equal to the Aggregate Investor Amount at the end of the business day preceding the Distribution Date on which the retransfer is scheduled to be made less the amount, if any, held in any principal account and the Excess Funding Account on such Transfer Date plus an amount equal to all accrued but unpaid interest on all Series at the applicable Certificate Rates through the end of the respective interest accrual period(s) of such Series, plus any enhancement required to be paid pursuant to any Supplement. The payment of the retransfer amount shall be made into the Collection Account in immediately available funds, and will be considered a prepayment in full of all such Receivables and will be paid to the certificateholders, and the Enhancement Providers, if any. These obligations will constitute the sole remedy respecting a breach of the representations and warranties set forth in this paragraph available to the Trustee or the Certificateholders.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects or compliance with the Transferor's representations and warranties or for any other purpose.

ADDITION OF ACCOUNTS

     Subject to the conditions specified below, the Transferor may designate from time to time Additional Accounts (which may be from any billing cycle and which may be VISA, MasterCard or proprietary credit card accounts) to be included as Accounts and transfer to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. In addition, if as of the end of any Monthly Period, the Transferor Amount (after giving effect to any amounts deposited in the Excess Funding Account) is less than the Minimum Transferor Amount, or if, as of the end of any Monthly Period, the aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables, then the Transferor will, under the Receivables Purchase Agreements, cause the Receivables of Additional Accounts to be included as Accounts, and the Transferor will purchase Receivables in such Additional Accounts under the Receivables Purchase Agreements and transfer such Receivables to the Trust in a sufficient amount so that the Transferor Amount as of the end of such Monthly Period would have equaled or exceeded the Minimum Transferor Amount or the aggregate Principal Receivables would have equaled or exceeded the Minimum Aggregate Principal Receivables. "Minimum Aggregate Principal Receivables" means the sum of the numerators used to determine investor percentages with respect to Principal Receivables for each Series outstanding for such period.

     The Transferor may designate Additional Accounts only upon satisfaction of the following conditions: (i) the Transferor shall give the Trustee and the Servicer at least five business days' notice of the proposed addition which specifies the approximate amount of Receivables to be transferred, (ii) the Transferor shall give the Trustee an executed transfer agreement together with a list of such Additional Accounts, (iii) the Transferor shall represent and warrant that each Additional Account was as of the date of selection an Eligible Account, no selection procedures believed by the Transferor to be materially adverse to the interests of any outstanding Series of Certificates were used in selecting such Additional Accounts, and that as of the closing date of such transfer, the Transferor is not nor will it be made insolvent by the transfer of Receivables in such Additional Accounts, (iv) the Transferor shall represent and warrant that the transfer of such Additional Accounts constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables in such Additional Accounts, whether then existing or thereafter created, and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders) or the grant to the Trust of a first priority perfected security interest in such Receivables (except for certain liens permitted under the Pooling and Servicing Agreement) and the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust, (v) the Transferor shall deliver an officer's certificate confirming the items specified in clauses (ii), (iii) and (iv) in this paragraph, (vi) with respect to the designation of certain Additional Accounts, the Transferor shall deliver an opinion of counsel in respect of such addition in the form specified in the Pooling and Servicing Agreement, (vii) with respect to the designation of certain Additional Accounts, the Transferor shall notify each Rating Agency of such proposed addition of Additional Accounts and such Rating Agency shall have delivered a letter confirming that the Rating Agency Condition shall have been satisfied and (viii) the Transferor records and files appropriate financing statements with respect to the Receivables then existing and thereafter created in the Additional Accounts for the transfer of accounts, general intangibles and chattel paper meeting the requirements of applicable state law necessary to perfect the transfer and assignment of the Receivables in Additional Accounts by the Transferor to the Trust. The Transferor will deliver to the Trustee a computer file, microfiche or written list of all such included Accounts.

     Accounts opened during the normal operation of each of the Sellers' credit card account business shall be automatically added to the Accounts as Automatic Additional Accounts on an ongoing basis; provided, however, that such automatic inclusion and transfer shall not occur with respect to any such account if: (i) such account does not qualify as an Eligible Account, (ii) the inclusion in the Trust of the Receivables arising under such account would exceed the Aggregate Automatic Addition Limit or (iii) the Transferor otherwise designates such account as an account which is not to be included as an Account. The Transferor will deliver to the Trustee a computer file, microfiche or written list of all such included Accounts and record and file all appropriate financing statements with respect to the Receivables in such Automatic Additional Accounts. The Transferor, at its option may, by providing written notice to the Trustee and the Sellers, terminate or suspend the automatic inclusion of Automatic Additional Accounts at any time.

     "Aggregate Automatic Addition Limit" means (i) the number of Eligible Accounts designated as Automatic Additional Accounts, which either (x) with respect to any period of three consecutive Monthly Periods commencing in January, April, July or October of a calendar year equals 15% of the sum of the number of Accounts as of the last business day preceding the commencement of such period (or, the Cut-Off Date, whichever is later) and the number of Additional Accounts included as Accounts since such business day or (y) with respect to any period of 12 consecutive Monthly Periods, equals 20% of the sum of the number of Accounts as of the last business day preceding the commencement of such period (or, the Cut-Off Date, whichever is later) and the number of Additional Accounts included as Accounts since such business day or (ii) such higher number of Automatic Additional Accounts as to which Standard & Poor's and Moody's or any other applicable Rating Agency rating any certificates shall consent to in writing.

REMOVAL OF ACCOUNTS

     Subject to the conditions specified below, during the Revolving Period, the Transferor may, at its option, remove from the Trust all Receivables from certain Accounts which it designates (the "Removed Accounts") and accept reconveyance of all Receivables in the Removed Accounts without notice to the Certificateholders; provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor shall give the Trustee and the Servicer notice of such removal 10 business days prior to the date on which the Accounts are to be reassigned to the Transferor. The Transferor shall be permitted to designate and require retransfer to it of Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) each Rating Agency shall have delivered a letter confirming that the Rating Agency Condition has been satisfied, (ii) the Transferor shall have delivered or caused to be delivered to the Trustee for execution a written retransfer agreement and a computer file, microfiche or written list containing a true and complete list of all Removed Accounts identified by account number and Receivables balance in such Removed Accounts; (iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the certificateholders of any outstanding Series or any provider of enhancement with respect to certificates, including any holder of the Collateral Indebtedness Interest (each an "Enhancement Provider") were used in selecting the Removed Accounts; (iv) such removal shall not, in the reasonable belief of the Transferor, cause the Transferor Amount to be less than the Minimum Transferor Amount, and the aggregate amount of Principal Receivables in the Trust shall not be less than the Minimum Aggregate Principal Receivables; (v) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, result in a Pay Out Event; and (vi) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (v) above.

DISCOUNT OPTION RECEIVABLES

     Pursuant to the Pooling and Servicing Agreement, the Transferor has designated 2% (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date of such designation that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The Transferor may, without notice to or consent of the Series 1997-2 Certificateholders, from time to time, exercise its Discount Option to increase, reduce or eliminate (subject to the limitation described below) the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change or to apply the Discount Percentage to Receivables created in Accounts not previously subject to the Discount Percentage. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and, in limited circumstances, holders of certificates that are not rated, of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein unless the Transferor reasonably believes that such increase, reduction or elimination will at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series, including Series 1997-2; provided that if such designation would cause the Discount Percentage to be less than 1% or more than 3%, the Rating Agency Condition must be satisfied and in limited circumstances, holders of outstanding certificates that are not rated must consent to such action.

     Discount Option Receivables shall be equal to, on any date of processing (commencing with the Cut-Off Date), the sum of (a) the aggregate Discount Option Receivables at the end of the prior date of processing plus (b) any new Discount Option Receivables created on such date of processing minus (c) any Discount Option Receivable Collections received on such date of processing. The Discount Option Receivables created on any date of processing shall be the product of (i) the amount of Principal Receivables created on such date of processing (without giving effect to the deduction of the Discount Option Receivables) and (ii) the

Discount Percentage; provided, however, that the aggregate Discount Option Receivables at the end of the date of processing preceding the Cut-Off Date shall be deemed to be $5,347,005.

     "Discount Option Receivable Collections" means, on any date of processing on and after the date on which the Transferor's exercise of its Discount Option is in effect, the product of (a) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables, in each case at the end of the prior Monthly Period, and (b) collections of Principal Receivables (without giving effect to Discount Option Receivables) on such date of processing.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures in effect for servicing credit card account receivables comparable to the Receivables, as such policies and procedures may be modified from time to time by the Servicer. The Servicer has designated its affiliate, McRae's, Inc., as the initial Subservicer.

COLLECTION AND RESERVE ACCOUNTS

     The Servicer will establish and maintain, or cause to be established and maintained, the Collection Account, which will be a segregated corporate trust account, with the Trustee or another Qualified Institution, in the Trustee's name and for the benefit of the holders of the certificates of all Series then outstanding. The Servicer will also establish a "Principal Account" as a segregated trust account established with a Qualified Institution. A "Qualified Institution" is defined generally as a (i) depository institution or trust company, organized under the laws of the United States or any State thereof (or any domestic branch or agency of any foreign bank), the deposits of which are insured by the Federal Deposit Insurance Corporation, which at all times has a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1 by Standard & Poor's Ratings Services ("Standard & Poor's", and together with Moody's, the "Rating Agency") in the case of the certificates of deposit or short-term unsecured debt, or a rating from the applicable Rating Agency of at least Aaa or AAA or the equivalent, as applicable, in the case of its long-term unsecured debt obligations, or (ii) a depository institution, otherwise acceptable to each Rating Agency rating any Series. Notwithstanding the foregoing, any institution which shall have corporate trust powers (whether or not such institution takes deposits) and which maintains the Collection Account, the Excess Funding Account, the Principal Account or any other account maintained for the benefit of holders of certificates of any Series as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long-term unsecured debt rating of at least Baa3 from Moody's so long as Moody's is a Rating Agency rating any Series.

     All payments to Certificateholders will be paid solely out of the amounts in the Collection Account and Principal Account. Funds in the Collection Account and Principal Account will be invested, at the direction of the Servicer, in "Permitted Investments," which include (i) direct obligations of, and obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, incorporated under the laws of the United States of America or any state thereof (including the District of Columbia, and any domestic branch or agency of any foreign bank), and which is subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that the commercial paper, if any, and short-term unsecured debt obligations of such depository institution or trust company shall have, at the time of the Trust's investment or contractual commitment to invest therein, a credit rating from the Rating Agency in the highest investment category granted by such Rating Agency, (iii) commercial paper having, at the time of the Trustee's investment or contracted commitment to invest therein, a rating in the highest investment category granted by such Rating Agency, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by the Rating Agencies, (vi) time deposits (having maturities of not more than 30 days) or notes which are payable on demand by an entity the commercial paper of which has a rating of the highest investment category granted by the Rating Agencies, (vii) certain repurchase obligations involving Permitted Investment instruments so long as the counterparty thereto has at the time of the Trust's investment therein, a short-term debt rating of at least A-1 or P-1, or the equivalent from the applicable Rating Agencies and (viii) any other investments approved in writing by the applicable Rating Agencies prior to the Trust's investment therein. For purposes of determining the availability of funds or balances in the Collection Account, all investment earnings on such funds shall be deemed not to be available or on deposit until actually credited to such account. The Servicer, or the Subservicer on behalf of the Servicer, will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement. The paying agent for the Series 1997-2 Certificates (the "Paying Agent") will initially be the Trustee. The Paying Agent will have the revocable power to withdraw funds from the Principal Account for the purpose of making distributions to the Certificateholders.

     The Servicer will establish and maintain, or cause to be established or maintained, a "Reserve Account" with a Qualified Institution in the Trustee's name as a segregated trust account and for the benefit of the holders of the Certificates. As described in "-- Applications of Collections," after the Reserve Account Funding Date but prior to the termination of the Reserve Account, a portion of the amounts held in the Collection Account will be applied to fund the Reserve Account. During the Accumulation Period, the Trustee will withdraw an amount equal to the lesser of the amount held in the Reserve Account and the difference between (a) the product of amounts held in the Principal Account and the interest rates applicable to the Offered Certificates and (b) investment income on the Principal Account, and deposit such amount in the Collection Account. Amounts on deposit in the Reserve Account in excess of the amounts required to be maintained therein from time to time will be distributed to the Transferor.

     The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences three months prior to the commencement of the Class A Accumulation Period (or earlier, under certain circumstances relating to the yield on the Receivables).

CASH COLLATERAL ACCOUNT

     The Cash Collateral Account will be a segregated trust account established with a Qualified Institution which will be held for the benefit of the Class A Certificateholders, the Class B Certificateholders, the Collateral Indebtedness Interest Holder and the Class D Certificateholders, as their interests appear in the Series 1997-2 Supplement, and in the case of the Collateral Indebtedness Holder, in the loan agreement among the Trustee, the Transferor, the Servicer and the Collateral Indebtedness Holder (the "Loan Agreement") (which interest, in the case of the Collateral Indebtedness Holder, will be subordinated to the interests of the Class A Certificateholders and Class B Certificateholders as provided in the Series 1997-2 Supplement). The purpose of the Loan Agreement is to govern the terms and conditions of the purchase of the Collateral Indebtedness Interest by the Collateral Indebtedness Holder. Funds held in the Cash Collateral Account will be invested in Permitted Investments. On each Distribution Date, all interest and earnings (net of losses and investment expenses) received during the preceding Monthly Period on funds in the Cash Collateral Account will be allocable to the Excess Spread.

     The Available Cash Collateral Amount initially will be zero and will increase thereafter (i) to the extent the Transferor elects to deposit Excess Spread and Shared Excess Finance Charge Collections in the Cash Collateral Account (ii) to the extent Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2 are required to be deposited in the Cash Collateral Account pursuant to the Loan Agreement and (iii) to the extent the Available Enhancement Amount is less than the Required Enhancement Amount, Excess Spread and Shared Finance Charge Collections allocable to Series 1997-2 will be deposited therein.

     On each Distribution Date, one or more withdrawals may be made from the Cash Collateral Account in an amount up to the amount therein to fund, in order of priority, the Class A Required Amount, the Class B Required Amount and the Collateral Required Amount.

     At the Servicer's option, on each Distribution Date, if the Cash Enhancement Surplus, after giving effect to all deposits to and withdrawals from the Cash Collateral Account and all payments of principal to

Series 1997-2 Certificateholders with respect to such Distribution Date, is greater than zero, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will withdraw from the Cash Collateral Account, and pay to the Transferor, an amount equal to such Cash Enhancement Surplus.

     "Cash Enhancement Surplus" means, as of any Determination Date, the lesser of (a) the Enhancement Surplus and (b) the excess of the amount held in and available to be withdrawn from the Cash Collateral Account over the Required Cash Collateral Amount.

     "Enhancement Surplus" means, with respect to any Distribution Date, the sum of the amount held in and available to be withdrawn from the Cash Collateral Account, the Collateral Indebtedness Amount and the Class D Investor Amount, over the Required Enhancement Amount.

EXCESS FUNDING ACCOUNT

     On any Business Day that the Transferor Amount does not equal or exceed the Minimum Transferor Amount after giving effect to any addition of Principal Receivables to the Trust (the "Shortfall Amount"), the Servicer shall not distribute to the holder of the Exchangeable Transferor Certificate any collections of Principal Receivables that otherwise would be distributed to the holder of the Exchangeable Transferor Certificate, but shall deposit such funds equal to the Shortfall Amount, in a segregated trust account (which may be a sub-account of the Collection Account) established and maintained by the Servicer in the name of the Trustee, in trust for the benefit of the holders of certificates of all Series outstanding entitled to the benefits of such Excess Funding Account, with a Qualified Institution and designating clearly that the funds deposited therein are held for the benefit of such holders of certificates of all Series outstanding (the "Excess Funding Account"). Funds held in the Excess Funding Account will be withdrawn and paid to the holder of the Exchangeable Transferor Certificate on any date to the extent the Transferor Amount exceeds the Minimum Transferor Amount on such date; provided, however, that if an Accumulation Period or Rapid Amortization Period commences with respect to any Series in a Group entitled to the benefits of Shared Principal Collections, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series that is entitled to receive Shared Principal Collections, and the Servicer shall instruct the Trustee to withdraw such amount up to the amount of any funds held in the Excess Funding Account and allocate such amount among each Series as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

     Funds in the Excess Funding Account shall be invested by the Trustee, at the direction of the Servicer, in Permitted Investments. Any interest and other investment earnings (net of losses and investment expenses), if any, on amounts held in the Excess Funding Account during any Monthly Period will be withdrawn from the Excess Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.

SUBORDINATION OF THE CLASS B CERTIFICATES, THE COLLATERAL INDEBTEDNESS INTEREST AND THE CLASS D CERTIFICATES

     The Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Indebtedness Interest and the Class D Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain collections of Principal Receivables otherwise allocable to the Class B Certificateholders ("Class B Subordinated Principal Collections") may be reallocated to the Class A Certificateholders and the Class B Investor Amount may be reduced. Similarly, certain collections of Principal Receivables allocable to the Class D Certificates and the Collateral Indebtedness Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders, and the Class D Investor Amount and the Collateral Indebtedness Amount may be reduced as a result. To the extent the Class B Investor Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "-- Investor Percentages and Transferor Percentage," "-- Reallocation of Cash Flows," and "-- Applications of Collections" herein.

INVESTOR PERCENTAGES AND TRANSFEROR PERCENTAGE

     Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate between the Investor Amount, other Series or certificates outstanding and the Transferor Amount, all amounts collected on Finance Charge Receivables and Principal Receivables. The Servicer will make each allocation by reference to the applicable investor percentage and the transferor percentage in each case. The Pooling and Servicing Agreement provides that the Servicer may estimate the amounts of collections that are allocable to collections of Principal Receivables and to collections of Finance Charge Receivables. If the Servicer is able to determine the actual amount of collections proceeds which are collections of Finance Charge Receivables and collections of Principal Receivables, the Servicer may at its option allocate collections in accordance with such actual amounts. All estimates of collections of Finance Charge Receivables will be binding for all purposes on the Certificateholders, the Trustee and the Transferor.

     The Investor Percentage (the "Investor Percentage") will be calculated as follows:

          Principal Receivables during Revolving Period, Finance Charge Receivables (other than during the Rapid Amortization Period) and Allocable Amounts. With respect to (A) Principal Receivables during any Monthly Period during the Revolving Period, (B) Finance Charge Receivables during any Monthly Period other than during a Rapid Amortization Period, and (C) the Allocable Amounts during any Monthly Period, the percentage equivalent of a fraction the numerator of which is equal to the Adjusted Investor Amount as of the last day of the immediately preceding Monthly Period (or the Initial Investor Amount, in the case of the first Monthly Period applicable to Series 1997-2) and the denominator of which is the greater of
     (i) the sum of the aggregate Principal Receivables in the Trust and the Excess Funding Amount, in each case at the close of business on the last day of the immediately preceding Monthly Period and (ii) the sum of the numerators used to calculate the applicable investor percentages with respect to Principal Receivables, Finance Charge Receivables or the Allocable Amounts, as applicable, for all Series outstanding as of the date on which such determination is being made.

          Finance Charge Receivables during the Rapid Amortization Period. With respect to Finance Charge Receivables (and any other amounts treated as Finance Charge Receivables) during any Monthly Period during a Rapid Amortization Period, the percentage equivalent of a fraction the numerator of which is equal to the Adjusted Investor Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the aggregate Principal Receivables in the Trust and the Excess Funding Amount, in each case at the close of business on the last day of the immediately preceding Monthly Period and (ii) the sum of the numerators used to calculate the investor percentages with respect to Finance Charge Receivables for all Series outstanding as of the date on which such determination is being made.

          Principal Receivables during the Accumulation Period and the Rapid Amortization Period. With respect to Principal Receivables during any Monthly Period during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent of a fraction the numerator of which is equal to the Adjusted Investor Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the aggregate Principal Receivables in the Trust and the Excess Funding Amount, in each case at the close of business on the last day of the immediately preceding Monthly Period and (ii) the sum of the numerators used to calculate the investor percentages with respect to Principal Receivables for all Series outstanding as of the date on which such determination in being made; provided, however, that during an Accumulation Period if the Series 1997-2 Certificates are paired with a Paired Series and a Rapid Amortization Period commences for such Paired Series, the Transferor may, by written notice to the Trustee and Servicer, designate a different numerator to be used to determine such percentage.

     As used herein, the following terms have the meanings indicated:

     "Class A Investor Amount" means, on any date of determination, an amount equal to (a) the Class A Initial Investor Amount, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor

Charge Offs for all prior Distribution Dates over the sum of the aggregate amount of reimbursed Class A Investor Charge Offs and, without duplication, the aggregate amount of reductions of the Series Adjustment Amount allocable to the Class A Certificates; provided, however, that the Class A Investor Amount may not be reduced below zero.

     "Class A Adjusted Investor Amount" means, on any date of determination while the Class A Certificates are outstanding, an amount equal to the Class A Investor Amount minus the amount, if any, of funds held in the Principal Account (the "Principal Account Balance") (but not less than zero).

     "Class A Investor Percentage" shall be calculated by substituting the Class A Adjusted Investor Amount and the Class A Initial Investor Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount, respectively, in the definition of Investor Percentage.

     "Class B Investor Amount" means, on any date of determination, an amount equal to (a) the Class B Initial Investor Amount, minus (b) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge Offs for all prior Distribution Dates, minus (d) the amount of Class B Subordinated Principal Collections used to make payments in respect of the Class A Certificates on all prior Distribution Dates, minus (e) an amount equal to the amount by which the Class B Investor Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, plus (f) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e) and, without duplication, the aggregate amount of the reductions of the Series Adjustment Amount allocable to the Class B Investor Amount; provided, however, that the Class B Investor Amount may not be reduced below zero.

     "Class B Adjusted Investor Amount" shall mean, on any date of determination, an amount equal to the Class B Investor Amount minus, prior to the payment in full of the Class A Investor Amount, the excess of the Principal Account Balance over the Class A Investor Amount, and after the payment in full of the Class A Investor Amount, the Principal Account Balance, if any (but not less than zero).

     "Class B Investor Percentage" shall be calculated by substituting the Class B Adjusted Investor Amount and the Class B Initial Investor Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount respectively, in the definition of Investor Percentage.

     "Collateral Indebtedness Amount" means, on any date of determination, an amount equal to (a) the initial Collateral Indebtedness Amount equal to $21,000,000, minus (b) the aggregate amount of principal payments made to the Collateral Indebtedness Holder on or prior to such date, minus (c) the amount of Collateral Subordinated Principal Collections used to make payments in respect of the Certificates on all prior Distribution Dates that have resulted in a reduction of the Collateral Indebtedness Amount, minus (d) an amount equal to the amount by which the Collateral Indebtedness Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, the Class B Allocable Amount and the Collateral Allocable Amount, plus (e) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) and, without duplication, reductions of the Series Adjustment Amount allocable to the Collateral Indebtedness Interest; provided, however, that the Collateral Indebtedness Amount may not be reduced below zero.

     "Collateral Investor Percentage" shall be calculated by substituting the Collateral Indebtedness Amount and the Collateral Initial Indebtedness Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount, respectively, in the definition of Investor Percentage.

     "Class D Investor Amount" means, on any date of determination, an amount equal to (a) the initial Class D Investor Amount equal to $14,300,000 (plus the initial principal amount of any additional Class D Certificates issued during the Revolving Period, at the sole option of the Transferor), minus (b) the aggregate amount of principal payments made to the Class D Certificateholders prior to such date, minus (c) the amount of Class D Subordinated Principal Collections used to make payments in respect of the Offered Certificates and the Collateral Indebtedness Interest on all prior Distribution Dates, minus (d) an amount equal to the amount by which the Class D Investor Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, the Class B Allocable Amount, the Collateral Allocable Amount and the Class D Allocable Amount, plus (e) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) and, without duplication, the aggregate amount of the reductions of the Series Adjustment Amount allocable to the Class D Investor Amount; provided, however, that the Class D Investor Amount may not be reduced below zero.

     "Adjusted Investor Amount" shall mean, as of any date of determination, an amount equal to the sum of the Class A Adjusted Investor Amount, the Class B Adjusted Investor Amount, the Collateral Indebtedness Amount and the Class D Investor Amount, in each case as of such date.

     "Class D Investor Percentage" shall be calculated by substituting the Class D Investor Amount and the Class D Initial Investor Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount, respectively, in the definition of Investor Percentage.

     "Class D Subordinated Principal Collections" means, with respect to any Monthly Period, an amount equal to the product of (i) the applicable Class D Investor Percentage with respect to collections of Principal Receivables and
(ii) the aggregate amount of collections of Principal Receivables for such Monthly Period.

     "Collateral Subordinated Principal Collections" means, with respect to any Monthly Period, an amount equal to the product of (i) the applicable Collateral Investor Percentage with respect to collections of Principal Receivables and
(ii) the aggregate amount of collections of Principal Receivables for such Monthly Period.

     The Transferor Percentage will be equal to 100% minus the sum of the investor percentages for all Series outstanding.

     As described above, during the Revolving Period, the Investor Percentage applied when allocating collections on Principal Receivables is expected to vary from month to month because the Investor Amount as a percentage of the total amount of Principal Receivables in the Trust will fluctuate from day to day. During the Rapid Amortization Period, the amount of collections on Principal Receivables allocated to the Investor Amount each day will be determined by reference to a percentage based on the Investor Amount on the last day of the Revolving Period.

REALLOCATION OF CASH FLOWS

     On each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest for the immediately following Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date,
(iv) the Class A Allocable Amount, if any, for such Distribution Date and (v) if Proffitt's, Inc. is no longer the Servicer, the Class A Servicing Fee for the related Distribution Date and any unpaid Class A Servicing Fee for a prior Distribution Date exceeds (b) the Class A Available Funds for the preceding Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2 and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Shared Excess Finance Charge Collections available with respect to such Distribution Date are insufficient to fund the Class A Required Amount, amounts, if any, held in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, held in the Cash Collateral Account are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Class D Certificates, then to the Collateral Indebtedness Interest and then to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If such Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class A Required Amount, then the Class A Investor Amount, Class B Investor Amount, the

Collateral Indebtedness Amount and the Class D Investor Amount may be reduced. See "-- Allocation of Investor Default Amount; Adjustment Amount; Investor Charge Offs."

     On each Determination Date, the Servicer will determine the amount (the "Class B Required Amount"), if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for the immediately following Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest for the following Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date and (iv) if Proffitt's, Inc. is no longer the Servicer, the Class B Servicing Fee for the related Distribution Date and any unpaid Class B Servicing Fee for a prior Distribution Date exceeds the Class B Available Funds for the preceding Monthly Period and (b) the amount, if any, by which the Class B Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2 available on such Distribution Date as specified in clause (d) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections." If the Class B Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2 not required to fund the Class A Required Amount or reimburse Class A Investor Charge Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Shared Excess Finance Charge Collections available with respect to such Distribution Date are insufficient to fund the Class B Required Amount, amounts, if any, held in the Cash Collateral Account not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, available in the Cash Collateral Account are insufficient to fund the Class B Required Amount, Reallocated Principal Collections allocable first to the Class D Certificates and then to the Collateral Indebtedness Interest not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Class B Investor Amount, Collateral Indebtedness Amount and the Class D Investor Amount may be reduced. See "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs".

     On each Determination Date, the Servicer will determine the amount (the "Collateral Required Amount"), if any, equal to the sum of (a) the amount, if any by which the sum of (i) Collateral Monthly Interest for the immediately following Distribution Date, (ii) any Collateral Monthly Interest previously due but not paid to the Collateral Indebtedness Holder on a prior Distribution Date,
(iii) any Collateral Additional Interest for such Distribution Date and any Collateral Additional Interest previously due but not paid to the Collateral Indebtedness Holder on a prior Distribution Date and (iv) if Proffitt's, Inc. is no longer the Servicer, the Collateral Servicing Fee for such Distribution Date and any unpaid Collateral Servicing Fee for a prior Distribution Date exceeds the Collateral Available Funds and Excess Spread and Shared Excess Finance Charge Collections with respect to the preceding Monthly Period available to make payments with respect thereto and (b) the amount, if any, by which the Collateral Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2 available on such Distribution Date as specified in clause (h) under "-- Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections." If the Collateral Required Amount is greater than zero, amounts, if any, held in the Cash Collateral Account not required to fund the Class A Required Amount or the Class B Required Amount or pay certain other amounts will then be used to fund the remaining Collateral Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, available in the Cash Collateral Account are insufficient to fund the Collateral Required Amount, then Reallocated Principal Collections allocable to the Class D Certificates and not required to fund the Class A Required Amount or the Class B Required Amount and other than Class B Subordinated Principal Collections or Collateral Subordinated Principal Collections will be used to fund the remaining Collateral Required Amount. If such Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Collateral Required Amount, then the Collateral Indebtedness Amount and the Class D Investor Amount may be reduced. See "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

APPLICATIONS OF COLLECTIONS

  Deposit of Collections into Collection Account

     Except as otherwise provided below, the Servicer is required to deposit collections of Principal Receivables and Finance Charge Receivables into the Collection Account no later than the second business day following the date of processing such collections. Collections shall not be required to be invested in Permitted Investments until such time as they are deposited into the Collection Account. As long as the Company or an affiliate of the Company shall be the Servicer and no Pay Out Event relating to a Servicer Default shall have occurred and be continuing, and either (i) the Company or such affiliate shall maintain a short-term debt or certificate of deposit rating (which may be an implied rating) of P-1 by Moody's and of A-1+ by Standard & Poor's, or (ii) the Company shall obtain a written notification from each Rating Agency rating any Series to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Series despite the Servicer's inability to satisfy the rating requirement specified in clause (i), and for two Business Days following any reduction of either such rating or failure to satisfy the conditions of clause (ii), the Servicer may make a single deposit in the Collection Account in immediately available funds on the business day prior to each Distribution Date in an amount equal to the collections with respect to the Monthly Period preceding such Distribution Date to the extent such amounts and collections are allocated to Series 1997-2 as described herein under "-- Applications of Collections -- Allocations."

     During the Revolving Period, so long as the Available Enhancement Amount is not less than the Required Enhancement Amount, collections of Principal Receivables allocable to Series 1997-2 with respect to each Monthly Period are not required to be deposited into the Collection Account on a daily basis during such Monthly Period; provided, however, that in the event that the Minimum Transferor Amount exceeds the Transferor Amount on any date, such collections of Principal Receivables shall be deposited into the Excess Funding Account until the Transferor Amount equals the Minimum Transferor Amount. During the Accumulation Period, after an amount of collections of Principal Receivables allocable to Series 1997-2 equal to the Controlled Deposit Amount with respect to each Monthly Period has been deposited into the Collection Account, and so long as the Available Enhancement Amount is not less than the Required Enhancement Amount, collections of Principal Receivables allocable to Series 1997-2 with respect to each Monthly Period need not be deposited into the Collection Account on a daily basis during such Monthly Period; provided, however, that in the event that the Minimum Transferor Amount exceeds the Transferor Amount on any date, such collections of Principal Receivables shall be deposited into the Excess Funding Account until the Transferor Amount equals the Minimum Transferor Amount.

     The Servicer may make deposits into the Collection Account and the Excess Funding Account on any date net of amounts payable to the Transferor from such accounts on such date.

  Allocations

     The Servicer will allocate among Series 1997-2, the interests of all other Series issued and outstanding, and the Transferor Interest, all collections of Finance Charge Receivables and Principal Receivables and all Allocable Amounts with respect to each Monthly Period. Collections of Finance Charge Receivables with respect to any Monthly Period will be allocated to Series 1997-2 based on the Investor Percentage applicable to Finance Charge Receivables for such Monthly Period.

  Payment of Interest, Fees and Other Items

     On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds, Collateral Available Funds and Class D Available Funds as follows:

          (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to the Monthly Period immediately preceding such Distribution Date will be distributed in the following priority:

             (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate plus 2% per annum ("Class A Additional Interest"), will be distributed to the Class A Certificateholders;

             (ii) if Proffitt's, Inc. is no longer the Servicer, an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

             (iii) an amount equal to the Class A Allocable Amount, if any, for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal"; and

             (iv) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections".

          (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

             (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to Class B Certificateholders on a prior Distribution Date at a rate equal to the Class B Certificate Rate plus 2% per annum ("Class B Additional Interest"), will be distributed to the Class B Certificateholders;

             (ii) if Proffitt's, Inc. is no longer the Servicer, an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

             (iii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections".

          (C) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be distributed in the following priority:

             (i) if Proffitt's, Inc. is no longer the Servicer, an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

             (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections".

          (D) On each Distribution Date, an amount equal to the Class D Available Funds with respect to such Distribution Date will be distributed in the following priority:

             (i) if Proffitt's, Inc. is no longer the Servicer, an amount equal to the Class D Servicing Fee for such Distribution Date, plus the amount of any Class D Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

             (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections".

     "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the applicable Class A Investor Percentage of collections of Finance Charge Receivables with respect to such Monthly Period plus any other amounts that are to be treated as collections of Finance Charge Receivables, (ii) if such Monthly Period immediately precedes a Distribution Date that occurs prior to the Class B Principal Commencement Date, the earnings (net of losses and investment expenses), if any, earned on the Principal Account with respect to such Monthly Period, (iii) the amount, if any, to be withdrawn from the Reserve Account and included in Class A Available Funds pursuant to the Series 1997-2 Supplement with respect to such Distribution Date and (iv) the amount of investment earnings (net of losses and investment expenses), if any, on amounts held in the Reserve Account required to be included in Class A Available Funds pursuant to the Series 1997-2 Supplement with respect to such Distribution Date.

     "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth ( 1/12th) of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to $780,000.

     "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the applicable Class B Investor Percentage of collections of Finance Charge Receivables with respect to such Monthly Period plus any other amounts that are to be treated as collections of Finance Charge Receivables, (ii) if such Monthly Period immediately precedes a Distribution Date that occurs on or after the Class B Principal Commencement Date, the earnings (net of losses and investment expenses), if any, earned on the Principal Account with respect to such Monthly Period, (iii) the amount, if any, to be withdrawn from the Reserve Account and included in Class B Available Funds pursuant to the Series 1997-2 Supplement with respect to such Distribution Date and (iv) the amount of investment earnings (net of losses and investment expenses), if any, on amounts in the Reserve Account required to be included in Class B Available Funds pursuant to the Series 1997-2 Supplement with respect to such Distribution Date.

     "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth ( 1/12th) of the product of (i) the Class B Certificate Rate and (ii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to $89,200.

     "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the applicable Collateral Investor Percentage of the collections of Finance Charge Receivables with respect to such Monthly Period and any other amounts that are to be treated as collections of Finance Charge Receivables.

     "Class D Available Funds" means, with respect to any Monthly Period, an amount equal to the applicable Class D Investor Percentage of the collections of Finance Charge Receivables with respect to such Monthly Period and any other amounts that are to be treated as collections of Finance Charge Receivables.

     "Available Principal Collections" means, with respect to any Distribution Date, an amount equal to (a) the applicable Investor Percentage of collections of Principal Receivables for the related Monthly Period, plus (b) amounts designated as Available Principal Collections as described under "Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections", minus (c) any applied Reallocated Principal Collections for the related Monthly Period, plus (d) Shared Principal Collections allocated to Series 1997-2.

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (A)(iv), (B)(iii), (C)(ii) and (D)(ii) above plus investment earnings (net of losses and investment expenses), if any, on amounts held in the Cash Collateral Account received during the preceding Monthly Period.

     "Class D Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) the Class D Certificate Rate for the related interest accrual period, (ii) the outstanding principal amount of the Class D Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) and (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360.

     "Class D Certificate Rate" means a rate equal to LIBOR plus 1.00% per annum, or a lesser rate.

     "Collateral Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) an amount equal to the product of the Collateral Indebtedness Amount as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) and the Collateral Rate for the related Interest Period plus, in the event of any Collateral Indebtedness Charge Offs in the related Monthly Period, an amount equal to the product of the Collateral Indebtedness Charge Offs during such Monthly Period and the Collateral Alternative Rate and (ii) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360.

     "Collateral Rate" means a rate equal to LIBOR plus 1.00% per annum, or such lesser rate that is designated pursuant to the Loan Agreement.

     "Collateral Alternative Rate" means a rate equal to the sum of 1% and the greater of (a) the prime rate of interest as determined by the agent to the Collateral Indebtedness Holder and (b) the overnight federal funds rate quoted by such agent for deposit plus one-quarter of one percent ( 1/4 of 1%).

  Excess Spread; Shared Excess Finance Charge Collections

     On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2 with respect to the related Monthly Period to make the following distributions in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (A)(i), (ii) and (iii) above under "-- Payment of Interest, Fees and Other Items," in that order of priority;

          (b) an amount equal to the aggregate amount of Class A Investor Charge Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (c) an amount up to the Class B Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (B)(i) and (ii) above under "-- Payment of Interest, Fees and Other Items," in that order of priority;

          (d) an amount equal to any remaining portion of the Class B Required Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (e) an amount equal to unreimbursed reductions of the Class B Investor Amount, if any, due to: (i) Class B Investor Charge Offs; (ii) allocations of Reallocated Principal Collections for the benefit of the Class A Certificates on all prior Distribution Dates that have resulted in a reduction of the Class B Investor Amount; or (iii) reallocations of the Class B Investor Amount to the Class A Investor Amount as a result of unreimbursed Class A Allocable Amounts will each be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (f) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of Collateral Monthly Interest previously due but not paid to the Collateral Indebtedness Holder on a prior

     Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Collateral Indebtedness Holder on a prior Distribution Date at a rate equal to the Collateral Rate plus 2% per annum ("Collateral Additional Interest") will be distributed to the Collateral Indebtedness Holder;

          (g) an amount equal to the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee for such Distribution Date (or, if Proffitt's, Inc. is no longer the Servicer, the portion thereof remaining unpaid) plus the amount of any Class A Servicing Fee, Class B Servicing Fee or Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (h) an amount equal to the Collateral Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (i) an amount equal to the unreimbursed reductions of the Collateral Indebtedness Amount, if any, due to: (i) Collateral Indebtedness Charge Offs; (ii) Reallocated Principal Collections used to make payments in respect of the Certificates on all prior Distribution Dates that have resulted in a reduction of the Collateral Indebtedness Amount and (iii) reallocations of the Collateral Indebtedness Amount to the Class A Investor or the Class B Investor Amount as a result of unreimbursed Class A Allocable Amounts or unreimbursed Class B Allocable Amounts, respectively, will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (j) an amount equal to the greater of (i) the excess, if any, of the Required Cash Collateral Amount over the Available Cash Collateral Amount and (ii) the excess, if any, of the Required Enhancement Amount over the Available Enhancement Amount, (without giving effect to any deposit made on such date under the Pooling and Servicing Agreement) will be deposited into the Cash Collateral Account;

          (k) an amount equal to the Class D Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (l) an amount equal to unreimbursed reductions of the Class D Investor Amount, if any, due to: (i) Class D Investor Charge Offs; (ii) allocations of Reallocated Principal Collections that have resulted in the reduction of Class D Investor Amount and (iii) reallocations of the Class D Investor Amount to the Class A Investor Amount, the Class B Investor Amount or the Collateral Indebtedness Amount as a result of unreimbursed Class A Allocable Amounts, unreimbursed Class B Allocable Amounts or unreimbursed Collateral Allocable Amounts, respectively, will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (m) an amount equal to the excess, if any, of the Required Reserve Account Amount over the amount held in the Reserve Account will be deposited into the Reserve Account;

          (n) an amount equal to the aggregate of any other amounts (generally indemnities and costs of reimbursements) then due to the Collateral Indebtedness Holder pursuant to the Loan Agreement will be applied in accordance with the Loan Agreement;

          (o) an amount equal to Class D Monthly Interest for such Distribution Date, plus the amount of Class D Monthly Interest previously due but not paid to the Class D Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class D Certificateholders on a prior Distribution Date at a rate equal to the Class D Certificate Rate plus 2% per annum ("Class D Additional Interest") will be distributed to the Class D Certificateholders;

          (p) an amount equal to the Class D Servicing Fee for such Distribution Date (or, if Proffitt's, Inc. is no longer the Servicer, the portion of the Class D Servicing Fee for such Distribution Date remaining unpaid), plus the amount of any Class D Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

          (q) the balance, if any, will constitute "Shared Excess Finance Charge Collections" with respect to Group One to be applied with respect to other Series in Group One.

     "Required Cash Collateral Amount" means the amount specified as such in the Series 1997-2 Supplement or such higher amount designated by the Transferor.

     "Required Reserve Account Amount" means the amount specified as such in the Series 1997-2 Supplement, which shall be zero prior to the Reserve Account Funding Date, and thereafter shall not be less than 1.50% of the Class A Investor Amount without satisfaction of the Rating Agency Condition and Enhancement Provider consent.

  Collateral Amortization Period

     During the period beginning on the earlier of (i) payment in full of the Class B Investor Amount and (ii) any date selected by the Servicer if the Available Enhancement Amount exceeds the Required Enhancement Amount as of the related Determination Date, and ending upon the earlier of (a) the payment in full of the Collateral Indebtedness Amount, (b) the reduction of the Collateral Indebtedness Amount to an amount whereby the Available Enhancement Amount is equal to the Required Enhancement Amount if the Collateral Amortization Period arises pursuant to clause (ii) above, (c) the onset of the Rapid Amortization Period, if the Class A Investor Amount and Class B Investor Amount have not been paid in full or (d) the Series 1997-2 Termination Date (the "Collateral Amortization Period"), certain collections of Principal Receivables allocated to the Investor Amount will be distributed monthly, subject to the limitations described below, to the holders of the Collateral Indebtedness Interest on each Distribution Date beginning with the first Distribution Date with respect to the Collateral Amortization Period. A Collateral Amortization Period may occur more than once prior to the payment in full of the Class B Investor Amount if the Collateral Amortization Period arises as described in clause (ii) above.

     The amount of collections of Principal Receivables to be distributed to the Collateral Indebtedness Holder on any Distribution Date during the Collateral Amortization Period (the "Enhancement Distribution Amount") will be calculated as follows:

          (A) in order to reduce the Available Enhancement Amount to the Required Enhancement Amount as of the related Determination Date and provided that a Pay Out Event has not occurred while Class A Certificates and Class B Certificates remain outstanding, the Enhancement Distribution Amount shall be equal to the lesser of (x) Available Principal Collections (after any allocations to meet any Class A Certificate or Class B Certificate principal amortization obligations and after any reallocations required to pay the Class A Required Amount and/or the Class B Required Amount) and (y) the amount necessary to reduce the Available Enhancement Amount to the Required Enhancement Amount as of the related Determination Date;

          (B) after the Class B Investor Amount is paid in full, the Enhancement Distribution Amount shall be equal to the Available Principal Collections for such Monthly Period; and

          (C) upon the occurrence of a Pay Out Event, the Enhancement Distribution Amount shall equal zero until the Class B Investor Amount is paid in full, after which time the Enhancement Distribution Amount will be calculated as described in clause (B) above.

  Payments of Principal

     On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Principal Collections in the following priority:

          (A) On each Distribution Date with respect to the Revolving Period, all such Available Principal Collections, less any portion thereof allocated at the option of the Transferor as part of Collateral Monthly Principal or Class D Monthly Principal to make a payment with respect to the Collateral Indebtedness Interest or the Class D Investor Amount (subject to maintaining the Required Enhancement Amount and subject to any other restrictions specified in the Loan Agreement), will be treated as Shared Principal Collections with respect to other Series and applied as described under "-- Shared Principal Collections"; and

          (B) On each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, all such Available Principal Collections will be deposited or distributed in the following priority:

             (i) an amount equal to Class A Monthly Principal for such Distribution Date will, during the Class A Accumulation Period, be deposited in the Principal Account for payment to the Class A Certificateholders on the earlier to occur of the Class A Expected Payment Date and the first Distribution Date with respect to the Rapid Amortization Period or, during the Rapid Amortization Period, be distributed to the Class A Certificateholders;

             (ii) an amount equal to Class B Monthly Principal for such Distribution Date will, during the Class B Accumulation Period, be deposited in the Principal Account for payment to the Class B Certificateholders on the earlier to occur of the Class B Expected Payment Date and the first Distribution Date with respect to the Rapid Amortization Period or, during the Rapid Amortization Period, be distributed to Class B Certificateholders;

             (iii) an amount equal to Collateral Monthly Principal for such Distribution Date will be applied in accordance with the Loan Agreement;

             (iv) an amount equal to Class D Monthly Principal for such Distribution Date will be distributed to the Class D Certificateholders; and

             (v) the balance, if any, will be treated as Shared Principal Collections with respect to other Series in Group One and applied as described under "-- Shared Principal Collections".

     "Class A Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or the Rapid Amortization Period will equal the least of (i) the Available Principal Collections held in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Accumulation Period prior to the Class A Expected Payment Date, the Controlled Deposit Amount for such Distribution Date, and (iii) the Class A Adjusted Investor Amount on such Distribution Date.

     "Class B Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or the Rapid Amortization Period, after the Class A Certificates have been paid in full, will equal the least of (i) the Available Principal Collections held in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to any Class A Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the Accumulation Period prior to the Class B Expected Payment Date, the Controlled Deposit Amount for such Distribution Date, and (iii) the Class B Adjusted Investor Amount on such Distribution Date.

     "Collateral Monthly Principal" with respect to any Distribution Date prior to the payment in full of the Class B Certificates will equal the lesser of (i) the Available Principal Collections held in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to any Class A Monthly Principal or Class B Monthly Principal on such Distribution Date) and (ii) the Enhancement Surplus on such Distribution Date (after giving effect to any increase in the amount held in the Cash Collateral Account or increase in the Class D Investor Amount on such Distribution Date), provided that the Transferor shall have elected to pay such Collateral Monthly Principal, and with respect to each Distribution Date beginning with the Distribution Date on which the Class B Certificates have been paid in full, the lesser of (x) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the amount of such Available Principal Collections applied to any Class A Monthly Principal or Class B Monthly Principal on such Distribution Date) and (y) the Collateral Indebtedness Amount on such Distribution Date.

     "Class D Monthly Principal" with respect to any Distribution Date after the Collateral Indebtedness Interest has been paid in full, or prior thereto subject to the requirements of the Loan Agreement (and provided that such distribution would not require the Transferor to designate a Minimum Transferor Interest Percentage pursuant to the Series 1997-2 Supplement), will equal the least of
(i) the Available Principal Collections held in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to any Class A Monthly Principal, Class B Monthly Principal or

Collateral Monthly Principal on such Distribution Date), (ii) the Enhancement Surplus on such Distribution Date and (iii) the Class D Investor Amount on such Distribution Date.

     "Controlled Accumulation Amount" means (a) for any Distribution Date with respect to the Class A Accumulation Period, $15,000,000; provided, however, if the Accumulation Period Length is determined to be less than 12 months, the Controlled Accumulation Amount with respect to the Class A Certificates shall be equal to (i) the product of (x) the Class A Initial Investor Amount and (y) the Accumulation Period Factor for such Monthly Period divided by (ii) the Required Accumulation Factor Number and (b) for any Distribution Date with respect to the Class B Accumulation Period, $20,000,000.

     "Accumulation Period Factor" means, for each Monthly Period, a fraction, the numerator of which is equal to the sum of the initial investor amounts of all outstanding Series, and the denominator of which is equal to the sum of (a) the Initial Investor Amount (plus the aggregate initial principal amount of any additional Class D Certificates), (b) the initial investor amounts (or other applicable amounts) of all outstanding Series (other than Series 1997-2) which are not expected to be in their revolving periods during such Monthly Period and
(c) the initial investor amounts (or other applicable amounts) of all other outstanding Series which are not allocating Shared Principal Collections to other Series and are expected to be in their revolving periods during such Monthly Period.

     "Required Accumulation Factor Number" is a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts for the 12 months preceding the date of such calculation (or any lower monthly principal payment rate selected by the Servicer at its option in its sole discretion), expressed as a decimal.

     "Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

     "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such Distribution Date over the amount deposited into the Principal Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such Distribution Date, and (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the applicable Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited into the Principal Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such subsequent Distribution Date.

     "Available Enhancement Amount" means, with respect to any Distribution Date, the sum of the amount on deposit in the Cash Collateral Account (after giving effect to deposits or withdrawals from the Cash Collateral Account on such Distribution Date), the Collateral Indebtedness Amount and the Class D Investor Amount. The Available Enhancement Amount may be reduced on any Distribution Date, subject to the requirements of the Series 1997-2 Supplement, to the extent the Available Enhancement Amount as of the preceding Determination Date exceeds the Required Enhancement Amount, provided that a Pay Out Event has not occurred. Such reduction of the Available Enhancement Amount may be effected via either a reduction of the Available Cash Collateral Amount or the Collateral Indebtedness Amount or the Class D Investor Amount.

     "Required Enhancement Amount" means, with respect to any Distribution Date, an amount equal to the product of the Adjusted Investor Amount (after giving effect to all reductions thereof to be made on such Distribution Date) and 15%, but not less than $7,059,000; provided, however, that (i) if a Pay Out Event occurs, then the Required Enhancement Amount shall equal the Required Enhancement Amount on the Distribution Date immediately preceding such Pay Out Event, (ii) in no event shall the Required Enhancement Amount exceed the sum of the Class A Adjusted Investor Amount and the Class B Adjusted Investor Amount on such date and (iii) the Required Enhancement Amount may be reduced without the consent of the Series 1997-2 Certificateholders if (x) the Transferor shall have received written notice from each Rating Agency that such reduction will not result in the reduction or withdrawal of the then current rating of the Offered Certificates, (y) the Transferor shall have delivered to the Trustee an officer's certificate to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such reduction will not cause a Pay Out Event, or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 1997-2 and (z) the Transferor shall have delivered an opinion of counsel, addressed to the Trustee, to the effect that such reduction will not (a) adversely affect the tax characterization as debt of certificates of any outstanding Series or Class with respect to which an opinion of counsel was delivered at the time of their issuance that such certificates would be characterized as debt, (b) cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (c) cause or constitute an event in which gain or loss would be recognized by any Certificateholder.

EXAMPLE OF DISTRIBUTIONS

     The following is an example of the application of the foregoing provisions to the first Monthly Period during which the Offered Certificates will be outstanding:

August 1 - August 31.....................  Monthly Period
August 31................................  Record Date
September 10.............................  Determination Date
September 12.............................  Transfer Date
September 15.............................  Distribution Date

     All payments collected at any time with respect to a Monthly Period will be deposited in the Collection Account, and will then be allocated and paid or deposited in accordance with the provisions of the Pooling and Servicing Agreement. Distributions of interest will be made on the Distribution Date to Certificateholders of record at the close of business on the Record Date. "Determination Date" with respect to any Monthly Period will be a business day occurring in the first ten days of the succeeding calendar month as selected from time to time by the Servicer. The "Transfer Date" will be the business day immediately preceding each Distribution Date. On the Determination Date, the Servicer will instruct the Trustee regarding amounts to be withdrawn from the Collection Account on the Distribution Date. On the Transfer Date, the Servicer shall deposit to the Collection Account the amount of collections required to be deposited therein, if daily deposits of collections are not required. See
" -- Book-Entry Registration" and " -- Definitive Certificates."

PAIRED SERIES

     The 1997-2 Certificates may be paired with one or more other Series (such other Series, a "Paired Series"). Such Paired Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of the holders of the 1997-2 Certificates. As funds are accumulated in the Principal Account, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the investor amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the 1997-2 Certificates, assuming that there have been no unreimbursed charge offs with respect to any related Paired Series, the aggregate investor amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Investor Amount on the Closing Date. The issuance of a Paired Series will be subject to the satisfaction of the Rating Agency Condition among other conditions. There can be no assurance, however, that the terms of any Paired Series might not affect the timing or amount of payments received by the holders of the Offered Certificates. In particular, the numerator of the Investor Percentage with respect to allocations of collections of Principal Receivables may be changed upon the occurrence of a Pay Out Event with respect to a Paired Series (provided that such numerator is not less than the Adjusted Investor Amount as of the last day of the revolving period for such Paired Series). In such case, the time over which principal will be received by holders of the Offered Certificates will be extended. See "Risk Factors -- Issuance of Additional Series; Master Trust Considerations," "Maturity Assumptions" and "-- Investor Percentages and Transferor Percentage."

ALLOCATION OF INVESTOR DEFAULT AMOUNT; ADJUSTMENT AMOUNTS; INVESTOR CHARGE OFFS

     "Defaulted Receivables" for any Monthly Period are Principal Receivables in Accounts which were charged off as uncollectible in such Monthly Period ("Defaulted Accounts"). Receivables in an Account will be considered charged off for the purposes of the Pooling and Servicing Agreement on the date on which such Account is charged off in accordance with the usual and customary servicing procedures of the Servicer, but in any event no later than 30 days after receipt of notice by the Servicer that the related obligor has died or has become the subject of a bankruptcy petition. The default amount (the "Default Amount") for any Monthly Period will be an amount (not less than zero) equal to (a) the amount of the Principal Receivables that were charged off in such Monthly Period less (b) the amount of Recoveries received by the Servicer with respect to Defaulted Accounts during such Monthly Period.

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Investor Percentage applicable to Allocable Amounts with respect to such Monthly Period and (ii) the Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class A Investor Percentage applicable during the related Monthly Period and (ii) the Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class B Investor Percentage applicable during the related Monthly Period and (ii) the Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Indebtedness Holder (the "Collateral Default Amount") on each Distribution Date in an amount equal to the product of (i) the Collateral Investor Percentage applicable during the related Monthly Period and (ii) the Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class D Certificateholders (the "Class D Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class D Investor Percentage applicable during the related Monthly Period and (ii) the Default Amount of such Monthly Period.

     On each Determination Date, the Servicer will also calculate the Series Adjustment Amount, as described below under "-- Allocation of Adjustment Amounts." A portion of the Series Adjustment Amount will be allocated to the Class A Certificateholders (the "Class A Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount for Series 1997-2 with respect to the related Monthly Period and (ii) the percentage equivalent of a fraction the numerator of which is the Class A Adjusted Investor Amount and the denominator of which is the Adjusted Investor Amount, each as of the last day of the Monthly Period preceding the related Monthly Period. A portion of the Series Adjustment Amount will be allocated to the Class B Certificateholders (the "Class B Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount for Series 1997-2 with respect to the related Monthly Period and (ii) the percentage equivalent of a fraction the numerator of which is the Class B Adjusted Investor Amount and the denominator of which is the Adjusted Investor Amount, each as of the last day of the Monthly Period preceding the related Monthly Period. A portion of the Series Adjustment Amount will be allocated to the Collateral Indebtedness Holder (the "Collateral Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount for Series 1997-2 with respect to the related Monthly Period and (ii) the percentage equivalent of a fraction the numerator of which is the Collateral Indebtedness Amount and the denominator of which is the Adjusted Investor Amount, each as of the last day of the Monthly Period preceding the related Monthly Period. A portion of the Series Adjustment Amount will be allocated to the Class D Certificateholders (the "Class D Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount for Series 1997-2 with respect to the related Monthly Period and (ii) the percentage equivalent of a fraction the numerator of which is the Class D

Investor Amount and the denominator of which is the Adjusted Investor Amount, each as of the last day of the Monthly Period preceding the related Monthly Period.

     The sum of the Class A Investor Default Amount and the Class A Adjustment Amount with respect to a Distribution Date is referred to as the "Class A Allocable Amount." The sum of the Class B Investor Default Amount and the Class B Adjustment Amount with respect to a Distribution Date is referred to as the "Class B Allocable Amount." The sum of the Collateral Default Amount and the Collateral Adjustment Amount with respect to a Distribution Date is referred to as the "Collateral Allocable Amount." The sum of the Class D Investor Default Amount and the Class D Adjustment Amount with respect to a Distribution Date is referred to as the "Class D Allocable Amount." The sum of the Class A Allocable Amount, the Class B Allocable Amount, the Collateral Allocable Amount and the Class D Allocable Amount equals the "Allocable Amount."

     An amount equal to the Class A Allocable Amount for each Monthly Period will be funded with Class A Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2, amounts, if any, held in the Cash Collateral Account and Reallocated Principal Collections applied as described above in "-- Applications of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows." An amount equal to the Class B Allocable Amount for each Monthly Period will be funded with Class B Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2, amounts, if any, held in the Cash Collateral Account and Reallocated Principal Collections applied as described above in "-- Applications of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows."

     On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2, amounts, if any, in the Cash Collateral Account and Reallocated Principal Collections, then the Class D Investor Amount will be reduced by the amount of such excess, but not by more than the excess of the Class A Allocable Amount for such Distribution Date over the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class A Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Investor Amount to be a negative number, the Class D Investor Amount will be reduced to zero, and the Collateral Indebtedness Amount will be reduced by the amount by which the Class D Investor Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Allocable Amount for such Distribution Date over the amount of such reduction, if any, of the Class D Investor Amount with respect to such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class A Allocable Amount for such Distribution Date. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero and the Class B Investor Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Allocable Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Collateral Indebtedness Amount and the Class D Investor Amount with respect to such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class A Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class B Investor Amount to be a negative number, the Class B Investor Amount will be reduced to zero, and the Class A Investor Amount will be reduced by the amount by which the Class B Investor Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Allocable Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Class D Investor Amount, the Collateral Indebtedness Amount and the Class B Investor Amount for such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class A Investor Allocable Amount for such Distribution Date (a "Class A Investor Charge Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificate-holders. If the Class A Investor Amount has been reduced by the amount of any Class A Investor Charge Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2 and available for such purpose as described above in "-- Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections". In addition, to the extent that such reduction is due to the allocation of Series Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the amount of Principal Receivables in the Trust or certain decreases in the aggregate Investor Amount of the Trust.

     On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2 not required to pay the Class A Required Amount or reimburse Class A Investor Charge Offs, amounts, if any, in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections (exclusive of the portion of Reallocated Principal Collections arising from the Class B Investor Amount's allocation of collections of Principal Receivables) not required to pay the Class A Required Amount, then the Class D Investor Amount will be reduced by the amount of such excess, but not by more than the excess of the Class B Allocable Amount for such Distribution Date over the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class B Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Investor Amount to be a negative number, the Class D Investor Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced to zero, and the Collateral Indebtedness Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced by the amount by which the Class D Investor Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Allocable Amount for such Distribution Date over the amount of the reductions, if any, of the Class D Investor Amount with respect to such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class B Allocable Amount for such Distribution Date. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero, and the Class B Investor Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Allocable Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Collateral Indebtedness Amount and the Class D Investor Amount with respect to such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class B Allocable Amount for such Distribution Date (a "Class B Investor Charge Off"), which will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. If the Class B Investor Amount has been reduced by the amount of any Class B Investor Charge Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2 and available for such purpose as described above in "-- Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections." In addition, to the extent that such reduction is due to the allocation of Series Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the amount of Principal Receivables in the Trust or certain decreases in the aggregate Investor Amount of the Trust.

     On each Distribution Date, if the Collateral Required Amount for such Distribution Date exceeds the amounts, if any, in the Cash Collateral Account not required to pay the Class A Required Amount or the Class B Required Amount or to pay certain other amounts and Reallocated Principal Collections (exclusive of the portion of Reallocated Principal Collections arising from the Class B Certificates' or the Collateral Indebtedness Amount's allocation of collections of Principal Receivables) not required to pay the Class A Required Amount or the Class B Required Amount, then the Class D Investor Amount remaining after any reduction for the benefit of the Class A Certificates or the Class B Certificates will be reduced by the amount of such excess, but not by more than the Collateral Allocable Amount for such Distribution Date. In the event

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

that such reduction would cause the Class D Investor Amount to be a negative number, the Class D Investor Amount will be reduced to zero, and the Collateral Indebtedness Amount will be reduced by the amount by which the Class D Investor Amount would have been reduced below zero (a "Collateral Indebtedness Charge Off").

     On each Distribution Date, if the Class D Allocable Amount exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1997-2 available on such Distribution Date as specified in clause (m) under "-- Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections" above, then the Class D Investor Amount will be reduced by the amount of such excess (a "Class D Investor Charge Off").

ALLOCATION OF ADJUSTMENT AMOUNTS

     The "Minimum Transferor Interest Percentage" shall be equal to the highest Minimum Transferor Interest Percentage designated for any Series outstanding. The Minimum Transferor Interest Percentage applicable to Series 1997-2 will initially be zero; provided, however, that (a) the Transferor may, at its option and in its sole discretion, designate a higher percentage as the Minimum Transferor Interest Percentage so long as, after giving effect to such designation and any repurchase of Certificates or designation of Additional Accounts, the Transferor Amount equals or exceeds the Minimum Transferor Amount and (b) if on any Distribution Date during the Revolving Period (after giving effect to all distributions and adjustments to be made on such Distribution
Date), the portion of the Class D Investor Amount owned by the Transferor is less than 2% of the Investor Amount and the Minimum Transferor Interest Percentage is then less than 2%, the Transferor will be required, on or before the last day of the second Monthly Period following the Monthly Period in which such Distribution Date occurs (unless the portion of the Class D Investor Amount owned by the Transferor then equals or exceeds 2% of the Investor Amount), to
(i) repurchase or otherwise repay certificates (to the extent permitted) or designate Additional Accounts to the extent necessary to permit the designation of a Minimum Transferor Interest Percentage of 2% without causing the Transferor Amount to be less than the Minimum Transferor Amount and (ii) upon compliance with clause (i), designate 2% as the Minimum Transferor Interest Percentage. In the event that the Transferor has designated a Minimum Transferor Interest Percentage in excess of 0%, the Transferor may, during the Revolving Period, designate a lower percentage (not less than 0%) if the portion of Class D Investor Amount owned by the Transferor as a percentage of the Investor Amount averaged over the three Distribution Dates preceding such designation (after giving effect to all distributions and adjustments made on each such Distribution Date) equals or exceeds 4%; provided, however, such lower percentage may not be less than 2% if the portion of Class D Investor Amount owned by the Transferor as a percentage of the Investor Amount on the Distribution Date preceding such designation (after giving effect to all distributions and adjustments made on such Distribution Date) does not equal or exceed 2%. The "Minimum Transferor Amount" will generally be equal to the product of the aggregate adjusted investor amount for all Series outstanding and the applicable Minimum Transferor Interest Percentage.

     If as a result of an Adjustment (i) the Principal Receivables plus the Excess Funding Account balance is less than (ii) the aggregate investor amount of all Series (after giving effect to any required transfer of Receivables in Additional Accounts to the Trust and any amounts deposited in the Excess Funding Account), and the Transferor fails to make any payment required by the Pooling and Servicing Agreement in respect thereof, then the amount of such deficiency will be allocated among all Series based on their respective Investor Percentages (a "Series Adjustment Amount"). The Series Adjustment Amount, as applicable to Series 1997-2, will be allocated as described above under "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs." A Series Adjustment Amount will be reduced and the investor amount increased to the extent that allocations of Excess Spread and Shared Excess Finance Charge Collections covers the Series Adjustment Amount, the amount of Principal Receivables in the Trust increases, certificates are repaid, amounts are deposited in the Excess Funding Account or the Transferor subsequently makes a payment allocable to Series 1997-2 in respect of an Adjustment. Reductions in a Series Adjustment Amount will be allocated first to the Class A Certificates, then to the Class B Certificates, then to the Collateral Indebtedness Interest and finally to the Class D Certificates, in each case to the extent of any reductions in the Class A Investor Amount, the Class B Investor Amount, the Collateral Indebtedness Amount or the Class D Investor Amount, as applicable, attributable to a Series Adjustment Amount.

     Under the terms of the Pooling and Servicing Agreement, fraud-related receivables will be treated as an Adjustment and not as Defaulted Receivables.

OPTIONAL REPURCHASE; FINAL PAYMENT OF PRINCIPAL; TERMINATION

     The Series 1997-2 Certificates are subject to optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the sum of the Class A Adjusted Investor Amount, the Class B Adjusted Investor Amount, the Collateral Indebtedness Amount and the amount of the Class D Investor Amount held by parties other than the Transferor or any of its affiliates is less than or equal to 10% of the sum of the Class A Investor Amount on the Closing Date, the Class B Investor Amount on the Closing Date, the Collateral Indebtedness Amount on the Closing Date and the highest amount of the Class D Investor Amount held by parties other than the Transferor or any of its affiliates since the Closing Date. The repurchase price for the Series 1997-2 Certificates will be equal to (a) the Adjusted Investor Amount, plus (b) accrued and unpaid interest on the 1997-2 Certificates, less (c) the amount held in the Collection Account allocable to Series 1997-2 to be applied other than to deposits to the Reserve Account and any excess payable to the Transferor as holder of the Exchangeable Transferor Certificate.

     In any event, if the Investor Amount has not been reduced to zero on or prior to the Stated Series Termination Date, final payment in respect of the 1997-2 Certificates as of such day is required to be made on such day. The final payment will be funded by the proceeds of the sale, to the extent necessary, of an amount of Receivables equal to 110% of the Adjusted Investor Amount.

     The Trust will terminate upon the earlier of (i) the day designated by the Transferor after the Distribution Date following the date on which funds shall have been deposited in the collection account or applicable principal account sufficient to pay the aggregate investor amount plus interest through such Distribution Date and (ii) the day on which the final payment of principal is made to the holders of Series 1997-2 Certificates and certificates of all other outstanding Series, and all right, title and interest in and to the Receivables and other funds of the Trust (other than funds on deposit in the Principal Account) will be transferred to the holder of the Exchangeable Transferor Certificate.

SHARED PRINCIPAL COLLECTIONS

     Collections of Principal Receivables and certain other amounts for any Monthly Period allocated to any Series in a Group will first be used to cover certain amounts described in the related Series Supplements (including any required deposits into a Principal Account or required distributions to certificateholders of such Series). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts required by the related Series Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series in such Group (collectively, "Shared Principal Collections"), and will allocate the Shared Principal Collections to cover any principal distributions to certificateholders and deposits to Principal Accounts for any Series in such Group which are either scheduled or permitted and which have not been covered out of collections of Principal Receivables and certain other amounts for such Series, provided that the Series Supplement for such Series so provides ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the Series in a Group entitled to the benefits thereof based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be distributed to the holder of the Exchangeable Transferor Certificate; provided, however, that (i) such Shared Principal Collections will be distributed to the holder of the Exchangeable Transferor Certificate only to the extent the Transferor Amount is greater than the Minimum Transferor Amount and (ii) in certain circumstances described under "-- Excess Funding Account," such Shared Principal Collections will be deposited in the Excess Funding Account. Any such reallocation of collections of Principal Receivables and

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

other amounts will not result in a reduction in the Investor Amount of the Series to which such collections were initially allocated.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Any Series may be included in a Group of Series (a "Group"). Each Series in a Group will be entitled to share Shared Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to any Series which is included in such Group in excess of the amounts necessary to make required payments with respect to such Series that are payable out of collections of Finance Charge Receivables ("Shared Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group, provided, however, that the sharing of Shared Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Transferor shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor or its counsel, the continued sharing of Shared Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of any such certificate to the Trustee there will not be any further sharing of Shared Excess Finance Charge Collections among the Series in a Group. In all cases, any Shared Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Exchangeable Transferor Certificate. While the Transferor believes that, based upon applicable rules and regulations as currently in effect, the sharing of Shared Excess Finance Charge Collections among Series in a Group will not have adverse regulatory implications that may be applicable if the Transferor is a bank, there can be no assurance that this will continue to be true in the future.

PAY OUT EVENTS

     As described above, the Revolving Period will continue through and include the last day of the July 2001 Monthly Period, unless the Transferor has designated a different date for the commencement of the Accumulation Period or a Pay Out Event occurs prior to such date. See "-- Principal Payments."

     A "Pay Out Event" refers to any of the following events:

          (a) The Transferor or Proffitt's, Inc. shall (i) become insolvent or admit in writing its inability to pay its debts as they become due or voluntarily and generally suspend payment of its obligations, (ii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, (iii) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, (A) within 10 Business Days after the Transferor or Proffitt's, Inc. has knowledge of such proceeding or the filing thereof either (I) the petition instituting same has not been dismissed or (II) an order has not been entered by the court having jurisdiction which allows continued transfer to the Trust of Principal Receivables with no adverse effect to the Trust or the Certificateholders or (B) an order as contemplated in (A)(II) above having previously been entered, is no longer in effect other than by reason of the termination of such proceeding, or (iv) become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement; or

          (b) the Trust or the Transferor shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

          (c) failure on the part of the Transferor or the Servicer (i) to make any payment or deposit required by the terms of (A) the Pooling and Servicing Agreement, or (B) the Series 1997-2 Supplement, on or before the date occurring five Business Days after the date such payment or deposit is required to be made or (ii) duly to observe or perform in any material respect any covenants or agreements applicable to it set forth in the Pooling and Servicing Agreement or the Series 1997-2 Supplement, which failure has a material adverse effect on the holders of the 1997-2 Certificates, and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of Series 1997-2 Certificates representing not less than 50% of the Investor Amount, and continues to materially and adversely affect the holders of the Series 1997-2 Certificates for such period; or

          (d) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the Series 1997-2 Supplement, or any information contained in a computer file, microfiche or written list required to be delivered by the Transferor pursuant to the Pooling and Servicing Agreement, shall prove to have been incorrect in any material respect when made or when delivered, (i) which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of Series 1997-2 Certificates representing not less than 50% of the Investor Amount, and (ii) as a result of which the interests of the holders of the Series 1997-2 Certificates are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event shall not be deemed to have occurred if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement; or

          (e) the average of the Portfolio Yields for any three consecutive Monthly Periods is a rate which is less than the average Base Rate for such three consecutive Monthly Periods; or

          (f) failure to pay the Class A Investor Amount on the Class A Expected Payment Date or failure to pay the Class B Investor Amount on the Class B Expected Payment Date; or

          (g) the Transferor shall fail to designate, or be unable to designate, Additional Accounts the Receivables of which will be Eligible Receivables, as required by the Pooling and Servicing Agreement, and such failure shall continue for a period of five business days; or

          (h) any Servicer Default shall occur which would have a material adverse effect on the holders of the Series 1997-2 Certificates; or

          (i) the Available Enhancement Amount shall be less than the Required Enhancement Amount for three consecutive Monthly Periods;

     then (x) in the case of any such event described in clauses (c), (d) or (h) above, after the applicable grace period set forth in such subparagraphs, either the Trustee or holders of Series 1997-2 Certificates representing more than 50% of the Investor Amount, by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the holders of Series 1997-2 Certificates) may declare that a Pay Out Event has occurred with respect to only the Series 1997-2 Certificates as of the date of such notice, and (y) in the case of any such event described in clauses
     (a), (b), (e), (f), (g) or (i) above, a Pay Out Event with respect to only the Series 1997-2 Certificates will be deemed to have occurred, without any notice or other action, immediately upon the occurrence of such event.

     "Portfolio Yield" means with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is (x) the sum of
(i) the amount of collections of Finance Charge Receivables and Shared Excess Finance Charge Collections allocated to the Series 1997-2 Certificates for such Monthly Period, (ii) the amount of investment earnings (net of investment expenses and losses), if any, on the Principal Account and Reserve Account balances, (iii) interest and earnings (net of investment expenses and losses, if any) on amounts held in the Cash Collateral Account and included as Excess Spread pursuant to the Pooling and Servicing Agreement and (iv) the amount of funds withdrawn from the Reserve Account less (v) an amount equal to the Default Amount allocable to the Series 1997-2 Certificates for such Monthly Period, and the denominator of which is (y) the Investor Amount as of the last day of the preceding Monthly Period.

     "Base Rate" means with respect to any Monthly Period, the sum of (i) the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, Class B Monthly

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

Interest, Collateral Monthly Interest and Class D Monthly Interest payable on the Series 1997-2 Certificates on the following Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period and (ii) the product of (a) 2% percent per annum and (b) a fraction, the numerator of which is the Adjusted Investor Amount and the denominator of which is the Investor Amount, in each case determined as of the last day of the preceding Monthly Period.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities and reimbursement for its expenses will be a monthly servicing fee. The monthly servicing fee will be allocated among the Transferor Amount and the Investor Amount. The Investor Monthly Servicing Fee for Series 1997-2 for each Monthly Period will be equal to one-twelfth ( 1/12th) of the product of 2% and the Adjusted Investor Amount as of the last day of the preceding Monthly Period. The Investor Monthly Servicing Fee will be funded from collections on Finance Charge Receivables allocable to the Investor Amount, and will be paid each month from the funds on deposit in the Collection Account for the account of the Investor Amount. See
"-- Applications of Collections."

     The share of the Investor Monthly Servicing Fee allocable to each class of Certificates will be calculated as follows: (i) the share of such fee allocable to the Class A Certificates (the "Class A Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth ( 1/12th) of the product of (a) 2% (the "Servicing Fee Percentage") and (b) the Class A Adjusted Investor Amount; provided, however, with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to $240,000, (ii) the share of such fee allocable to the Class B Certificates (the "Class B Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth ( 1/12th) of the product of (a) the Servicing Fee Percentage and (b) the Class B Adjusted Investor Amount; provided, however, with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to $26,667, (iii) the share of such fee allocable to the Collateral Indebtedness Interest (the "Collateral Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth
( 1/12th) of the product of (a) the Servicing Fee Percentage and (b) the Collateral Indebtedness Amount; provided, however, with respect to the first Distribution Date, the Collateral Servicing Fee shall be equal to $28,000, and
(iv) the share of such fee allocable to the Class D Certificates (the "Class D Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth ( 1/12th) of the product of (a) the Servicing Fee Percentage and (b) the Class D Investor Amount; provided, however, with respect to the first Distribution Date, the Class D Servicing Fee shall be equal to $19,067.

     The Servicer will pay from its servicing compensation the expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of independent accountants and the Subservicer, if any.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon determination that (i) performance of its duties is or will become impermissible under applicable law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties permissible under such applicable law, regulation or order. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate any of its servicing duties to any person or entity that agrees to conduct such duties in accordance with the Credit Card Guidelines and the Pooling and Servicing Agreement; however, such delegation will not relieve the Servicer of its liability and responsibility to perform such duties in accordance with the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that Proffitt's, Inc., as initial Servicer, will indemnify the Transferor, the Trust and the Trustee, including its officers, directors, agents and employees, from and against any loss, liability, expense, damage or injury suffered or sustained by them and arising out of or relating to any claims, actions or proceedings brought or asserted by third parties regarding the activities of the Trust or the Trustee for which the Servicer is responsible pursuant to the Pooling and Servicing Agreement or the Series 1997-2 Supplement; provided, however, that the Servicer shall not indemnify (a) the Transferor, the Trust,

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

or the Trustee for liabilities imposed by reason of fraud, negligence or breach of fiduciary duty by (i) the Trustee in the performance of its duties under the Pooling and Servicing Agreement or (ii) the Transferor or any Certificateholder,
(b) the Transferor, the Trust, the Trustee, the Certificate Owners or the Certificateholders for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Transferor, the Trust, the Trustee, the Certificate Owners or the Certificateholders as to any losses, claims or damages incurred by a Certificateholder or a Certificate Owner in its capacity as an investor, including without limitation losses incurred as a result of Defaulted Receivables or Receivables which are charged off as uncollectible or
(d) the Trust, the Trustee, the Certificate Owners or the Certificateholders for any liabilities, costs or expenses of the Trust, the Trustee or the Certificate Owners or Certificateholders arising under any tax law, including, without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificate Owners or the Certificateholders in connection with the Trust or the Pooling and Servicing Agreement to any taxing authority. Except as set forth in the preceding sentence, the Pooling and Servicing Agreement provides that neither the Servicer nor any of its directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement. Neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties. The Transferor and the Servicer will be liable for any actual damages resulting directly from the material failure to perform any of their respective obligations under the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

     Any entity into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of or acquiring all or substantially all the properties or assets of, the Servicer, upon execution of a supplement to the Pooling and Servicing Agreement, delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement and delivery of notice thereof to each Rating Agency and the satisfaction of the Rating Agency Condition, will be the successor to the Servicer under the Pooling and Servicing Agreement.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Transferor in writing that such action will not result in a reduction or withdrawal of its rating of any outstanding Series with respect to which it is a Rating Agency. The Transferor shall furnish any such notice from the Rating Agencies to the Trustee.

SERVICER DEFAULT

     In the event of any Servicer Default (as defined below) that has not been remedied, either the Trustee or the holders of certificates of any Series then outstanding evidencing undivided interests aggregating more than 50% of the aggregate Investor Amount, by written notice to the Servicer (and to the Trustee, if given by the holders of certificates of any Series then outstanding), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Pooling and Servicing Agreement, with respect to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and the Trustee shall thereafter appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferor under the Pooling and Servicing Agreement in the Transferor Interest will not be affected by any Service Transfer. The Transferor shall have the right to nominate to the Trustee a potential successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferor if such entity meets certain eligibility criteria set forth in the Pooling and Servicing Agreement. If the Transferor does not nominate an entity to be successor Servicer, the Trustee shall as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing

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

Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Investor Monthly Servicing Fee plus the servicing fee allocable to the Transferor Interest. If the Trustee is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will under certain circumstances offer the Transferor the right to accept the reassignment of all of the Receivables. The deposit amount of such a reassignment shall be equal to the sum of the aggregate Investor Amount (less the aggregate principal amount held in the Excess Funding Account and any principal funding account with respect to any Series) plus accrued and unpaid interest on the certificates of all Series plus certain amounts payable to specified providers of credit enhancement, if applicable.

     A "Servicer Default" means any of the following events:

          (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Series Supplement (upon expiration of a five business day grace period), provided, however, that any such failure caused by circumstances beyond the Servicer's control shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice thereof or otherwise becoming aware of such failure;

          (ii) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Series Supplement which has a material adverse effect on the certificateholders of any Series then outstanding (without regard to any Available Enhancement Amount), which continues unremedied for a period of 60 days after written notice and which continues to materially adversely affect the rights of the certificateholders of any Series then outstanding for such period, or the Servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          (iii) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders of any Series outstanding (without regard to the amount of any Available Enhancement Amount), and which continues to be incorrect in any material respect for a period of 60 days after written notice and which continues to materially adversely affect the rights of the certificateholders of any Series (without regard to the amount of any enhancement) then outstanding for such period; or

          (iv) the occurrence of certain events of bankruptcy or insolvency relating to the Servicer (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer of all or substantially all of its property and the Servicer admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations).

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days after the applicable grace period or a delay in or failure of performance referred to under clauses (ii) or (iii) for a period of 60 business days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement or any Series Supplement, and the Servicer shall provide the Trustee and the providers of credit enhancement, if any, applicable to any Series, the Transferor and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

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

REPORTS TO CERTIFICATEHOLDERS

     By each Distribution Date, the Paying Agent will forward to the Trustee and each Rating Agency a statement prepared by the Servicer (the "Monthly Servicer Report") setting forth certain information with respect to the Trust and certificates of each Series, including: (a) the aggregate amount of collections of Finance Charge Receivables and the aggregate amount of collections of Principal Receivables processed during the immediately preceding Monthly Period;
(b) the Investor Percentage for such Monthly Period; (c) for each Series and for each class within any such Series, the total amount of such distribution allocable to principal and interest, if any, (d) the aggregate outstanding balance of the Accounts which were delinquent by 31 days, 61 days and 91 days or more as of the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (e) the Investor Default Amount for the immediately preceding Monthly Period; (f) the amount of Investor Charge Offs and the amount of reimbursements thereof for the next succeeding Distribution Date; (g) the amount of the Investor Monthly Servicing Fee for the next succeeding Distribution Date; (h) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (i) the Investor Amount and the Adjusted Investor Amount at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; and (j) whether a Pay Out Event shall have occurred.

     On each Distribution Date with respect to each Series the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Payment Date Statement") prepared by the Servicer setting forth the information with respect to the Certificates of such Series set forth in the Monthly Servicer Report supplied to the Trustee as described in the preceding paragraph since the immediately preceding Distribution Date and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per Certificate):
(a) the total amount distributed; (b) the amount of such distribution allocable to principal; (c) the amount of such distribution allocable to interest; and (d) the amount, if any, by which the principal balance of the Certificates exceeds the Investor Amount as of the Record Date with respect to such Distribution Date.

     On or before June 30 of each calendar year beginning with 1998, the Paying Agent, on behalf of the Trustee, will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to such Certificateholders, as set forth in clauses
(a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Offered Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholder to prepare their tax returns.

     Unless Definitive Certificates are issued, all reports and statements to Certificateholders shall be provided to DTC or its nominee, Cede, as the registered holder of the Offered Certificates. All reports and statements discussed under "-- Reports to Certificateholders" will be delivered to Certificate Owners by DTC and the DTC Participants in accordance with the DTC Rules and the rules and policies of the DTC Participants. In addition, the Trustee will deliver all such reports and statements to the Certificate Owners upon request. The Monthly Servicer Report will also be filed with the Commission on a Current Report on Form 8-K and will be available to Certificate Owners as provided under "Reports to Certificateholders" and "Available Information."

ISSUANCE OF NEW SERIES

     The Transferor may tender the Exchangeable Transferor Certificate in exchange for one or more newly issued Series of Certificates and receive a reissued Exchangeable Transferor Certificate (an "Exchange"). The Transferor may perform an Exchange by delivering a notice to the Trustee that specifies with respect to the Series to be issued, among other things, the initial Investor Amount, the Certificate Rate and the applicable enhancements. On the date of issuance of a new Series, the Transferor will deliver, among other things, to the Trustee (i) a supplement in satisfactory form, (ii) the applicable enhancement, if any, (iii) an opinion of counsel that the delivery of the Certificates with respect to such Series does not adversely affect the

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

tax opinion originally delivered, (iv) an agreement, if any, pursuant to which the enhancement provider agrees to provide enhancement, (v) evidence of satisfaction of the Rating Agency Condition, (vi) the existing Exchangeable Transferor Certificate and (vii) written certification that the Transferor Amount is at least equal to the Minimum Transferor Amount.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that on or before June 30 of each calendar year, beginning with 1998, the Servicer will cause a firm of independent public accountants to furnish a report covering the preceding annual period to the effect that such firm has applied certain procedures to certain documents and records relating to the servicing of the Accounts, compared the information contained in the Servicer's certificates delivered during the period covered by such report with such documents and records and that, based upon such procedures, no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in all material respects in compliance with specified sections of the Pooling and Servicing Agreement, except for such exceptions as such accountants believe to be immaterial and such other exceptions as shall be set forth in such report.

     In addition, for each calendar year, such accountants will include as part of their annual report, a comparison of the mathematical calculations of the amounts contained in the monthly certificates forwarded by the Servicer during the period covered by such report with the Servicer's computer reports that were the source of such amounts and deliver a report to the Trustee confirming that such amounts are consistent, except for such exceptions as such accountants believe to be immaterial and such other exceptions as shall be set forth in such report. The Trustee will make such reports available for inspection by Certificateholders.

     The Pooling and Servicing Agreement provides for delivery to the Trustee on or before June 30 of each calendar year, beginning with 1998, of an annual statement signed by an officer of the Servicer to the effect that to such officer's knowledge the Servicer has fully performed its obligations under the Pooling and Servicing Agreement throughout the preceding year, or if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

     The Pooling and Servicing Agreement and the Series 1997-2 Supplement also may be amended by the Transferor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to revise certain exhibits and schedules, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add other identifying code numbers or other identifying characteristics to the definition of Account, or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions of the Pooling and Servicing Agreement. No such amendment, however, may adversely affect in any material respect the interests of the Certificateholders.

     The Pooling and Servicing Agreement and the Series 1997-2 Supplement also may be amended by the Transferor, the Servicer and the Trustee without the consent of any of the Certificateholders for the purpose of adding, changing or eliminating any provision thereof or any right of the holders of Certificates thereunder, provided that (i) the Servicer shall have furnished the Trustee with an officer's certificate to the effect that the amendment will not materially and adversely affect the interests of any Certificateholder, (ii) such amendment will not cause the Trust to be characterized as a corporation for Federal income tax purposes or otherwise have a material adverse effect on the Federal income taxation of any Series and (iii) the Servicer shall have given each Rating Agency 10 business days' prior written notice of such amendment and shall have received written confirmation from each Rating Agency that the Rating Agency Condition shall be met as a result of such amendment. No such amendment, however, may effect any of the amendments that require unanimous Certificateholder consent as set forth in the next paragraph, or (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of any Series, (ii) change the definition of or the manner of calculating the interest of any Certificateholder, (iii) alter the requirements for changing the percentage by which the Minimum Transferor Amount for the

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

Series 1997-2 Certificates is determined, (iv) change the manner in which the Transferor Amount is determined, or (v) reduce the percentage required in the following paragraph to consent to such amendment. Notwithstanding the foregoing, the transfer of Receivables to, and the generation of new Receivables by, a credit card bank established by Proffitt's, Inc. and the appointment of the credit card bank as Servicer in connection with such transfer will be deemed not to materially and adversely affect the interests of the Certificateholders.

     The Pooling and Servicing Agreement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates of all Series then outstanding evidencing undivided interests aggregating not less than 50% of the investor amount of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of holders of certificates of any Series then outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate of such Series without the consent of all holders of the related Certificate, (ii) change the definition of or the manner of calculating the investor amount, the investor percentage, the required amount of any enhancement or the investor default amount of such Series without the consent of each holder of certificates adversely affected thereby or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, without the consent of all holders of certificates of all Series. Furthermore, any such amendment shall require prior written confirmation from the applicable Rating Agency that the Rating Agency Condition will be met.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT RELATING TO FASIT ELECTION

     Each Certificateholder, by acquiring an interest in an Offered Certificate, is deemed to consent to any amendment to the Pooling and Servicing Agreement or the Series 1997-2 Supplement necessary for the Transferor to elect financial asset securitization trust ("FASIT") status for the Trust or any portion thereof, provided that, such election may not be made unless the Transferor delivers to the Trustee an opinion of counsel to the effect that (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of certificates of any outstanding Series or Class with respect to which an opinion of counsel was delivered at the time of their issuance that such certificates would be characterized as debt, (ii) following such issuance the Trust will not be classified for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation and
(iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder. See "Federal Income Tax Consequences -- Recent Legislation."

LIST OF CERTIFICATEHOLDERS

     Upon written request of certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the investor amount of any Series, the Trustee, after having been adequately indemnified by such certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, the Trustee will afford such certificateholders access during normal business hours to a list of certificateholders of the Trust that is as of a date no more than 45 days prior to the date the Trustee received the applicable request, for purposes of communicating with other certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "-- Book-Entry Registration" and "-- Definitive Certificates."

     The Pooling and Servicing Agreement generally does not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE

     Norwest Bank Minnesota, National Association is the Trustee and initial Paying Agent under the Pooling and Servicing Agreement. The Transferor, the Servicer, the Sellers, and their respective affiliates have had deposit, lock box, borrowing and similar transactions with the Trustee in the ordinary course of business, and may hereafter have further relationships and transactions with the Trustee and its affiliates. The Trustee, the

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

Transferor, the Servicer and any of their respective affiliates may hold certificates of any Series in their own names. In addition, for purposes of meeting the legal requirements of certain jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, except in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, in which case such rights, powers, duties and obligations shall be conferred and imposed singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of Trustee.

     The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     The Trustee's address is Norwest Bank Minnesota, National Association, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070,
Attention: Asset Backed Securities Corporate Trust Department, telephone number
(612) 667-9528.

BOOK-ENTRY REGISTRATION

     Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Transfers between DTC Participants will occur in accordance with the DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making

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

or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, the Offered Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" with respect to each class of Offered Certificates will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal and interest on the Offered Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

     DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under any related Agreement only at the direction of one or more Participants to whose account with DTC the Offered Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 34 currencies, including United States Dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States Dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Transferor would seek an alternative depository (if available) or cause the issuance of Definitive Certificates to affected Certificate Owners or their nominees in the manner described under "-- Definitive Certificates."

DEFINITIVE CERTIFICATES

     The Offered Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Offered Certificates, and the Trustee or the Transferor is unable to locate a qualified

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

successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Investor Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Certificate Owners through the Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Offered Certificates and receipt of instructions for reregistration, the Trustee will issue the Offered Certificates as Definitive Certificates and, thereafter, the Trustee will recognize the holders of such Definitive Certificates as holders under the Policy and Servicing Agreement.

     Distribution of principal and interest on the Offered Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth herein and in the Series 1997-2 Supplement and the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Offered Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

     Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar for the Offered Certificates (the "Transfer Agent and Registrar"), which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENTS

     The Receivables transferred to the Trust by the Transferor are acquired by the Transferor from the Sellers pursuant to the Receivables Purchase Agreements entered into between the Transferor as purchaser of the Receivables and each of the Sellers as a seller of the Receivables, in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Under the applicable Receivables Purchase Agreements, each of the Sellers agrees to sell or transfer Receivables in specified Accounts to the Transferor. Pursuant to the Pooling and Servicing Agreement, all such Receivables are immediately transferred by the Transferor to the Trust, and the Transferor assigns its rights in, to and under each Receivables Purchase Agreement to the Trust. The following summary describes certain terms of the Receivables Purchase Agreements and is qualified in its entirety by reference to the Receivables Purchase Agreements.

     Under the Receivables Purchase Agreements, each Seller may from time to time designate certain of their subsidiaries, divisions or department stores as "Selling Subsidiaries." To become a Selling Subsidiary, (i) the applicable entity must execute an assumption agreement pursuant to which it assumes certain obligations under the applicable Receivables Purchase Agreement and is granted the right to sell Receivables to the Transferor on the terms set forth in the applicable Receivables Purchase Agreement, (ii) the applicable entity must deliver certain other documents (including UCC-1 financing statements) to the Transferor, the Trustee and the Rating Agencies, (iii) certain representations and warranties made by such must be true as of the date it first sells Receivables to the Transferor, and (iv) each Rating Agency must confirm that the Rating Agency Condition will be met. There will be no Selling Subsidiaries when the Series 1997-2 Certificates are issued; however, for the purpose of describing the Receivables Purchase Agreements, each reference to the Sellers in this section shall be deemed to include each Selling Subsidiary.

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

SALE OR TRANSFER OF RECEIVABLES

     Pursuant to the Receivables Purchase Agreements, each of the Sellers has sold to the Transferor all its right, title and interest in and to all the Receivables in the Accounts created by each such Seller as of the Cut-Off Date and all Receivables thereafter created in such Accounts. With respect to the Receivables in Additional Accounts and Automatic Additional Accounts added from time to time to the Accounts, as of the date of such addition or creation, respectively, each of the Sellers shall transfer such Receivables and all Receivables thereafter created in such Additional Accounts and Automatic Additional Accounts to the Transferor. The purchase price of the purchased Receivables will be based upon a formula applied to the Aggregate Principal Receivables to be purchased, as set forth in the Receivables Purchase Agreements. Such purchase price will be payable by the Transferor in cash, a subordinated note, or for those Sellers who are equity owners of PCC, a capital contribution to PCC or any combination thereof. The purchase price of each Receivable purchased will be adjusted monthly if any merchandise giving rise thereto is returned or refused by a Seller's customer, the Servicer grants a refund, chargeback or adjustment, the customer asserts a valid counterclaim or the Servicer determines that the Receivable was created as the result of a fraudulent or counterfeit charge.

     In connection with the sale or transfer of the Receivables to the Transferor, each of the Sellers has agreed to include in its books and records, including the computer files of the Receivables, statements and notations evidencing that the Receivables have been sold or transferred to the Transferor, and that such Receivables have been transferred by the Transferor to the Trust. In addition, each of the Sellers will make available to the Transferor a computer file, microfiche or written list containing a true and complete list showing each Account, identified by account number and by Receivables balance as of the Cut-Off Date. The agreements relating to the Accounts and Receivables will not be segregated from other agreements relating to other credit card accounts and receivables, and will not be stamped or marked to reflect the sale or transfer of the Receivables to the Transferor. Each of the Sellers will have filed UCC financing statements with respect to the Receivables meeting the requirements of state law in the states in which the Sellers' chief executive offices are located. See "Certain Legal Aspects of the Receivables."

     In general, Accounts will be automatically included in the Trust as Automatic Additional Accounts when created in the normal operation of the Sellers' credit card program. Pursuant to the Receivables Purchase Agreements, each Seller will, if the Transferor is required or determines to cause the Sellers to designate Additional Accounts under the Pooling and Servicing Agreement, designate Additional Accounts to be included as Accounts under the applicable Receivables Purchase Agreement. Each of the Sellers and the Transferor may also agree from time to time to designate Additional Accounts under the applicable Receivables Purchase Agreement. The Transferor and the Sellers may agree that the Sellers will repurchase Accounts designated as Removed Accounts pursuant to the Pooling and Servicing Agreement. The purchase price for Accounts so designated will be determined by a formula specified in the Receivables Purchase Agreement and the amount paid will not exceed the total unpaid balance thereof. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Addition of Accounts" and "-- Removal of Accounts."

REPRESENTATIONS AND WARRANTIES

     Each of the Sellers makes certain representations and warranties to the Transferor to the effect that, among other things, (a) as of the initial closing date it is duly incorporated and in good standing and that it has the authority to perform its obligations under the applicable Receivables Purchase Agreement and (b) as of the Cut-Off Date (or as the date of the addition of Additional Accounts) each Account was an Eligible Account.

     Each of the Sellers also makes representations and warranties to the Transferor relating to the Receivables to the effect, among other things, that
(a) as of the initial closing date, each of the Receivables then existing is an Eligible Receivable and (b) as of the date any new Receivable is created, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event of a breach of any

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

representation and warranty set forth in this paragraph which results in the requirement that the Transferor accept retransfer of each Ineligible Receivable as to which such breach relates pursuant to the Pooling and Servicing Agreement, the Seller of such Receivable shall repurchase such Ineligible Receivable from the Transferor on the date of such retransfer. The repurchase price for such Ineligible Receivable shall be the outstanding principal balance of such Receivable plus Finance Charges outstanding through the date of such repurchase, of which at least the amount of any cash deposit required to be made by the Transferor under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable shall be paid in cash.

     Each of the Sellers also makes representations and warranties to the Transferor to the effect, among other things, that as of the initial closing date (a) the applicable Receivables Purchase Agreement constitutes a legal, valid and binding obligations of such Seller and (b) the applicable Receivables Purchase Agreement constitutes a valid sale or transfer to the Transferor of all right, title and interest of such Seller in and to the Receivables, whether then existing or thereafter created in the Accounts and the proceeds thereof which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the Transferor having an obligation under the Pooling and Servicing Agreement to accept retransfer of the Receivables, the applicable Seller(s) will repurchase the Receivables retransferred to the Transferor by it in an amount equal to the outstanding principal balance of such Receivable plus Finance Charges outstanding through the date of such repurchase, but in no event less than the amount of cash equal to the amount of cash the Transferor is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

     Each of the Sellers agrees to indemnify the Transferor and to hold the Transferor harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees and charges) suffered or incurred by the Transferor arising from a material breach of such Seller's representations and warranties set forth above.

CERTAIN COVENANTS

     In each Receivables Purchase Agreement, each Seller covenants that it will perform its obligations under the credit card agreements relating to the Accounts and its Credit Card Guidelines relating to the Accounts unless the failure to do so would not have a material adverse effect on the rights of the Transferor, the Trust, as assignee of the Receivables or the Certificateholders, on the Servicer's ability to collect the Receivables, on the validity or enforceability of the applicable Receivables Purchase Agreement, the Pooling and Servicing Agreement or the other agreements and documents related thereto or on the performance by any party of its obligations thereunder. In this regard, each of the Sellers may change the terms and provisions of such credit card agreements or Credit Card Guidelines in any respect (including, without limitation, the calculation of the amount, or the timing, of charge offs), so long as any such changes are made applicable to comparable segments of the credit card accounts originated by each of the Sellers which have characteristics the same as, or substantially similar to, the Accounts.

     Each Seller also covenants that, except as required by law or as such Seller shall deem advisable for such Seller's credit card program based on a good faith assessment by such Seller, in its sole discretion, of the various factors affecting the use of the Seller's credit card accounts, such Seller will not reduce the finance charges or other fees on the Accounts if, as a result of such reduction, its reasonable expectation of Portfolio Yield as of the time of such reduction would be less than the weighted average base rates of all outstanding Series. In addition, each Seller covenants that, unless required by law, it will not reduce the annual percentage rate, if its reasonable expectation of Portfolio Yield would be less than the highest Certificate Rate for any outstanding Series.

     In addition, each Seller expressly acknowledges and consents to the Transferor's assignment of its rights relating to the Receivables under the applicable Receivables Purchase Agreement to the Trustee for the benefit of the Certificateholders.

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

TERMINATION

     Each Receivables Purchase Agreement will terminate immediately after the Trust terminates, or if a Pay Out Event has occurred with respect to all outstanding Series of the Trust. In addition, if the Transferor or a Seller becomes insolvent, admits in writing its inability to pay its debts as they come due, voluntarily and generally suspends payment of its obligations or becomes party to any bankruptcy or similar proceeding (other than as a claimant) the Sellers will cease to sell or transfer Receivables to the Transferor and promptly give notice of such event to the Transferor.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     Each of the Sellers sells the Receivables to the Transferor and the Transferor transfers the Receivables to the Trust. Each of the Sellers warrants to the Transferor that the sale of Receivables by it constitutes a valid sale to the Transferor of all right, title and interest of each such Seller in and to the Receivables, and the Transferor warrants to the Trustee that its transfer constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate. The Transferor further warrants to the Trust that if the transfer of the Receivables to the Trust does not constitute a valid transfer of the Receivables, it constitutes a grant of a security interest to the Trust in and to the Receivables. The Transferor also warrants to the Trust that, if the transfer of Receivables to the Trust is deemed to create a security interest under the UCC, there exists a valid and enforceable first priority perfected security interest in the Receivables at the time of the formation of the Trust in favor of the Trust and a valid and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation (except for certain liens permitted under the Pooling and Servicing Agreement), in each case until termination of the Trust. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Representations and Warranties."

     Each Seller warrants to the Transferor, and the Transferor warrants to the Trust, that the Receivables are "accounts," "general intangibles" or "chattel paper" for the purposes of the UCC. Both the sale or transfer of accounts or chattel paper and the transfer of accounts or chattel paper as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and in either case the filing of appropriate financing statements is required to perfect the interests of the Transferor and the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and the filing of appropriate financing statements is required to perfect the interests of the Transferor and the Trust in the Receivables. Financing statements covering the Receivables were therefore filed under the UCC to perfect the interests of the Transferor and the Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no action under the UCC is required to perfect the ownership interest of the Transferor or the Trust in the Receivables.

     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Sellers or the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Under each Receivables Purchase Agreement, however, each Seller warrants, and under the Pooling and Servicing Agreement the Transferor warrants, that each Seller or the Transferor, as the case may be, has sold or transferred the Receivables to the Transferor or the Trust, as the case may be, free and clear of the lien of any third party except for liens permitted under the Pooling and Servicing Agreement. In addition, each of the Sellers and the Transferor covenants that each Seller or the Transferor, as the case may be, will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Transferor or the Trust, as the case may be.

     If any Seller or the Transferor were to become a debtor in a bankruptcy case or certain other events relating to the insolvency of any Seller or the Transferor were to occur, causing a Pay Out Event pursuant to the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust. If any such events occur with respect to the Transferor, the Trustee would sell the Receivables (unless holders of more than 50% of the principal amount of outstanding certificates under all Classes of all Series instruct otherwise), thereby causing a termination of the Trust and a loss to the Certificateholders if the net proceeds from such sale is insufficient to pay the Certificateholders in full. However, in a bankruptcy proceeding affecting the Transferor, the Transferor may not be permitted to suspend transfers of Receivables to the Trust, and the Trustee's instructions to sell the Receivables may not be enforceable. If no Servicer Default other than such insolvency event exists, the debtor-in-possession may have the power to prevent either the Trustee or the Certificateholder from appointing a successor Servicer.

CERTAIN MATTERS RELATING TO BANKRUPTCY OR INSOLVENCY

     The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to reduce the risk that a bankruptcy case with respect to they Company or any of its affiliates, including Sellers, will result in consolidation of the assets and liabilities of the Transferor with those of any of such entities. The Transferor will not engage in any activities except purchasing Receivables and related property from the Sellers, managing and servicing such Receivables, selling and assigning Receivables and issuing evidences of ownership or assignment in respect thereof and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. In addition, the Transferor's certificate of incorporation contains restrictions requiring, among other things, that the Transferor adhere to specified operating procedures including, without limitation (i) that at all times no less than two members of the Board of Directors of the Transferor will be composed of individuals who are not affiliated with the Company or any of its affiliates, except as members of the Board of Directors of the Transferor, (ii) the Transferor will not incur any indebtedness or assume or guaranty any indebtedness of any other entity, (iii) the Transferor will maintain its own payroll and separate books of account and corporate documents, (iv) that to the extent that the Transferor's office is located in the offices of any affiliate, it will pay fair market rent and a fair share of the overheads associated with such office space, (v) the Transferor will act solely in its corporate name and through its own authorized officers and agents, (vi) the Transferor will manage its liabilities separately from those of any of its affiliates and will pay its own liabilities and (vii) the Transferor will not impermissibly commingle any of its assets with those of any of its affiliates or any other entity and will not hold itself out as being liable for the debts of another. Such separate business restrictions may be waived with the unanimous consent of the Board.

     Certain restrictions have been imposed on the Transferor and certain parties to the transactions described herein which are intended to reduce the risk of a bankruptcy proceeding involving the Transferor. The Transferor's certificate of incorporation provides that it will not file a voluntary petition for relief under the Bankruptcy Code or any applicable state insolvency laws without the affirmative vote of its independent directors. Pursuant to the Pooling and Servicing Agreement, the Servicer and the Trustee on behalf of itself and each certificateholder will covenant that they will not institute against the Transferor any bankruptcy proceeding under any insolvency law prior to the date which is one year and one day after the payment of the certificates in full. The Transferor has no intent to file, and the Company has no intent to cause the filing of, a voluntary application of relief under any insolvency laws with respect to the Transferor as long as the Transferor is solvent and does not reasonably foresee becoming insolvent. Pursuant to the Receivables Purchase Agreements, each of the Sellers has agreed that it will not institute against the Transferor any bankruptcy proceeding under any insolvency law prior to the date which is one year and one day after the date of the termination of the Trust. The Transferor's business is restricted to those activities related to transactions of the type contemplated by the Pooling and Servicing Agreement.

     Counsel has advised the Transferor that (i) a voluntary application of relief under the United States Bankruptcy Code or any similar applicable state law with respect to the Transferor may not lawfully be filed without the prior consent of all directors of the Transferor, including its independent directors,
(ii) subject to certain assumptions (including the assumption that separateness and corporate formalities are observed by the Company and the Transferor), the assets and liabilities of the Transferor would not be substantively consolidated with the assets and liabilities of the Company in the event of an application for relief under the United States Bankruptcy Code with respect to the Company, and (iii) the sale and transfer of Receivables by

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

the Sellers to the Transferor constitutes a valid sale and transfer and, therefore, such Receivables and the proceeds thereof should not be a part of the Company's bankruptcy estate under Section 541 of the Bankruptcy Code if any of the Sellers or the Company should become a debtor thereunder. Such opinion is not binding on any court. Accordingly, there can be no assurance that a court will not reach a different conclusion.

     If the Company or any of the Sellers were to become a debtor in a bankruptcy case and a creditor or a trustee-in-bankruptcy of such debtor or such debtor itself, as debtor-in-possession, were to take the position that the sale of Receivables to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing by such debtor, then delays in payment of collections of Receivables to the Transferor and consequently to the Trust and delays in payments on the Offered Certificates could occur. If the court were to rule in favor of such recharacterization then reductions in the amount of such payments could occur and Certificateholders could experience losses in their investment in the Offered Certificates.

     If, notwithstanding the structure described above, (i) a court concluded that the assets and liabilities of the Transferor should be consolidated with the assets and liabilities of the Company, (ii) the Transferor became a debtor in a bankruptcy proceeding, or (iii) a creditor or a trustee-in-bankruptcy of such debtor or such debtor itself, as debtor-in-possession, were to litigate the consolidation issue, then delays in distributions on the Offered Certificates and possible reductions in the amounts of such distributions could occur.

CONSUMER AND DEBTOR PROTECTION LAWS, RECENT AND PROPOSED LEGISLATION

     The relationship between an accountholder and a credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to the Company's credit cards, the most significant federal laws are those included in the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts, as amended. These laws require, among other things, extension of credit without regard to impermissible personal attributes (such as race or sex), disclosure of credit costs both before credit is extended and thereafter in each monthly account statement, timely response to claimed billing errors and prompt application of payments, and regulate collection practices. The Trustee may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Sellers and the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by away of set-off against the obligations to pay the amount of Receivables owing. The Transferor agrees to accept from the Trust, and the Sellers agree to accept from the Transferor, the retransfer of all Receivables that have been charged off and that were not created in compliance in all material respects with the requirements of such laws. For a discussion of the Trust's rights in the case of Receivables that are not created in compliance in all material respects with applicable laws, see "Description of the 1997-2 Certificates and the Pooling and Servicing Agreement -- Representations and Warranties."

     The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in Receivables being charged off as uncollectible when there is insufficient credit enhancement to cover such charged off amounts. See "Description of the 1997-2 Certificates and the Pooling and Servicing Agreement -- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

     During recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving credit loan providers which could result in public pressure on federal and state legislators to impose limitations on finance charges or other fees. For example, legislation has been introduced in the United States Congress which would limit the finance charges that may be charged on credit card balances. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the

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

Committee on Banking and Financial Services, which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. If a federal or state law imposing a ceiling on finance charge rates were enacted, each of the Sellers could be required to lower the finance charges that it assesses on the Receivables to a level which might result in a Pay Out Event, thus causing commencement of the Rapid Amortization Period and other adverse consequences to Certificateholders.

     Pursuant to the Pooling and Servicing Agreement, the Transferor agrees to accept retransfer from the Trust, and pursuant to the Receivables Purchase Agreement, each of the Sellers agrees to repurchase from the Transferor, each Receivable that did not comply with all requirements of law at the time it was transferred to the Trust. The Transferor makes to the Trust, and each of the Sellers makes to the Transferor, certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached, and such breach continues beyond the applicable cure period, is that the Transferor will be obligated to accept the retransfer of such Receivables and each of the Sellers will be obligated to repurchase such Receivables from the Transferor. See "Description of the 1997-2 Certificates and the Pooling and Servicing Agreement -- Representations and Warranties" and "Description of the Receivables Purchase Agreements -- Representations and Warranties."

ADJUSTMENTS

     On any day that the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to an accountholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by an accountholder, or because an accountholder asserts a valid counterclaim, the Transferor Amount will be reduced, on a net basis, by the amount of the adjustment (an "Adjustment"). If any such reductions would cause the Transferor Amount to be reduced below the Minimum Transferor Amount, the Transferor must deposit cash, in the amount of such shortfall, into the Excess Funding Account.

     Payments made by the Sellers pursuant to the Receivables Purchase Agreements in respect of purchases of Receivables or reductions in the amount thereof as described in the preceding paragraph may be recoverable by the Sellers as debtor-in-possession or by a trustee-in-bankruptcy of any of the Sellers from the Transferor or the Certificateholders as a preferential transfer, if such payments were made within one year prior to the commencement of a bankruptcy case in respect of any of the Sellers.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, summarizing the material Federal income tax consequences of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Code, Treasury regulations promulgated thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

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

     The discussion generally describes the consequences of Certificates issued in registered form. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Certificates (i.e., any excess of the principal amount of the Certificates over their issue price) does not exceed a de minimis amount (i.e., 0.25% of the principal amount multiplied by the number or full years until maturity), all within the meaning of the OID Regulations. The Company believes these assumptions will be met with regard to the Offered Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Alston & Bird LLP, Atlanta, Georgia, special tax counsel to the Transferor ("Special Tax Counsel") has rendered an opinion that the Offered Certificates of such Series will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

     The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income and franchise tax purposes, the Offered Certificates will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in the Offered Certificates, will be deemed to agree to treat the Offered Certificates as indebtedness of the Transferor for Federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation of the Transferor.

     In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factors in making this determination are whether the Transferor has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is the opinion of Special Tax Counsel that because substantial incidents of ownership of the Receivables have not been transferred for Federal income tax purposes by PCC to the Certificate Owners, the Offered Certificates would properly be viewed in substance as evidence of indebtedness of PCC for Federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion. Except as otherwise expressly indicated, the following discussion assumes that the Offered Certificates are properly treated as debt obligations of PCC for Federal income tax purposes. See "-- Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation".

TREATMENT OF THE TRUST

     In the opinion of Special Tax Counsel, the Trust will not be subject to Federal income tax. It is the opinion of Special Tax Counsel that (1) if the Trust is viewed as a collateral arrangement for debt issued directly by the Transferor and any other holders of equity interests in the Trust, then the Trust will be disregarded for Federal income tax purposes, and (2) if the Trust is viewed as a separate entity issuing its own debt and owned by the Transferor and any other holders of equity interests in the Trust, then the Trust would be a partnership for Federal income tax purposes rather than an association (or publicly traded partnership) taxable as a corporation.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

     It is possible that the IRS could assert that, for purposes of the Code, some or all of the Offered Certificates are not debt obligations for Federal income tax purposes and that the proper classification of the

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

legal relationship between the Transferor, any other holders of equity interests in the Trust, and the Certificate Owners of such Series resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation.

     If some or all of the Offered Certificates were treated as equity interests in a partnership (other than a "publicly traded partnership"), the partnership itself would not be subject to Federal income tax; rather, the partners of such partnership, including the Certificate Owners whose interests in the Trust are treated as equity, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Furthermore, if any Offered Certificates were treated as equity interests in a partnership, all or a portion of such income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) might constitute "unrelated business taxable income" generally taxable to such investor under the Code. Finally, if any Offered Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Offered Certificates that were treated as equity would be treated under the Code as unrelated debt-financed income taxable to the investor as unrelated business taxable income.

     If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation. However, there can be no assurance that the Trust could not be classified as a publicly traded partnership, because certain actions necessary to comply with such exceptions are not fully within the control of the Transferor.

     If it were determined that a transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables and other investments, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Series that is treated as indebtedness. Such classification might also have adverse state and local tax consequences that would further reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits, and in the case of Certificate Owners that are non-United States persons, would be subject to withholding tax. See "State and Local Tax Consequences."

     Since Special Tax Counsel will advise that the Offered Certificates will be treated as indebtedness in the hands of the Certificate Owners for Federal income tax purposes, the Transferor generally will not attempt to comply with the Federal income tax reporting requirements that would apply if the Offered Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

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

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

     As set forth above, Special Tax Counsel has rendered an opinion, that the Offered Certificates will be treated as indebtedness for Federal income tax purposes. The Offered Certificates will not be issued with OID and, accordingly, interest thereon will be includable in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Under the OID Regulations, a holder of a Certificate issued with a de minimis amount of OID must include any such OID in income, on a pro rata basis, as principal payments are made on the Certificate. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     A subsequent holder who purchases an Offered Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of certain interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

     A subsequent holder who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of Certificate in accordance with rules set forth in Section 171 of the Code.

SALE OF A CERTIFICATE

     In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered Certificate was held as a capital asset. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

RECENT LEGISLATION

     Recently enacted provisions of the Code provide for the creation of a new type of entity for Federal income tax purposes, the "financial asset securitization trust" ("FASIT"). However, these provisions are not effective until September 1, 1997, and many technical issues concerning FASITs must be addressed by Treasury regulations that have yet to be drafted. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. In particular, it is not clear whether Series 1997-2 Certificates or certificates of any other Series outstanding on August 31, 1997 would be treated as "regular interests" in a FASIT if the Transferor were to elect FASIT status for the Trust after that date.

FOREIGN INVESTORS

     As set forth above, Special Tax Counsel has opined that, upon issuance, the Offered Certificates will be treated as indebtedness for Federal income tax purposes. The following information describes the Federal income tax treatment of Foreign Investors if the Offered Certificates are treated as indebtedness. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in gross income for U.S. Federal income tax purposes, regardless of its source, or (iv) a trust whose administration is subject to the primary supervision

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

of a United States court and which has one or more United States fiduciaries who have authority to control all substantial decisions of the trust.

     Interest, including OID, paid to a Foreign Investor generally will not be subject to U.S. withholding taxes provided that (i) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business carried on in the United States and the investor evidences this fact by delivering an IRS Form 4224 or (ii) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of such Foreign Investor in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements (and the Certificate Owner does not actually or constructively own 10% or more of the voting stock of the Transferor (or of a profits or capital interest of a trust characterized as a partnership) and is not a controlled foreign corporation that is related to the Transferor (or a trust treated as a partnership). Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person. See "Description of the Series 1997-2 Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration."

     Recently proposed Treasury regulations (the "Proposed Regulations") could affect the procedures to be followed by a Foreign Investor in complying with United States Federal withholding, backup withholding and information reporting rules. The Proposed Regulations are not currently effective and could be altered before being adopted in final form but, if finalized in their current form, would be effective for payments made after December 31, 1997. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Proposed Regulations on the purchase, ownership, and disposition of the Certificates.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and
(iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

     If the interests of the Certificate Owners were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificateholder that is a corporation (unless eliminated under an applicable tax treaty), on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

     Certain Certificateholders may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates of a Series if the Certificateholder, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Certificateholder setting forth the amount of interest paid on the Offered Certificates and the amount of tax withheld thereon.

                        STATE AND LOCAL TAX CONSEQUENCES

     An investment in the Certificates will have state and local tax consequences. The state and local tax consequences will depend in part upon the tax laws of jurisdictions where the Certificateholders reside or are doing business. Certain Mississippi tax implications of an investment in the Certificates are described below. The tax consequences arising to the Certificateholders under the laws of other jurisdictions are not discussed in this summary. Potential investors should consult their own tax advisers as to the state and local tax consequences of an investment in the Certificates with respect to their particular circumstances.

     The discussion of Mississippi tax consequences set forth below is based upon present provisions of the Mississippi statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from any Mississippi taxing authority. Certain activities to be undertaken by the Servicer on behalf of the Trust pursuant to the Agreement will take place in Mississippi.

     If the Certificates are treated for Federal income tax purposes as debt issued by PCC, this treatment should also apply for Mississippi income tax purposes. Under such treatment, Certificateholders not otherwise subject to Mississippi income tax would not become subject to such tax solely because of their ownership of Certificates. Interest on the Certificates generally would be taxable to an individual Certificateholder in his state of residence and would be taxed to a corporate Certificateholder in accordance with the laws of the jurisdictions in which the corporate Certificateholder is subject to tax.

     In the alternative, if the Certificates were treated for Federal income tax purposes as interests in a partnership (not taxable as a corporation), the same treatment should also apply for Mississippi income tax purposes. In such case, the Mississippi State Tax Commission could view the partnership as doing business in Mississippi. In this circumstance, the partnership would not be an entity subject to income taxation in Mississippi. However, the partnership's items of income and deduction would be passed through to resident and nonresident partners, who would be responsible for any income tax imposed at the partner level. Consequently, nonresident individual partners could be required to file Mississippi income tax returns and pay Mississippi income tax on their distributive share of the partnership's income attributable to Mississippi. Similarly, corporate partners not otherwise doing business in Mississippi could be required to file Mississippi income tax returns and pay tax on their corporate income attributable to Mississippi. Nonetheless, Mississippi tax counsel to the Transferor and the Servicer is unaware of any circumstances in which the Mississippi State Tax Commission has sought to require the filing of Mississippi income tax returns or pay such tax solely as a consequence of the acquisition or holding by such persons of instruments comparable to the Certificates.

     If the Certificates are instead treated for Federal income tax purposes as ownership interests in either a publicly traded partnership taxable as a corporation or an entity classified as an association taxable as a corporation, the Mississippi treatment should be the same. Assuming this is the case, the entity would be subject to the Mississippi income tax. The entity-level taxes could result in reduced distributions to Certificateholders. The Certificateholders would be taxed on distributions from the Trust in the same manner as they are taxed on regular corporate dividends and other distributions. If corporate treatment were to apply, Certificateholders not otherwise subject to Mississippi tax should not become subject to such tax on distributions from the Trust solely as a result of their ownership of the Certificates.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose certain restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA), (ii) plans described in section 4975(e)(1) of the Code, including individual

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

retirement accounts or Keogh plans, (iii) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities and (iv) persons who have certain specified relationships to such plans. Section 406 of ERISA prohibits plans described in Section 401 of ERISA from engaging in certain transactions with persons who are "parties in interest" unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code prohibits plans described in Section 4975(e)(1) of the Code from engaging in certain transactions with persons who are "disqualified persons" unless a statutory or administrative exemption applies. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the employee benefit plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party in interest with respect to a plan by virtue of such investment.

     ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, a person who exercises discretionary authority or control respecting the management or disposition of the assets of a plan, renders investment advice or has the authority to render investment advice to a plan for a fee or other compensation, or has any discretionary authority or responsibility with respect to the administration of a plan is generally considered to be a fiduciary of such plan. Fiduciaries, parties in interest and disqualified persons with respect to employee benefit plans described in Section 401 of ERISA and Section 4975(e)(1) of the Code (collectively, "Benefit Plans"), may be subject to excise taxes, civil fines and other liabilities for violating the fiduciary responsibility and prohibited transaction rules of Section 406 of ERISA and Section 4975 of the Code.

     Benefit Plan fiduciaries should determine whether the acquisition and holding of the Certificates and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the fiduciary responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

     Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Certificates of a Series and the Trust.

     The Final Regulation applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Series 1997-2 Certificates are equity interests for purposes of the Final Regulation, the Final Regulation contains an exception that may apply to the purchase of Series 1997-2 Certificates by a Benefit Plan. Under this exception, the issuer of a security is not deemed to hold plan assets of a Benefit Plan that purchases the security so long as the security qualifies as a "publicly-offered security" for purposes of the Final Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered with the Commission under
Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     In addition, the Final Regulation generally provides that if equity participation by "benefit plan investors" in the Certificates is not significant, the assets of a Benefit Plan holding Certificates of a Series will not include any of the underlying assets of the Trust. Equity participation by benefit plan investors is considered significant if immediately after the most recent acquisition of any equity interest in the Trust, 25% or more of the value of any class of equity interests in the Trust is held by benefit plan investors. In performing the percentage calculation, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the Trust or any person that provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of such persons (as defined in the Final Regulations) is disregarded. Thus, if such persons purchase Certificates, the 25% threshold will decrease. For purposes of the Final Regulation, a "benefit plan investor" includes any employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not it is subject to ERISA), a plan described in Section 4975(e)(1) of the Code, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

     It is not anticipated that the 25% threshold will be monitored. Furthermore, because the Offered Certificates are transferable, it is possible that the 25% threshold will be exceeded at some time in the future. Finally, it is not anticipated that interests in the Series 1997-2 Certificates will meet the criteria of publicly-offered securities as set forth above. The underwriters do not expect (although no assurances can be given) that interests in the Offered Certificates will be held by at least 100 investors independent of the issuer and one another on the Closing Date, that there will be no restrictions imposed on the transfer of interests in the Series 1997-2 Certificates, and that interests in the Series 1997-2 Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

     If interests in the Offered Certificates fail to meet the criteria of publicly-offered securities and the equity participation by benefit plan investors is significant, the Trust's assets will be deemed to include assets of Benefit Plans that are Certificateholders. Consequently, transactions involving the Trust and parties in interest or disqualified persons with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any underwriter of the Series 1997-2 Certificates may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Series 1997-2 Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Series 1997-2 Certificates by such Benefit Plan could constitute a prohibited transaction.

     There are five class exemptions issued by the DOL that could apply in such event: (i) DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), (ii) 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), (iii) 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), (iv) 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and, (v) 96-23 (Class Exemption for Certain Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

     If any Series 1997-2 Certificates are treated as equity interests in a partnership, a Benefit Plan could have its share of income from the partnership treated as "unrelated business taxable income" under the Code and thus taxable to the Benefit Plan. Furthermore, if any Series 1997-2 Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Series 1997-2 Certificates that were treated as equity probably would be treated under the Code as unrelated debt-financed income taxable to the investor as unrelated business taxable income.

     In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in Series 1997-2 Certificates should consult their own counsel as to whether the acquisition of such Series 1997-2 Certificates would be a prohibited transaction, whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in Series 1997-2 Certificates is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and, whether all conditions for such exemptive relief would be satisfied.

     In addition, insurance companies considering the purchase of the Series 1997-2 Certificates using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996 which added a new
Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to
Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Offered Certificates (the "Underwriting Agreement"), the Transferor has agreed to sell to the underwriters named below (the "Underwriters"), and the Underwriters have severally agreed to purchase from the Transferor, the principal amount of Offered Certificates set forth opposite their respective names below:

                                                              PRINCIPAL AMOUNT
                                                                 OF CLASS A
UNDERWRITERS                                                    CERTIFICATES
------------                                                  ----------------
NationsBanc Capital Markets, Inc............................    $ 60,000,000
BancAmerica Securities, Inc.................................      60,000,000
J.P. Morgan Securities Inc..................................      60,000,000
                                                                ------------
                                                                $180,000,000

                                                              PRINCIPAL AMOUNT
                                                                 OF CLASS B
                                                                CERTIFICATES
                                                              ----------------
NationsBanc Capital Markets, Inc............................    $ 20,000,000

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any of the Certificates are purchased.

     The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.20% of the principal amount of the Class A Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.15% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Underwriter of the Class B Certificates proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.275% of the principal amount of the Class B Certificates. The Underwriter may allow, and such dealers may reallow, concessions not in excess of 0.20% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriter.

     The Transferor and Proffitt's, Inc. will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     In addition to the underwriting discount to be paid to the Underwriters as set forth on the cover page hereto, the Transferor has agreed to reimburse the Underwriters for their reasonable out-of-pocket costs and expenses incurred in connection with the offering, including the reasonable fees and disbursements of Underwriters' counsel.

     Until the distribution of the Offered Certificates is completed, the rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in over-allotment transactions, stabilizing transactions, syndicate coverage transactions and penalty bids with respect to the Offered Certificates in accordance with Regulation M under the Exchange Act.

     Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Offered Certificates as long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction.

     Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Offered Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Transferor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Transferor nor any of the Underwriters represent that any of the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Each Underwriter has represented and agreed that (i) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (iii) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with the Company and its affiliates. NationsBank of Texas, N.A., which is an affiliate of NCMI is agent bank and a lender to the Company and certain of its affiliates under a $400 million amended and restated credit facility (the "Credit Facility"). Morgan Guaranty Trust Company of New York, an affiliate of J. P. Morgan Securities Inc. and J.P. Morgan & Co., and Bank of America Illinois, an affiliate of BancAmerica Securities, Inc., are lenders under the Credit Facility. NationsBank, N.A., another affiliate of NCMI, is the agent for a multi-seller, asset-backed commercial paper conduit which will be repaid from the proceeds of the sale of the Series 1997-1 and Series 1997-2 Certificates. Such conduit, together with another multi-seller, asset-backed commercial paper conduit for which Bank of America, N.T.S.A. is agent, are expected to be purchasers of the Series 1997-1 Certificates. Bank of America, N.T.S.A., Bank of America Illinois and BancAmerica Securities, Inc. are affiliates. See "Use of Proceeds."

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Offered Certificates and the federal income tax consequences of such issuance will be passed upon for the Company and the Transferor by Alston & Bird LLP, Atlanta, Georgia. Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                               INDEX OF KEY TERMS

TERM                                 PAGE NO.
----                                 --------
Accounts...........................   cover/3
Accumulation Period................         7
Accumulation Period Factor.........        62
Accumulation Period Length.........        43
Additional Account Cut-Off Date....        44
Additional Accounts................         3
Adjusted Investor Amount...........        53
Adjustment.........................        86
Aggregate Automatic Addition
  Limit............................        46
Aggregate Investor Amount..........        45
Allocable Amount...................        65
Automatic Additional Accounts......        43
Available Cash Collateral Amount...         9
Available Enhancement Amount.......      9/62
Available Finance Charge
  Collections......................         4
Available Principal Collections....        57
Bankruptcy Code....................        13
Base Rate..........................        70
Benefit Plans......................        92
Cash Collateral Account............         9
Cash Enhancement Surplus...........        50
Cede...............................        ii
Cedel..............................         5
Cedel Participants.................        78
Certificate Owners.................        ii
Certificate Rate...................         2
Certificateholders.................         2
Certificates.......................         2
Class A Accumulation Period........         7
Class A Additional Interest........        56
Class A Adjusted Investor Amount...        52
Class A Adjustment Amount..........        64
Class A Allocable Amount...........        65
Class A Available Funds............        57
Class A Certificate Rate...........         3
Class A Certificateholders.........         2
Class A Certificates...............   cover/1
Class A Expected Payment Date......         3
Class A Initial Investor Amount....         4
Class A Investor Amount............      4/51
Class A Investor Charge Off........        65
Class A Investor Default Amount....        64
Class A Investor Percentage........        52
Class A Monthly Interest...........        57
Class A Monthly Principal..........        61
Class A Pool Factor................        39
Class A Required Amount............        53
Class A Servicing Fee..............        71
Class B Accumulation Period........         7

TERM                                 PAGE NO.
----                                 --------
Class B Additional Interest........        56
Class B Adjusted Investor Amount...        52
Class B Adjustment Amount..........        64
Class B Allocable Amount...........        65
Class B Available Funds............        57
Class B Certificate Rate...........         3
Class B Certificateholders.........         2
Class B Certificates...............   cover/1
Class B Expected Payment Date......         4
Class B Initial Investor Amount....         4
Class B Investor Amount............      4/52
Class B Investor Charge Off........        66
Class B Investor Default Amount....        64
Class B Investor Percentage........        52
Class B Monthly Interest...........        57
Class B Monthly Principal..........        61
Class B Pool Factor................        39
Class B Principal Commencement
  Date.............................         7
Class B Required Amount............        54
Class B Servicing Fee..............        71
Class B Subordinated Principal
  Collections......................        50
Class D Additional Interest........        59
Class D Adjustment Amount..........        64
Class D Allocable Amount...........        65
Class D Available Funds............        57
Class D Certificate Rate...........        58
Class D Certificateholders.........         2
Class D Certificates...............         2
Class D Investor Amount............        52
Class D Investor Charge Off........        67
Class D Investor Default Amount....        64
Class D Investor Percentage........        53
Class D Monthly Interest...........        58
Class D Monthly Principal..........        61
Class D Pool Factor................        39
Class D Servicing Fee..............        71
Class D Subordinated Principal
  Collections......................        53
Closing Date.......................         3
Code...............................        10
Collateral Additional Interest.....        59
Collateral Adjustment Amount.......        64
Collateral Allocable Amount........        65
Collateral Alternative Rate........        58
Collateral Amortization Period.....        60
Collateral Available Funds.........        57
Collateral Default Amount..........        64
Collateral Indebtedness Amount.....        52

TERM                                 PAGE NO.
----                                 --------
Collateral Indebtedness Charge
  Off..............................        67
Collateral Indebtedness Holder.....         2
Collateral Indebtedness Interest...         2
Collateral Investor Percentage.....        52
Collateral Monthly Interest........        58
Collateral Monthly Principal.......        61
Collateral Pool Factor.............        39
Collateral Rate....................        58
Collateral Required Amount.........        54
Collateral Servicing Fee...........        71
Collateral Subordinated Principal
  Collections......................        53
Collection Account.................        10
Commission.........................        ii
Company............................     iii/1
Controlled Accumulation Amount.....        62
Controlled Deposit Amount..........        62
Cooperative........................        79
Credit Card Guidelines.............        15
Credit Facility....................        96
Credit Services Center.............        22
Cut-Off Date.......................        43
Debtor Relief Laws.................        34
Default Amount.....................        64
Defaulted Accounts.................        64
Defaulted Receivables..............        64
Deficit Controlled Accumulation
  Amount...........................        62
Definitive Certificates............        79
Department Stores..................         1
Depositaries.......................        77
Determination Date.................        63
Discount Option....................        18
Discount Option Receivable
  Collections......................        48
Discount Option Receivables........        47
Discount Percentage................        47
Distribution Date..................        ii
DOL................................        92
DTC................................        ii
DTC Rules..........................        78
Eligible Account...................        34
Eligible Originator................         3
Eligible Receivable................        34
Enhancement Distribution Amount....        60
Enhancement Provider...............        47
Enhancement Surplus................        50
ERISA..............................        10
Euroclear..........................        79
Euroclear Operator.................        79
Euroclear Participants.............        79
Excess Funding Account.............        50

TERM                                 PAGE NO.
----                                 --------
Excess Spread......................        58
Exchange...........................        74
Exchange Act.......................       iii
Exchangeable Transferor
  Certificate......................         9
FASIT..............................     76/89
Final Regulation...................        92
Finance Charge Receivables.........         5
Finance Charges....................         5
Foreign Investor...................        89
General Account Regulations........        94
Group..............................        69
Group One..........................         2
Herberger's........................         1
Indirect Participants..............        77
Ineligible Receivable..............        44
Initial Investor Amount............         2
Investor Amount....................         2
Investor Default Amount............        64
Investor Monthly Servicing Fee.....         6
Investor Percentage................        51
IRS................................        87
Loan Agreement.....................        49
McRae's............................         1
Minimum Aggregate Principal
  Receivables......................        46
Minimum Transferor Amount..........        67
Minimum Transferor Interest
  Percentage.......................        67
Monthly Period.....................         4
Monthly Servicer Report............        74
Moody's............................        48
NCMI...............................        36
Net Recoveries.....................         4
Obligor............................        34
Offered Certificates...............   cover/1
Offering...........................     cover
OID................................        87
OID Regulations....................        87
over limit charges.................        26
Paired Series......................      7/63
Parisian...........................         1
Participants.......................        17
Pay Out Event......................        69
Paying Agent.......................        49
Payment Date Statement.............        74
PCC................................   cover/1
Permitted Investments..............        48
Pool Factors.......................        40
Pooling and Servicing Agreement....   cover/1
Portfolio Yield....................        70
Principal Account..................        48

TERM                                 PAGE NO.
----                                 --------
Principal Account Balance..........        52
Principal Receivables..............         5
Principal Shortfalls...............        68
Proffitt's.........................         1
Proposed Regulations...............        90
Qualified Institution..............        48
qualified minimum payment..........        27
Rapid Amortization Period..........         3
Rating Agency......................        48
Rating Agency Condition............        72
Reallocated Principal
  Collections......................        53
Receivables........................   cover/3
Receivables Purchase Agreements....         6
Record Date........................         5
Recoveries.........................         4
Registration Statement.............       iii
Relevant UCC State.................        35
Removed Accounts...................        47
Required Accumulation Factor
  Number...........................      9/62
Required Cash Collateral Amount....        60
Required Enhancement Amount........        62
Required Reserve Account Amount....        60
Reserve Account....................        49
Reserve Account Funding Date.......        49
Revolving Period...................         6
Securities Act.....................       iii
Sellers............................         3
Selling Subsidiaries...............        80
Series.............................         1
Series 1997-1 Variable Funding
  Certificates.....................         1
Series 1997-2......................         2

TERM                                 PAGE NO.
----                                 --------
Series 1997-2 Certificates.........         2
Series 1997-2 Supplement...........         2
Series Adjustment Amount...........        67
Series Supplement..................         2
Servicer...........................   cover/1
Service Transfer...................        72
Servicer Default...................        73
Servicing Fee Percentage...........        71
Shared Excess Finance Charge
  Collections......................     60/69
Shared Principal Collections.......        68
Shortfall Amount...................        50
Special Tax Counsel................        87
Standard & Poor's..................        48
Stated Series Termination Date.....         4
Subservicer........................        ii
Supplement.........................         2
Terms and Conditions...............        79
Transfer Agent and Registrar.......        80
Transfer Date......................        63
Transferor.........................   cover/1
Transferor Amount..................         8
Transferor Interest................         8
Transferor Percentage..............        40
Trust..............................   cover/1
Trust Portfolio....................      5/23
Trustee............................   cover/1
UCC................................        12
Underwriters.......................        95
Underwriting Agreement.............        95
Younkers...........................         3

                ANNEX I -- GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Proffitt's Credit Card Master Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Participants and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow the credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate of non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

============================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, PCC, THE TRUST OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY, PCC, THE TRUST OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
Reports to Certificateholders...............   ii
Available Information.......................  iii
Incorporation of Certain Documents by
  Reference.................................  iii
Cautionary Notice Regarding Forward-Looking
  Statements................................  iii
Prospectus Summary..........................    1
Risk Factors................................   12
Credit Card Program.........................   20
Composition of the Trust Portfolio..........   30
The Accounts................................   34
The Trust...................................   35
PCC.........................................   36
The Company.................................   36
Use of Proceeds.............................   36
Maturity Assumptions........................   36
Receivables Yield Considerations............   39
Pool Factors................................   39
Description of the Series 1997-2
  Certificates and the Pooling and Servicing
  Agreement.................................   40
Description of the Receivables Purchase
  Agreements................................   80
Certain Legal Aspects of the Receivables....   83
Federal Income Tax Consequences.............   86
State and Local Tax Consequences............   91
ERISA Considerations........................   91
Underwriting................................   95
Legal Matters...............................   96
Index of Key Terms..........................   97
Annex I -- Global Clearance, Settlement and
  Tax Documentation Procedures..............  A-1

                            ------------------------

UNTIL NOVEMBER 12, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

============================================================
============================================================
                                   PROFFITT'S
                            CREDIT CARD MASTER TRUST

                              $180,000,000 CLASS A
                        6.50% ASSET BACKED CERTIFICATES,
                                 SERIES 1997-2

                              $20,000,000 CLASS B
                        6.69% ASSET BACKED CERTIFICATES,
                                 SERIES 1997-2

                         PROFFITT'S CREDIT CORPORATION
                                   TRANSFEROR

                                PROFFITT'S, INC.
                                    SERVICER
                          ---------------------------
                                   PROSPECTUS
                          ---------------------------

                    UNDERWRITERS OF THE CLASS A CERTIFICATES

                       NATIONSBANC CAPITAL MARKETS, INC.
                          BANCAMERICA SECURITIES, INC.
                               J.P. MORGAN & CO.

                    UNDERWRITER OF THE CLASS B CERTIFICATES

                       NATIONSBANC CAPITAL MARKETS, INC.

                             DATED AUGUST 14, 1997

          ============================================================